UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a – 101)
INFORMATION REQUIRED IN
PROXY STATEMENT
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VMware, Inc.

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VMWARE, INC.
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2019
To the Stockholders of VMware, Inc.:
Notice is hereby given that the annual meeting of stockholders of VMware, Inc., a Delaware corporation, will be held on Tuesday, June 25, 2019, at 8:30 a.m. Pacific time (“Annual Meeting”). This year’s Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders.
We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com. A recording of the webcast will be available on our website for approximately 60 days following our meeting.
We are holding the meeting for the following purposes:

1.
to elect two Class III, Group I directors, nominated by us to our Board of Directors (“Board”) and voted upon by our sole Class B common stockholder, each to serve for a three-year term expiring at the 2022 Annual Meeting;

2.	to approve, on an advisory basis, named executive officer compensation;

3.	to approve an amendment to the Amended and Restated 2007 Equity and Incentive Plan;

4.	to approve an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan;

5.	to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending January 31, 2020; and

6.	to transact any and all other business that may properly come before the meeting or any adjournments thereof.
All stockholders of record of our common stock at the close of business on May 3, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
Class A common stockholders may cast their votes by completing a proxy. Whether or not you plan to participate in the meeting, please cast your vote as instructed in the notice regarding the availability of proxy materials over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet prior to the meeting by visiting www.proxyvote.com. Internet voting is convenient, helps reduce the environmental impact of the Annual Meeting and saves us postage and processing costs.
Stockholders of record as of May 3, 2019 will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW2019 and entering the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. Online check-in will be available beginning at 8:15 a.m. Pacific time. Please allow ample time for the online check-in procedures.

By order of the Board of Directors

Amy Fliegelman Olli
Senior Vice President, General Counsel and Secretary
Palo Alto, California
May 13, 2019

i

VMWARE, INC.
3401 Hillview Avenue
Palo Alto, California, 94304
PROXY STATEMENT
 ________________________________
GENERAL
We invite our stockholders to participate in our 2019 annual meeting of stockholders (“Annual Meeting”) and to vote on the proposals described in this proxy statement. The Annual Meeting will take place on Tuesday, June 25, 2019 at 8:30 a.m. Pacific time via live audio webcast at www.virtualshareholdermeeting.com/VMW2019. You will need the 16-digit control number provided on the notice of Internet availability of proxy materials (“Proxy Notice”) or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate.
If you owned VMware Class A common stock (“Class A Stock”) or Class B common stock (“Class B Stock”) at the close of business on May 3, 2019 (“Record Date”), then you may participate in and vote at the meeting. There are five items that are scheduled to be voted on at the Annual Meeting:

•
election by our sole Class B common stockholder of two members nominated by us to our Board of Directors (“Board”) to serve as Class III, Group I directors, each for a three-year term expiring at the 2022 Annual Meeting;

•	an advisory vote to approve named executive officer compensation;

•	approval of an amendment to the Amended and Restated 2007 Equity and Incentive Plan;

•	approval of an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan; and

•	ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending January 31, 2020.
Dell Technologies Inc. (“Dell”) is our parent company through its ownership of EMC Corporation (“EMC”), our majority stockholder and an indirect, wholly owned subsidiary of Dell. Accordingly, as of the Record Date, Dell controls all of the outstanding Class B Stock and 30,678,605 shares, or approximately 27.8%, of the outstanding Class A Stock, representing approximately 97.4% of the combined voting power of our common stock. Class B Stock is entitled to ten votes per share on each proposal, and the election of the Class III, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, through its control of Class B Stock.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares. For additional information about the Annual Meeting see “Information About the Annual Meeting.”
References to “VMware,” the “Company,” “we” and “our” in this proxy statement refer to VMware, Inc., a Delaware corporation.
OUR BOARD OF DIRECTORS AND NOMINEES
The Board is currently composed of eight members. The number of directors constituting the Board may be set by resolution of the Board from time to time. However, the Board may not consist of less than six directors nor more than twelve directors.
The Board is divided into two groups, Group I and Group II. The holder of Class B Stock, voting separately as a class, is entitled to elect directors representing a minimum of 80% of the total number of the directors constituting the Board, without vacancies. These directors are Group I directors. Holders of Class A Stock and Class B Stock, voting together as a single class, are entitled to elect the remaining number of directors. These directors are Group II directors.

The Board is also divided into three classes, with each class serving for a staggered three-year term. The Board consists of three Class I directors, three Class II directors and two Class III directors. At each Annual Meeting, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors expire upon the election and qualification of successor directors at the Annual Meetings held during the calendar years 2020, 2021 and 2019, respectively. The following table lists the current members of the Board, the committees, group and class to which they belong and designates which directors the Board determined to be independent under the New York Stock Exchange (“NYSE”) corporate governance standards (“NYSE Rules”):

Director	Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee	Director Group	Director Class	Independent Director
Anthony Bates		✓	✓(C)		Group II	Class I	✓
Michael Brown	✓(C)	✓		✓	Group I	Class II	✓
Donald Carty	✓				Group I	Class III	✓
Michael Dell*					Group I	Class I
Egon Durban			✓		Group I	Class I
Karen Dykstra	✓			✓(C)	Group I	Class II	✓
Patrick Gelsinger			✓		Group I	Class II
Paul Sagan**	✓	✓(C)			Group I	Class III	✓
____________________
(C) Chair of the Committee
* Chairman of the Board
** Lead Director
Directors Standing For Election
Directors Carty and Sagan have each been nominated by the Board for election at the Annual Meeting, and each has agreed to stand for election for an additional three-year term.
Information concerning the nominees is presented below:
Donald Carty
Class III, Group I
Term expires: 2019 Annual Meeting
Mr. Carty, age 72, has served as a director of VMware since December 2015. Mr. Carty is currently a private investor. Mr. Carty served as a director of EMC Corporation, VMware’s then-parent company, from January 2015 until September 2016 when Dell acquired EMC (“Dell Acquisition”). Mr. Carty served as Chairman of the Board (“Chairman”) of Virgin America Inc. from February 2006 to December 2016, when Virgin was acquired by Alaska Air Group, Inc. He served as Vice Chairman and Chief Financial Officer (“CFO”) of Dell, Inc. from January 2007 to June 2008, and as Chairman and Chief Executive Officer (“CEO”) of AMR Corporation and American Airlines from May 1998 to April 2003. Mr. Carty is also a director of Hawaiian Holdings, Inc., the parent company of Hawaiian Airlines, Inc., where he serves on the audit committee, compensation committee, safety committee and executive committee, and is a director of Canadian National Railway Company, where he chairs the audit committee and serves on the environment, safety and security committee, the human resources and compensation committee, the strategic planning committee, and the pension and investment committee.
Mr. Carty is a seasoned executive who brings to our Board significant financial acumen, industry insight and strategic planning experience gained from his previous leadership positions and service as the CFO of a global technology company. His service on other public company boards, including as a member of their audit committees, also provides him with valuable experience.

Paul Sagan
Class III, Group I
Term expires: 2019 Annual Meeting

Mr. Sagan, age 60, has served as a director of VMware since April 2014 and was appointed VMware’s Lead Director in February 2015. Mr. Sagan has been Managing Director at General Catalyst, a venture capital firm, since January 2018, and previously served there as an Executive In Residence (XIR) from January 2014. Mr. Sagan was a director of EMC from December 2007 until the Dell Acquisition in September 2016. From April 2005 to January 2013, Mr. Sagan served as CEO of Akamai Technologies, Inc. (“Akamai”), a provider of services for accelerating the delivery of content and applications over the Internet, and was President from May 1999 to September 2010 and from October 2011 to December 2012. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer (“COO”). Mr. Sagan was a member of President Obama’s National Security Telecommunications Advisory Committee from December 2010 until January 2017. From July 1997 to August 1998, Mr. Sagan was Senior Advisor to the World Economic Forum. Previously, Mr. Sagan held senior executive positions at global media and entertainment companies Time Warner Cable and Time Inc., affiliates of Time Warner, Inc., as well as at CBS, Inc. Mr. Sagan is also a director of Akamai and Moderna, Inc.
As the former President, COO and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan brings to our Board significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and has been senior advisor to the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards enables him to bring valuable experience from those directorships to his service on our Board.
Directors Not Standing For Election
Information concerning our continuing directors is presented below:
Anthony Bates
Class I, Group II
Term expires: 2020 Annual Meeting
Mr. Bates, age 52, has served as a director of VMware since February 2016. Mr. Bates has served as CEO of Genesys Telecommunications Laboratories, Inc., a customer experience software platform provider, since May 2019. Mr. Bates served as a board partner at Social Capital, an investment firm, from August 2018 until May 2019 and was CEO, Growth Equity at Social Capital from June 2017 until August 2018. From June 2014 until December 2016, Mr. Bates served as President of GoPro, Inc., a maker of video and photo capture devices. From June 2013 until March 2014, Mr. Bates was Executive Vice President, Business Development and Evangelism of Microsoft Corporation, a software company. Mr. Bates was CEO of Skype Inc., from October 2010 until its acquisition by Microsoft in 2011, subsequent to which Mr. Bates served as President of Microsoft’s Skype Division until June 2013. From 1996 to October 2010, Mr. Bates served in various roles at Cisco Systems, Inc., most recently as Senior Vice President and General Manager of Enterprise, Commercial and Small Business. Mr. Bates currently serves on the board of directors of Social Capital Hedosophia Holdings Corp. and eBay Inc.
Mr. Bates has extensive executive leadership experience in the technology industry, including managing worldwide operations, sales, service and support areas. His leadership experience and service on the board of directors of other companies brings to our Board strong leadership expertise and unique industry insight.
Michael Brown
Class II, Group I
Term expires: 2021 Annual Meeting
Mr. Brown, age 73, has served as a director of VMware since April 2007. Mr. Brown was a director of EMC from August 2005 until May 2016. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and CFO of Microsoft Corporation. He was Vice President, Finance of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989. After retiring from Microsoft, Mr. Brown served as Chair of the Nasdaq Stock Market board of directors and as a past governor of the National Association of Securities Dealers (“NASD”). Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown was a director of Insperity, Inc. from 1997 to June 2017. Mr. Brown is a director of Stifel Financial Corp, where he chairs the audit committee.

Mr. Brown brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience at Microsoft and on the boards of other technology companies also provides insight into the information technology industry. His experience as an independent auditor provides our Board and the Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his many senior management positions, including as Chair of the board of the Nasdaq Stock Market and as a governor of the NASD, Mr. Brown has demonstrated his leadership and business acumen.
Michael Dell
Class I, Group I
Term expires: 2020 Annual Meeting
Mr. Dell, age 54, has served as a director and Chairman of VMware since the Dell Acquisition in September 2016. Mr. Dell serves as a director, Chairman and CEO of Dell, a provider of scalable IT systems. Mr. Dell has held the title of Chairman of Dell Inc. since he founded the company in 1984. Mr. Dell also served as CEO of Dell Inc. from 1984 until July 2004 and resumed that role in January 2007. In 1998, Mr. Dell formed MSD Capital, L.P. for the purpose of managing his and his family’s investments, and, in 1999, he and his wife established the Michael & Susan Dell Foundation to provide philanthropic support to a variety of global causes. Mr. Dell also serves as a director and non-executive Chairman of the board of SecureWorks Corp. (“SecureWorks”), a majority-owned subsidiary of Dell, and serves on the board of directors of Pivotal Software, Inc., an indirect majority-owned subsidiary Dell in which VMware has an ownership interest (“Pivotal”).
As the Chairman, CEO and founder of Dell, Mr. Dell oversees one of the world’s largest technology companies and is recognized as one of the leading innovators and influencers in the business world. Mr. Dell has decades of experience leading a complex, international technology enterprise and possesses extensive knowledge of internet-based technologies and the needs and expectations of enterprise customers. Having successfully led Dell Inc. through many transitions in information technology and enterprise computing, Mr. Dell brings extensive and valuable experience to our Board.
On October 13, 2010, a federal district court approved settlements by Dell Inc. and Mr. Dell with the Securities and Exchange Commission (“SEC”) resolving an SEC investigation into Dell’s disclosures and alleged omissions before fiscal year 2008 regarding certain aspects of its commercial relationship with Intel Corporation and into separate accounting and financial reporting matters. Dell Inc. and Mr. Dell entered into the settlements without admitting or denying the allegations in the SEC’s complaint, as is consistent with common SEC practice. The SEC’s allegations with respect to Mr. Dell and his settlement were limited to the alleged failure to provide adequate disclosures with respect to Dell Inc.’s commercial relationship with Intel Corporation prior to fiscal year 2008. Mr. Dell’s settlement did not involve any of the separate accounting fraud charges settled by Dell Inc. and others. Moreover, Mr. Dell’s settlement was limited to claims in which only negligence, and not fraudulent intent, is required to establish liability, as well as secondary liability claims for other non-fraud charges. Under his settlement, Mr. Dell consented to a permanent injunction against future violations of these negligence-based provisions and other non-fraud based provisions related to periodic reporting. Specifically, Mr. Dell consented to be enjoined from violating Sections 17(a)(2) and (3) of the Securities Act of 1933 (“Securities Act”) and Rule 13a-14 under the Securities Exchange Act of 1934 (“Exchange Act”) and Rules 12b-20, 13a-1 and 13a-13 under the Exchange Act. In addition, Mr. Dell agreed to pay a civil monetary penalty of $4 million, which has been paid in full. The settlement did not include any restrictions on Mr. Dell’s continued service as an officer or director of Dell, Inc.
Egon Durban
Class I, Group I
Term expires: 2020 Annual Meeting
Mr. Durban, age 45, has served as a director of VMware since the Dell Acquisition in September 2016. Mr. Durban has been a director of Dell since October 2013. Mr. Durban is a Managing Partner and Managing Director of Silver Lake, a global private equity firm. Mr. Durban joined Silver Lake in 1999 as a founding principal. Mr. Durban also serves on the board of directors of Motorola Solutions, Inc., Pivotal and SecureWorks.
As the Managing Partner, Managing Director and a founding principal of one of the leading global technology investment funds, Mr. Durban possesses considerable financial acumen, deep knowledge of global trends in information technology and expertise in conducting complex business transactions. Mr. Durban also brings valuable experience from his service on other public company boards to his service on our Board.

Karen Dykstra
Class II, Group I
Term expires: 2021 Annual Meeting
Ms. Dykstra, age 60, has served as a director of VMware since March 2016. Ms. Dykstra served as CFO and Administrative Officer of AOL, Inc., a global media technology company, from November 2013 until July 2015, and as Executive Vice President and CFO of AOL from September 2012 until November 2013. Ms. Dykstra served on the board of directors of AOL from 2009 until September 2012, including service as Chair of the audit committee during her last two years on the AOL board. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as COO and CFO of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. She previously spent over 25 years with Automatic Data Processing, Inc., from 1981 through 2006, serving most recently as Chief Financial Officer from January 2003 to May 2006, and previously as Vice President - Finance, Corporate Controller and in other capacities. Ms. Dykstra is currently a director of Gartner, Inc., where she serves on the audit committee, and is a director of Boston Properties, Inc., where she also serves on the audit committee.
Ms. Dykstra brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. She acquired this knowledge in the course of serving as the CFO of two global companies, working with a major business services firm for 25 years and serving as a member of the audit committee of several other public company boards.
Patrick Gelsinger
Class II, Group I
Term expires: 2021 Annual Meeting
Mr. Gelsinger, age 58, has served as CEO and a director of VMware since September 2012. Prior to joining VMware, he served as President and COO, EMC Information Infrastructure Products at EMC from September 2009 to August 2012. Mr. Gelsinger joined EMC from Intel Corporation, where he was Senior Vice President and Co-General Manager of Intel Corporation’s Digital Enterprise Group from 2005 to September 2009 and served as Intel’s Senior Vice President, Chief Technology Officer from 2002 to 2005. Prior to this, Mr. Gelsinger led Intel’s Desktop Products Group.
As CEO of VMware, Mr. Gelsinger has in-depth knowledge of our business and brings to our Board insight and knowledge of our operations and strategic opportunities. In addition, Mr. Gelsinger’s extensive experience as part of executive management teams for global information technology companies provides our Board with significant expertise on a variety of issues important to our business.
Selection and Nomination of Directors
Our entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings.
The Compensation and Corporate Governance Committee (“CCG Committee”) identifies, evaluates and recommends director candidates to the entire Board. The CCG Committee reviews and assesses the skills and characteristics it believes are or may be required on the Board based on the needs of our business. The CCG Committee identifies director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The CCG Committee identifies those individuals most qualified to serve as members of the Board and considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board, the extent to which a director candidate would be desirable as a member of any committees of the Board, and a candidate’s willingness to devote substantial time and effort to the Board. As such, the Board believes that diversity of viewpoints and experiences is an important consideration in determining the composition of the Board. The effectiveness of the Board’s efforts to recruit members with appropriate skill sets and experiences and to promote the exchange of differing viewpoints is reviewed as part of the Board’s periodic self-assessment process. The Board believes that a board having no fewer than six and no more than twelve directors enables needed expertise, diversity of experiences, and independence, without hindering effective discussion or diminishing individual accountability. In considering director candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Our stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the suggested candidate’s name and appropriate background and biographical information to the VMware CCG Committee, 3401 Hillview Avenue, Palo Alto, California, 94304. Assuming that the appropriate information has been timely provided, the CCG Committee will consider these candidates substantially in the same manner as it considers other candidates it identifies.
Our stockholders also may nominate director candidates by following the procedures set forth in the advance notice provisions of VMware’s bylaws. For additional information, see “Information About the Annual Meeting—What is the deadline to propose actions for consideration at the 2020 Annual Meeting or to nominate individuals to serve as directors?”
CORPORATE GOVERNANCE
For purposes of the NYSE Rules, VMware is a “controlled company” because more than 50% of the voting power of VMware is held by Dell. Accordingly, pursuant to section 303A.00 of the NYSE Rules, we are exempt from certain NYSE corporate governance requirements and do avail ourselves of these exemptions. In particular, as a controlled company under the NYSE Rules, we are exempt from the requirements to have a:

•	majority of independent directors on our Board; and

•
nominating and corporate governance committee and a compensation committee that are each composed entirely of independent directors and that each have a charter addressing the respective committee’s purpose and responsibilities.

In light of our position as a controlled company, we have opted to establish a combined CCG Committee, instead of a separate compensation committee and a nominating and corporate governance committee. However, our CCG Committee is voluntarily comprised entirely of independent directors.
Our Board is committed to maintaining strong corporate governance practices. Our Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Additionally, our Board has adopted written charters for its standing committees (Audit, Compensation and Corporate Governance, Mergers and Acquisitions and Related Persons Transactions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Our Board reviews the Corporate Governance Guidelines, the committee charters and the Business Conduct Guidelines periodically and implements changes as appropriate. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available in the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines, committee charters and Business Conduct Guidelines, without charge, upon written request to Investor Relations at VMware, Inc., 3401 Hillview Avenue, California, 94304.
Our Board has adopted corporate governance practices that the Board believes are in the best interests of VMware and our stockholders, as well as compliant with the rules and regulations of the SEC and the NYSE Rules. Highlights include:

•
Our Board believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies. Our CCG Committee considers the number of other public company boards on which a director or director candidate serves.

•
Directors who change job responsibilities outside VMware must promptly inform the CCG Committee. The CCG Committee then assesses the appropriateness of the director remaining on the Board and recommends to the Board whether to request that the director tender his or her resignation. If so requested, the director is expected to promptly tender his or her resignation from the Board and all committees thereof.

•
We have adopted a majority voting policy for the election of directors. The policy, which is included in our Corporate Governance Guidelines and our bylaws, requires any director who receives more votes cast “AGAINST” than “FOR” his or her election in an uncontested election to promptly offer to resign from the Board and all committees thereof following certification of the stockholder vote. The policy provides that the CCG Committee will assess the appropriateness of such director continuing to serve and will recommend to the Board the action to be taken with respect to such offered resignation. The Board will consider the CCG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.

•
Our Corporate Governance Guidelines require the CCG Committee to review committee assignments annually and, with the Chairman of the Board, make recommendations to the Board regarding such assignments. The Board reviews those recommendations and annually appoints the members and chair of each committee. Our current committee membership is set forth in “Board of Directors, Independence and Committees—Committees of the Board.”

•	The Lead Director oversees an annual evaluation process of the Board and each committee of the Board as follows:

–	each director annually evaluates the Board as a whole;

–
each member of the Audit Committee, CCG Committee, Mergers and Acquisitions Committee (“M&A Committee”) and Related Persons Transactions Committee (“RPT Committee”) annually evaluates the committees on which he or she serves;

–	each director annually prepares an individual self-evaluation; and

–	the Lead Director reports on, and makes recommendations to the Board with respect to, the evaluations.

•
To enable open communications with stockholders and other interested parties, we provide various means to contact the non-management directors, the entire Board and the Audit Committee (see “Information About the Annual Meeting—How do I contact VMware’s Board Directors”). Our Board strives to provide clear, candid and timely responses to any substantive communication from such persons.

•	In addition to the communications above, it is our Board’s policy pursuant to our Corporate Governance Guidelines to provide a response to any stockholder proposal that receives a majority vote.

•
Our Board believes that director education is integral to board and committee performance and effectiveness. Directors are expected to participate in continuing educational programs to maintain the necessary level of expertise to perform their responsibilities as directors.

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Our non-management directors meet in executive session without management at least twice each year. The Chairman acts as presiding director for such executive sessions of the non-management directors. Independent directors meet in executive session at least once each year. The Lead Director acts as the presiding director for executive sessions of the independent directors.

•
Our Board believes that our non-employee directors should have a meaningful financial stake in VMware. Accordingly, we include equity awards as a component of the compensation we provide to our non-employee directors and have established stock ownership guidelines that require such directors to own at least 5,000 shares of our Class A Stock and hold at least 50% of the net shares acquired from us in compensation for their Board service until they reach such ownership level. Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.

Our Leadership Structure
Our current leadership structure separates the roles of CEO and Chairman. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. Our leadership structure also includes a Lead Director role to facilitate effective performance of the Board and its oversight of our business. We believe that having a separate Chairman and Lead Director structure allows the Board to effectively address governance issues by providing another channel for the Board to express its views to management and provide feedback to the CEO on company performance. The leadership structure of the Board has not impacted the Board’s ability to provide effective oversight of risk management.
Lead Director
Mr. Sagan has been our Lead Director since February 2015. The responsibilities of our Lead Director include:

•	serving as chair of any meeting, or portion of a meeting, at which the Chairman is not present;

•	providing the Chairman and the CEO with input on the preparation of Board meeting agendas, including those portions of Board meetings not attended by the Chairman and Board committee meetings;

•	providing feedback to the Chairman and the CEO in the form of assessments of Board meetings and management presentations at Board meetings;

•	consulting with the Chairman and the CEO on matters relating to corporate governance and Board performance;

•	communicating regularly with the CEO regarding information to be provided to the Board so that the Board can perform its duties and as to feedback from the Board for the CEO;

•
supervising the Board’s annual self-evaluations, including providing each Board member with feedback on such Board member’s performance and reporting overall results of the evaluations to the CCG Committee and, where appropriate, to the Board as a whole; and

•	performing such other duties as may be requested from time to time by the Board.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.
Our M&A Committee assesses risks to the Company in connection with proposed acquisitions, divestitures and investments. The M&A Committee reviews management’s assessment of potential risks raised during due diligence and management’s related risk mitigation plans before granting approval to enter into definitive transaction agreements.
Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the independent auditor, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken and will take to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the independent auditor and our internal auditors, together with management’s related responses. Our Audit Committee also oversees management’s compliance with applicable legal and regulatory requirements and the risks related to potential non-compliance, including those related to cybersecurity matters and concerns, information security and data privacy. The Audit Committee reviews periodic reports from our Chief Ethics and Compliance Officer, our Chief Information Security Officer (“CISO”), our internal auditors and our independent auditor. Finally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for periodic reviews and discussion of our practices and policies with respect to risk assessment and risk management with an enterprise risk management committee comprised of senior members of the Company’s management team.
The enterprise risk management committee reviews the adequacy and effectiveness of the Company’s risk management and controls framework and processes, provides that risk management activities are integrated, consistent and managed at a level consistent with the risk, makes recommendations for, and tracks and reports on progress of, changes in the risk management framework, and assists the CEO in assuring that significant risks to the Company are identified and risk benefit trade-offs are managed appropriately to protect the Company’s assets and shareholder value. The CFO serves as the enterprise risk management committee chairman and the members include the CEO and senior leaders of the Company’s legal, audit, compliance, information security, product security, human resources, information, customer and products organizations. The enterprise risk management committee meets and regularly reports to the Audit Committee.
Our management also reviews the compensation plans and programs that could have a material impact on VMware for each of our functional groups with the CCG Committee. Our management review considers whether any of these plans or programs may encourage inappropriate risk-taking or give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans or programs. Long-term, equity-based compensation, which we believe discourages excessive short-term risk taking and strongly aligns employee interests with the creation of long-term increased stockholder value, is an important feature in the compensation packages we offer our executive officers and employees. Management also reviews with the CCG Committee risk-mitigating controls, such as our compensation recovery policy for executive officer bonus and equity compensation, the degree of committee and senior management oversight of each program, and the level and design of internal controls over such programs. Based on these reviews, we have concluded that our compensation plans and programs are not reasonably likely to have a material adverse effect on our Company.

BOARD OF DIRECTORS, INDEPENDENCE AND COMMITTEES
Board Independence
As a controlled company, under the NYSE Rules, we are exempt from the requirement to have a majority of independent directors on the Board. The Board has affirmatively determined that five of our eight directors are independent of VMware under the NYSE Rules. Specifically, each of Directors Bates, Brown, Carty, Dykstra and Sagan are independent. The Board considered all facts and circumstances it deemed relevant in making such determinations of independence, including business relationships between VMware and companies on which our independent directors serve as board members. The Board affirmatively concluded that none of these relationships are of a material nature or are of a nature that would preclude such directors from being deemed independent under NYSE Rules.
Ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s initial public offering (“IPO”), in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability any of our directors and officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the policies set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Transactions with Dell are also subject to review by our RPT Committee pursuant to our Related Persons Transactions Policy. From time to time, our Board may also establish ad hoc special committees comprised of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions involving Dell. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Dell becomes aware through his personal capacity, his capacity as Chairman and CEO of Dell, his capacity as the founder and controlling owner of MSD Capital or through any other entity in which MSD Capital or its affiliates has an interest, and of which Mr. Durban becomes aware through his personal capacity, his capacity as a member of the board of directors of Dell, his capacity as Managing Partner and Managing Director of Silver Lake or through any other entity in which Silver Lake or its affiliates has an interest. Pursuant to resolutions adopted by the Board, we have renounced any expectancy or interest in being offered an opportunity to participate in corporate opportunities of which Mr. Sagan becomes aware through his personal capacity or through his capacity as Managing Director at General Catalyst or through any other entity in which General Catalyst or its affiliates has an interest. For more information, see “Review and Approval of Transactions with Related Persons.”
Attendance at Board, Committee and Annual Stockholder Meetings
The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with his or her service on the Board. During the fiscal year ended February 1, 2019 (“FY19”), the Board held eight meetings. Each incumbent director serving during FY19 attended at least 75% of the Board and applicable committee meetings held during the period in which he or she served. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting. All members of the then-current Board, with the exception of Mr. Durban, attended our 2018 Annual Meeting.

Committees of the Board
The Board has established four standing committees: the Audit Committee, the CCG Committee, the M&A Committee and the RPT Committee. Each committee operates pursuant to a written charter that is available on the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. The current membership of each committee is listed below.

Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee	Related Persons Transactions Committee
Michael Brown (C)*	Anthony Bates*	Anthony Bates (C)*	Michael Brown*
Donald Carty*	Michael Brown*	Egon Durban	Karen Dykstra (C)*
Karen Dykstra*	Paul Sagan (C)*	Patrick Gelsinger
Paul Sagan*
____________________
(C) Chair of the Committee.
* Independent director under the NYSE Rules.
Audit Committee
The Board has determined that our Audit Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Board has determined that all current Audit Committee members meet the additional, heightened independence criteria of Rule 10A-3 of the Exchange Act applicable to audit committee members. The Board has also determined that each of Directors Brown, Carty, Dykstra and Sagan is an “audit committee financial expert” as defined by the SEC and that all Audit Committee members are financially literate under the current listing standards of the NYSE.
The Audit Committee held nine meetings in FY19. This committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditor on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, other matters as set forth in the Audit Committee charter, as adopted by the Board, and such other matters as the committee deems appropriate.
In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditor in accordance with the Audit Committee’s pre-approval policy. Pursuant to its charter, our Audit Committee recommends, establishes and monitors procedures designed to facilitate the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. In addition, the Audit Committee appoints the head of the internal audit department and oversees the Company’s internal audit function, reviews the appointments of our Chief Ethics and Compliance Officer and our CISO, receives periodic reports on ethics and compliance and information security matters, and is notified of any significant ethics and compliance and cybersecurity matters.
During FY19, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our CFO and members of his staff, our Chief Legal Officer or General Counsel, our Chief Ethics and Compliance Officer, our CISO, the head of our internal audit department and our independent auditor at which candid discussions regarding legal matters, cybersecurity matters, financial reporting, compliance, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditor the overall scope and plans for its audit.
The Audit Committee reviewed and discussed our FY19 financial statements with our management and our independent auditor. The meeting included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates and the clarity of disclosures in the financial statements.

Additionally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with the enterprise risk management committee.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements. The Audit Committee also relies on the work and assurances of our independent auditor who is engaged to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting.
Compensation and Corporate Governance Committee
The Board has determined that our CCG Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules, although we are not required to maintain the independent composition of this committee in light of our position as a controlled company. The CCG Committee held nine meetings in FY19. In accordance with its charter, the CCG Committee evaluates and sets compensation for our executive officers and monitors our general compensation programs. Subject to the terms of our compensation plans and the consent of the holder of our Class B Stock to the aggregate size of the annual equity award pool pursuant to the terms of our certificate of incorporation, the CCG Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, when appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the CCG Committee consults with our management. The CCG Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of our equity and other compensation plans. The CCG Committee is also responsible for overseeing and reporting to the Board on succession planning for the CEO and other senior management positions. Additionally, the CCG Committee reviews compensation of our non-employee directors and recommends changes for approval by the Board, and also oversees our non-employee director stock ownership guidelines and our executive stock ownership guidelines.
Our CCG Committee is also responsible for overseeing and advising the Board with respect to corporate governance matters, assisting the Board in identifying and recommending qualified director candidates, making recommendations to the Board with respect to Board committee assignments, and, if no Lead Director has been appointed, overseeing the Board evaluations.
The CCG Committee has engaged an independent consultant, Frederic W. Cook & Co. (“FW Cook”), to advise the Committee on an as-needed basis with respect to executive and non-employee director compensation matters. FW Cook reports directly to the CCG Committee and does not provide services to VMware management. For more information on the processes and procedures followed by the CCG Committee for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”
Mergers and Acquisitions Committee
The M&A Committee, pursuant to its charter, reviews and assesses, with our management, potential acquisitions, divestitures and investments and, where appropriate, will make recommendations to the Board regarding potential target candidates. In connection with such review and assessment, our M&A Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters as established by the Board. The M&A Committee also assesses risk to the Company in connection with proposed acquisitions, divestitures and investments.
Related Persons Transactions Committee
The RPT Committee, pursuant to its charter, is responsible for reviewing transactions by the Company involving related persons, including Dell and its affiliated entities, in accordance with the Company’s Related Persons Transactions Policy. For more information on related persons transactions, see “Transactions with Related Persons.”

Compensation Committee Interlocks and Insider Participation
During FY19, the CCG Committee was comprised of Directors Bates, Brown and Sagan. No executive officer of VMware during FY19 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the CCG Committee.
PROPOSAL 1
ELECTION OF DIRECTORS
We are asking our stockholders to elect two Class III, Group I directors, each to serve for an additional three-year term. The current term of office for Class III, Group I directors expires at the Annual Meeting. The Board has nominated the following two persons, each an incumbent Class III, Group I director, for election at the Annual Meeting:

•	Donald Carty

•	Paul Sagan
We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. For more information about the nominees, see “Our Board of Directors and Nominees.” Each director elected at the 2019 Annual Meeting will serve until the 2022 Annual Meeting or special meeting in lieu thereof and until that director’s successor is elected and qualified.
Class III, Group I director nominees Carty and Sagan must be elected by a majority of the votes of the Class B Stock cast with respect to such nominee at the Annual Meeting.
The Board unanimously recommends that the holders of our Class B Stock vote “FOR” the election of the Class III, Group I director nominees.
PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement (in accordance with the compensation disclosure rules of the SEC). This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers listed in the “Summary Compensation Table” (each a “NEO”). See “Compensation of Executive Officers—Summary Compensation Table.”
The objectives of our executive compensation program are to:

•	motivate our executives to achieve our strategic, operational and financial goals;

•	reward superior performance;

•	attract and retain exceptional executives; and

•	reward behaviors that result in long-term increased stockholder value.
To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for greater detail about our executive compensation programs, including our compensation philosophy, policies and practices and information about the FY19 compensation of our NEOs.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the other related tables as set forth in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission relating to the Company’s 2019 Annual Meeting of Stockholders.”
Even though your vote is advisory, and therefore will not be binding on the Company, the CCG Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when determining future executive compensation. We have adopted a policy providing for annual advisory votes to approve the compensation of our NEOs. The next advisory vote to approve the compensation of our NEOs will be at the 2020 annual meeting of stockholders.
The Board unanimously recommends that you vote “FOR” approval of the compensation of the Company’s named executive officers.
PROPOSAL 3
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
2007 EQUITY AND INCENTIVE PLAN
The Board, based on the recommendation of the CCG Committee, approved an amendment to the Amended and Restated 2007 Equity and Incentive Plan (“Incentive Plan”), subject to stockholder approval at the Annual Meeting that would increase the number of shares of Class A Stock issuable under the Incentive Plan by 13,000,000. All other provisions of the Incentive Plan will remain in full force and effect.
We are asking our stockholders to approve this amendment.
Purpose of the Incentive Plan
The purpose of the Incentive Plan is to attract, motivate and retain our employees, consultants, advisors and non-employee directors and to provide compensation opportunities to reward superior performance. We believe that equity is a key element of our compensation package and that equity awards encourage participant loyalty and align participant interests directly with those of our stockholders. The Incentive Plan has allowed us to provide our service providers with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent.
Purpose of the Increase in the Number of Shares Reserved Under the Incentive Plan
The Incentive Plan is our sole plan for providing equity incentive compensation to eligible employees, consultants and non-employee directors. The Incentive Plan is a vital component of our compensation programs, and increasing the number of shares of Class A Stock that may be issued under equity awards ensures that we have an adequate reserve of shares available for issuance in order to attract, motivate and retain personnel and to provide compensation opportunities to reward superior performance. If the amendment and restatement of the Incentive Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.
The Board, based on the recommendation of the CCG Committee, is recommending that stockholders approve an additional 13,000,000 shares of Class A Stock under the Incentive Plan. The members of our CCG Committee, which administers the Incentive Plan, possess significant experience in the review and oversight of equity compensation plans at global technology companies and at VMware. Based on that experience, the CCG Committee has exercised its business judgment in concluding that increasing the number of shares of Class A Stock reserved under the Incentive Plan is in the Company’s best interests. The Company is committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution.
Each year the CCG Committee and our management review our overall compensation strategy and determine allocations of cash and equity compensation in light of our pay-for-performance philosophy and an equity budget for the year. In determining the annual equity budget, the CCG Committee reviews, among other things, the annual “gross burn rate” for the past three years, the “shareholder value transfer percentage,” the “issued overhang” percentage, historical share utilization and expectations regarding our future headcount and hiring needs. Gross burn rate means the total number of equity awards granted during the fiscal year divided by the number of shares outstanding. Shareholder value transfer percentage means the value of all outstanding equity awards shares available for grant under the Incentive Plan divided by the Company’s market capitalization. Issued overhang means the total number of all outstanding equity awards divided by our total outstanding shares. As a general matter, we strive to achieve a gross burn rate, shareholder value transfer percentage and issued overhang percentage that approximate the average rates for our peer group companies identified in “Compensation Discussion and Analysis” as well as for the software and services industry more generally, and that these measures are within the limits recommended by independent shareholder advisory groups, such as Institutional Shareholder Services (“ISS”). The CCG Committee has exercised its business judgment in determining that the Company’s equity awards are reasonable and generally competitive based on, among other things, consideration of the foregoing measures with the benefit of the extensive experience that the CCG Committee has in understanding the benefits and limitations of such measurements, making compensation decisions and evaluating the Company’s performance, business objectives and strategic goals.
In reaching its decision regarding the appropriate number of shares of Class A Stock by which to increase the share reserve, the CCG Committee considered these same factors and determined a number that it believes complies with ISS’s guidelines while providing the Company with a sufficient share reserve to cover the awards we anticipate granting to eligible participants for approximately two years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee turnover, the level of equity compensation offered by other companies with whom we are competing for talent, our stock price and the mix of Restricted Stock Units (“RSUs”), Performance Stock Units (“PSUs”) and stock options granted.
Key Data
As of March 1, 2019, a total of 12,093,046 shares of Class A Stock remained available for future awards under the Incentive Plan, the Company’s only active stock plan other than the Amended and Restated 2007 Employee Stock Purchase Plan. As of March 1, 2019, approximately 25,000 employees (including executive officers) were eligible to participate in the Incentive Plan. All five outside directors are eligible to participate in the Incentive Plan. Consultants that provide services to us are also eligible to receive equity awards under the Incentive Plan. As of March 1, 2019, we had approximately 9,500 consultants eligible to participate in the Incentive Plan. However, historically, only in very limited circumstances have consultants been granted equity awards under the Incentive Plan. The following table sets forth, as of March 1, 2019, information regarding outstanding equity awards (including awards under the Incentive Plan and equity awards assumed by VMware in connection with acquisitions) and shares of Class A Stock available for future equity awards under the Incentive Plan (without giving effect to approval of the proposed amendment to the Incentive Plan):

Total shares of Class A Stock underlying outstanding stock options	1,887,052
Weighted-average exercise price of outstanding stock options	$36.96
Weighted-average remaining contractual life of outstanding stock options	5.43 years
Total shares of Class A Stock underlying outstanding unvested restricted stock, RSUs and PSUs	19,195,942
Total shares of Class A Stock currently available for grant	12,093,046
The additional 13,000,000 shares of our Class A Stock for which stockholder approval is sought represents approximately 11.72% of our 110,902,312 outstanding shares of Class A Stock (measured as of March 1, 2019).
The closing price of our Class A Stock on March 1, 2019 was $178.20.
In administering our equity compensation program, we take into consideration the number of shares we utilize. Each year, we measure our “burn rate,” which we define as the sum of the number of stock options and RSUs granted in each year, as well as the number of PSUs earned and released (i.e. vested) in each year, divided by the weighted-average basic common stock shares outstanding (“CSO”) for the applicable year. This metric provides insight into our stewardship of equity in order to attract and retain talent critical to achieving business results. The table below details our utilization in each of fiscal years 2016, 2018 and 2019.

Fiscal Year	Granted Time-Based RSUs(1)	Earned Performance-Based Restricted Stock Units (PSUs)(1)	Total Granted Options and RSUs; and Earned PSUs(2)	Weighted- Average Basic CSO	Burn Rate
2019	5,812,190	311,624	6,123,814	407,766,000	1.50%
2018	6,859,133	130,486	6,989,619	406,738,000	1.72%
2016	12,361,813	214,278	12,576,091	420,520,000	2.99%
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(1) Reflects stock options and RSUs granted in each year as well as PSUs earned and released in each year only from VMware’s Incentive Plan. Does not include shares added to the Incentive Plan pursuant to the assumption or substitution of equity awards of acquired entities in connection with the acquisitions of other companies.
(2) VMware did not grant stock options under the Incentive Plan during the fiscal years shown. All stock options indicated as having been granted in VMware’s annual reports on Form 10-K for such years were pursuant to the assumption or substitution of stock option awards of acquired entities in connection with the acquisitions of other companies.
Plan Summary
The following is a summary of the material terms and conditions of the Incentive Plan. This summary, however, does not purport to be a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan. A copy of the Incentive Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the Incentive Plan may do so by written request to our Secretary at VMware’s principal executive offices in Palo Alto, California.
Awards under the Incentive Plan may be in the form of stock options (either incentive stock options or non-qualified stock options) or other stock-based awards, including awards of restricted stock, restricted stock units and stock appreciation rights. The Incentive Plan also provides for the grant of cash-based awards.
Authorized Shares. Subject to stockholder approval of the amendment to the Incentive Plan, 145,167,881 shares of our Class A Stock (not including 6,434,433 shares of Class A Stock previously added to the Incentive Plan pursuant to the assumption or substitution of equity awards of acquired entities in connection with the acquisitions of other companies (“Acquired Awards”)) will have been reserved for the grant or settlement of awards under the Incentive Plan since the Incentive Plan’s inception, subject to adjustment in the event of an extraordinary dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction (“Recapitalization”). The share reserve was automatically increased by 6,117,881 shares in connection with payment of a special dividend of $26.81 on December 28, 2018. Any shares of Class A Stock subject to awards that are canceled, forfeited or otherwise terminated or satisfied without the issuance of shares will again be available for grants under the Incentive Plan. The number of shares of Class A Stock available for issuance under the Incentive Plan will also be increased by the number of shares subject to Acquired Awards. Shares subject to Acquired Awards that are canceled, forfeited or otherwise terminated or satisfied without the issuance of shares do not again become available for grants under the Incentive Plan.
Eligibility. Substantially all of our employees, non-employee directors and consultants are eligible to participate in the Incentive Plan. Accordingly, each member of the Board and each executive officer has an interest in this proposal.
Types of Awards Under the Incentive Plan. The following principal types of awards are available under the Incentive Plan:
Stock Options. Stock options represent the right to purchase shares of our Class A Stock within a specified period of time at a specified price and may be subject to vesting conditions. The exercise price for a stock option may not be less than 100% of the fair market value of the Class A Stock on the date of grant. Stock options will have a maximum term of ten years from the date of grant. Stock options granted may include those intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). Stock options awarded under the Incentive Plan may vest as determined by the CCG Committee. The purchase price of stock as to which an option is exercised must be paid in full at the time of exercise. Payment may be made in cash, which may be paid by check or other instrument acceptable to the Company, or, with the consent of the CCG Committee, in shares of Class A Stock, or the CCG Committee may permit such payment of the purchase price by any other method it deems satisfactory in its discretion.

Restricted Stock and Restricted Stock Units. Restricted stock is a share of our Class A Stock that is subject to a risk of forfeiture or other restrictions that will lapse subject to the recipient’s continued employment or the attainment of performance goals or other events. RSUs represent the right to receive shares of our Class A Stock in the future, with the right to future delivery of the shares also subject to the recipient’s continued employment or the attainment of performance goals or other events. Vesting requirements of restricted stock and RSUs vary and are established by the CCG Committee.
Stock Appreciation Rights. Stock appreciation rights entitle the holder upon exercise to receive shares of our Class A Stock having a value equal to the excess of (1) the value of the number of shares with respect to which the right is being exercised (which value is based on fair market value at the time of such exercise) over (2) the exercise or base price applicable to such shares. The exercise price for a stock appreciation right will be not less than 100% of the fair market value of our Class A Stock on the date of grant. Stock appreciation rights under the Incentive Plan may vest as determined by the CCG Committee.
Other Stock-Based or Cash-Based Awards. The CCG Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed to be consistent with the purposes of the Incentive Plan. The maximum value of the aggregate payment to any Covered Employee (defined below) with respect to cash-based awards under the Incentive Plan in respect of an annual performance period is $5,000,000 (with proportional adjustment for longer performance periods, as described below).
Performance Based Awards. The CCG Committee may grant awards under the Incentive Plan subject to the satisfaction of performance goals. Prior to its amendment pursuant to the 2017 Tax Cuts and Jobs Act (“Tax Act”), Section 162(m) of the Code generally disallowed a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s CEO and certain other executive officers. However, performance-based compensation was not subject to the $1 million deduction limit if certain requirements were met. The performance goals were designed to enable performance-based awards granted under the Incentive Plan to qualify for the exception to the 162(m) deduction limit. Among other changes to Section 162(m), the Tax Act eliminated the exemption for performance-based compensation. Although the 162(m) exception to the deductibility limit is no longer available for future performance-based awards to the CEO and certain other executive officers, the CCG Committee may elect, in its discretion, to continue to grant performance-based awards under the Incentive Plan utilizing the performance goals listed in the Incentive Plan. The CCG Committee may also utilize other performance goals that it deems appropriate to achieve the objectives of our executive and employee compensation programs. The criteria designated as performance goals under the Incentive Plan may consist of any one or any combination of the following areas of performance: an objective formula or standard determined by the CCG Committee with respect to each performance period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the CCG Committee: (1) (A) earnings including operating income, (B) earnings before or after (i) taxes, (ii) interest, (iii) depreciation, (iv) amortization, or (v) special items or book value per share (which may exclude nonrecurring items), or (C) growth in earnings before interest, tax, depreciation or amortization; (2) pre-tax income or after-tax income; (3) earnings per common share (basic or diluted); (4) operating profit; (5) revenue, revenue growth or rate of revenue growth; (6) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (7) returns on sales or revenues; (8) operating expenses; (9) stock price appreciation; (10) cash flow, free cash flow, cash flow from operations, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (11) implementation or completion of critical projects or processes; (12) economic value created; (13) cumulative earnings per share growth; (14) operating margin or profit margin; (15) common stock price or total stockholder return; (16) cost targets, reductions, savings, productivity or efficiencies; (17) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, goals relating to acquisitions, divestitures, joint ventures or similar transactions, research or development collaborations or budget comparisons; (18) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions and the development of long-term business goals; and (19) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the CCG Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Objectively verifiable adjustment(s) to performance goals can include but are not limited to adjustment(s) to reflect: (1) the impact of specific corporate transactions; (2) accounting or tax law changes; (3) asset write-downs; (4) significant litigation or claim adjustment; (5) foreign exchange gains and losses; (6) disposal of a segment of a business; (7) discontinued operations; (8) refinancing or repurchase of bank loans or debt securities; or (9) unbudgeted capital expenditures. Each of the foregoing performance goals will be subject to certification by the CCG Committee; provided that, to the extent an award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) and then to the extent consistent with such exception, the CCG Committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company, any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, related to the disposal of a segment of a business or related to a change in generally accepted accounting principles (“GAAP”).
Limitation on Awards. The following limits apply to awards granted under the Incentive Plan:
Awards to Non-employee Directors. The maximum value of awards granted during a single fiscal year under the Incentive Plan or under any other equity plan maintained by the Company, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, except that such limit will be $1,250,000 for any non-employee director serving as the Lead Director of the Board or Chairman. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments.
Awards to Other Participants. Awards covering no more than 3,611,400 shares may be granted to any plan participant under the Incentive Plan in any fiscal year, subject to adjustment in the event of a Recapitalization. The maximum aggregate payment which any Covered Employee (defined below) under Section 162(m) may receive pursuant to a cash-based award will be $5,000,000 in any annual performance period, and for any performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Currently, our CEO, CFO and our three other highest compensated officers are considered Covered Employees under Section 162(m). Additionally, any person who was considered a Covered Employee for any prior tax year beginning after December 31, 2016 is deemed to be a Covered Employee.
Administration. The CCG Committee administers the Incentive Plan. The CCG Committee has the ability to: select individuals to receive awards; select the types of awards to be granted; determine the terms and conditions of the awards, including the number of shares, the purchase price of the awards and restrictions and performance goals relating to any award; establish the time when the awards or restrictions become exercisable, vest or lapse; determine whether options will be incentive stock options or nonqualified stock options; determine whether and to what extent an award may be settled, canceled, forfeited, accelerated, exchanged or surrendered (including upon a “change in control” or similar transaction); and make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.
Dividends. Subject to compliance with the requirements of Section 409A of the Code, an award may provide the grantee with the right to receive dividend or dividend equivalent payments with respect to Class A Stock actually or notionally subject to the award, which payments will be credited to an account for the grantee, and may be settled in cash or Class A Stock, as determined by the CCG Committee. Any such dividend or dividend equivalents will be settled in cash or Class A Stock to the grantee only if, when and to the extent the related award vests. The value of dividend or dividend equivalent payments payable with respect to any award that does not vest will be forfeited.
Effects of Certain Corporate Transactions. The CCG Committee may grant awards that, upon the occurrence of certain events specified by the CCG Committee, become fully vested and exercisable. If the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any award granted thereunder will pertain and apply to the securities that a holder of the number of shares of stock of the Company then subject to the award is entitled to receive. In the event of a (1) dissolution or liquidation of the Company, (2) sale or transfer of all or substantially all of the Company’s assets or (3) merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, the Company must, contingent upon consummation of such transaction, either (1) arrange for any corporation succeeding to the business and assets of the Company to (A) assume each outstanding award, or (B) issue to the participants replacement awards (which, in the case of incentive stock options, satisfy, in the determination of the CCG Committee, the requirements of Section 424 of the Code), for such corporation’s stock that will preserve the value, liquidity and material terms and conditions of the outstanding awards; or (2) make the outstanding awards fully exercisable or cause all of the applicable restrictions to which outstanding stock awards are subject to lapse, in each case, on a basis that gives the holder of the award a reasonable opportunity, as determined by the CCG Committee, following the exercise of the award or the issuance of shares of Class A Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, asset sale or transfer, merger or consolidation, and the award will terminate immediately following consummation of any such transaction.

In the event of a Recapitalization, the CCG Committee will make such equitable changes or adjustments as necessary or appropriate to any or all of (1) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable under the Incentive Plan, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, (3) the exercise price, grant price or purchase price relating to any award, (4) the performance goals and (5) the individual limitations applicable to awards; provided that, with respect to incentive stock options, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code, and provided further that no such adjustment will cause any award which is or becomes subject to Section 409A to fail to comply with the requirements of such section. The CCG Committee may also make such modifications to the Incentive Plan and the awards granted thereunder as necessary in order to conform each with the laws and regulations of jurisdictions outside of the United States.
Clawback Provision for Executive Officers. All awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that the Company determines to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the CCG Committee may impose additional clawback, recovery or recoupment provisions in an award agreement as the CCG Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of stock or other cash or property upon the occurrence of cause as determined by the CCG Committee.
In the event of a restatement of incorrect financial results, the CCG Committee will review all awards held by executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company that (1) were earned based on performance or were vesting during the course of the financial period subject to such restatement or (2) were granted during or within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the CCG Committee will, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (1) cancel such award, in whole or in part, whether or not vested, earned or payable or (2) require the participant to repay to the Company an amount equal to all or any portion of the value of any gains from the grant, vesting or payment of the award that would not have been realized had the restatement not occurred.
If a participant’s employment or service is terminated for cause (as defined in the Incentive Plan), all unvested (and, to the extent applicable, unexercised) portions of awards will terminate and be forfeited immediately without consideration. In addition, the CCG Committee may in its sole discretion and to the extent permitted by applicable law cause the cancellation of all or a portion of any outstanding vested awards held by such participant or payable to such participant or require such participant to reimburse the Company for all or a portion of the gains from the exercise of, settlement or payment of any of the participant’s awards realized after the event giving rise to cause first occurred.
For more information regarding our incentive compensation recovery policies, see “Compensation Discussion and Analysis—Compensation Recovery Policies.”
Transferability. Under the Incentive Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution.
Amendment and Termination. The Board can amend, alter or discontinue the Incentive Plan, but no amendment, alteration or discontinuation can be made that would impair the rights of a participant under any award granted without such participant’s consent or that would increase the total number of shares of Class A Stock reserved under the Incentive Plan (other than pursuant to the adjustment provisions summarized above). In addition, stockholder approval may be required with respect to certain amendments, due to stock exchange rules or requirements of applicable law. The Incentive Plan, unless sooner terminated by the Board, will remain in effect through June 5, 2027.
U.S. Federal Income Tax Consequences
Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the Incentive Plan will result in taxable income to the option holder or a deduction to us. In general, if the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction).
If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Class A Stock on the date of exercise and the exercise price (or, if less, the difference between the amount realized on disposition of the stock and the exercise price). In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock (that is, in general, the price paid for the stock). We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.
Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (1) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (2) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.
Non-Qualified Stock Options. Options granted under the Incentive Plan which are not incentive stock options are “non-qualified options.” In general, no income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will generally realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our Class A Stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.
Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value less any amount paid for the stock) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of our Class A Stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of RSUs but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of Class A Stock. We will generally be entitled to a corresponding tax deduction.
Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant.
Section 162(m). Section 162(m) limits to $1 million the deduction a public company may claim in any year for compensation to certain executive officers. Grants awarded under the Incentive Plan to executive officers covered by Section 162(m) since the Tax Act took effect are subject to the $1 million deduction limitation.
Section 409A. Awards held by participants that are subject to, but fail to comply with, Section 409A are subject to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges and, potentially, state-level penalties. In addition, the failure to comply with Section 409A may result in an acceleration of the timing of income inclusion in respect of awards for income tax purposes. Awards granted under the Incentive Plan are intended to be exempt from or comply with the rules of Section 409A and will be administered accordingly. The CCG Committee intends to administer any award resulting in a deferral of compensation subject to Section 409A consistent with the requirements of Section 409A to the maximum extent possible, as determined by the CCG Committee.
This summary is not a complete description of the U.S. Federal income tax aspects of the Incentive Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the Incentive Plan, as well as foreign, state and local tax consequences.

New Plan Benefits
The future benefits or amounts that would be received under this amendment to the Incentive Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if this amendment to the Incentive Plan had been in effect cannot be determined. For more information about awards granted in FY19 to the NEOs, see “Compensation of Executive Officers—Grants of Plan-Based Awards.” For more information about awards granted in FY19 to our outside directors, see “Director Compensation.”
The Board unanimously recommends that you vote “FOR” the approval of the amendment to the Amended and Restated 2007 Equity and Incentive Plan.
PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
2007 EMPLOYEE STOCK PURCHASE PLAN
In April 2019, the Board, based on the recommendation of the CCG Committee, approved an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan (“Purchase Plan”), subject to stockholder approval at the Annual Meeting, to increase the number of shares of Class A Stock authorized for issuance under the Purchase Plan by 9,000,000.
We adopted the Purchase Plan to offer employees of VMware and eligible subsidiaries the opportunity to purchase shares of Class A Stock at a discounted price as an incentive for continued employment. The Purchase Plan also provides eligible employees with the opportunity to become VMware stockholders and participate in our success, which aligns the interests of participating employees with those of stockholders. As of March 1, 2019, there were 6,091,377 shares of Class A Stock available for future purchase under the Purchase Plan. Additional shares of Class A Stock are needed for use in the Purchase Plan so that it can continue to be used as a benefit to attract and retain employees. In reaching its decision regarding the appropriate number of shares of Class A Stock by which to increase the Purchase Plan share reserve, the CCG Committee considered a number of factors, including historical purchases under the Purchase Plan, the percentage of the Company’s outstanding shares represented by the share reserve, forecasts of expected share utilization and the expected length of time before the share reserve is depleted. Our forecast indicates that the addition of 9,000,000 shares of Class A Stock will allow continued employee participation for at least two years, although the actual number of shares utilized will depend on a variety of factors, including our headcount growth rate, employee participation levels and our stock price. The proceeds received by VMware from the sale of Class A Stock under the Purchase Plan are used for the general corporate purposes of VMware.
Summary of the Purchase Plan
The following is a summary of the material terms and conditions of the Purchase Plan, as amended. This summary, however, does not purport to be a complete description of all provisions of the Purchase Plan and is qualified in its entirety by reference to the full text of the Purchase Plan. A copy of the Purchase Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the Purchase Plan may do so by written request to our Secretary at VMware’s principal executive offices in Palo Alto, California.
The Purchase Plan was adopted by the Board on June 5, 2007 and was first approved by VMware’s stockholders on August 9, 2007. Up to 23,300,000 shares of Class A Stock are currently authorized for issuance under the Purchase Plan. If the proposed amendment is approved by the stockholders at the Annual Meeting, an additional 9,000,000 shares of Class A Stock will be available for issuance under the Purchase Plan, bringing the total number of shares of Class A Stock that have been authorized for issuance under the Purchase Plan since its inception to 32,300,000 shares.
As of March 1, 2019, 6,091,377 shares of Class A Stock were available for future purchases under the Purchase Plan. As of March 1, 2019, approximately 24,000 employees were eligible to participate in the Purchase Plan, and approximately 17,500 employees were participating. The closing price of the Class A Stock on the NYSE on March 1, 2019 was $178.20.
Eligibility. Currently, any individual who has completed two or more months of continuous service at VMware (or any eligible and participating subsidiary) and whose customary employment is more than 20 hours a week and more than five months in any calendar year is eligible to participate in the Purchase Plan, subject to the limitations described below under “—Special Limitations.” Individuals employed outside the United States are subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. Employees participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares of Class A Stock at a discount. Non-employee directors are not eligible to participate in the Purchase Plan.
Employees (including employee directors and executive officers) are eligible to participate in the Purchase Plan. Accordingly, each employee member of the Board, each executive officer and each person who previously served as an executive officer during FY19 and remains employed by VMware has an interest in this proposal.
Option Periods and Purchase Periods. Shares of Class A Stock are offered under the Purchase Plan through a series of successive option periods established by the Board, not to exceed 27 months. Currently, each option period commencing under the Purchase Plan (each, an “Option Period”) is approximately 12 months in duration and is divided into two consecutive six-month periods at the end of which purchases are made (each, a “Purchase Period”). Purchase Periods currently begin on March 1 and September 1 of each year and end on the last day of February and August of each year, subject to adjustment by the CCG Committee.
Purchase Price and Amount of Stock Purchased. When a participant enrolls in the Purchase Plan, the participant receives an option to purchase shares of Class A Stock on the last day of each upcoming Purchase Period at the lower of 85% of the fair market value of the shares on the first or last trading day of the Purchase Period, whichever price is lower, provided, however, that each Option Period will expire early (on the first day of the second Purchase Period within the Option Period) if the fair market value of the Class A Stock on the first day of the second Purchase Period is lower than the fair market value of the Class A Stock on the first day of the first Purchase Period of the Option Period, and all participants in the expired Option Period will automatically be granted an option in a new Option Period commencing on the same day that the second Purchase Period was scheduled to commence. The number of shares of Class A Stock a participant will be able to purchase will generally be equal to the payroll deductions during the Purchase Period, divided by the purchase price per share, subject to the limitations described below in “—Special Limitations.”
If the number of shares of Class A Stock available in any Option Period under the Purchase Plan is otherwise insufficient to fully exercise the options based on participants’ accumulated payroll deductions, the number of shares of Class A Stock each participant is entitled to purchase will be proportionately reduced, and the remaining cash balance in each participant’s contribution account will be returned to such participant.
Payroll Deductions and Withdrawal. Options are exercisable at the end of each Purchase Period through accumulations of payroll deductions. The amount of payroll deduction is determined by each eligible employee. Eligible employees can select payroll deduction rates in 1% increments from 2% to 15% of their compensation (subject to a maximum of $7,500, pro-rated for longer or shorter periods) each Purchase Period. No interest accrues on payroll deductions. After an eligible employee enrolls in the Purchase Plan, the employee is automatically enrolled in subsequent Option Periods unless the employee actively withdraws. A participant may withdraw from any Option Period up to 31 days, or such other number of days as the CCG Committee determines, before the end of the applicable Purchase Period, and upon such cancellation, all accumulated payroll deductions in the participant’s contribution account will be returned. For purposes of the Purchase Plan, compensation generally includes base salary, bonuses, commissions and overtime pay.
If a participant’s employment is terminated for any reason prior to the end of a Purchase Period, no stock will be purchased, and all accumulated payroll deductions will be returned to the participant (or to the participant’s legal representative in the event of the participant’s death). Additionally, nothing in the Purchase Plan grants eligible employees the right to be retained in the services of VMware.
If a participant holds any option under the Purchase Plan at the time of his or her death, his or her legal representative may, pursuant to a written request delivered on or before the date such option is exercisable, elect either (i) to cancel any such option and receive in cash the balance in the participant’s contribution account, or (ii) to have the balance in the withholding account applied as of the last day of the Purchase Period to the exercise of such option, and have the balance, if any, in excess of the total purchase price of the whole shares of Class A Stock returned in cash.
Special Limitations. The Purchase Plan imposes certain limitations upon a participant’s right to acquire VMware’s Class A Stock, including the following:

•
A participant is ineligible to receive an option pursuant to the Purchase Plan if, immediately after the grant of such option, the participant would be deemed under section 423 or 424 of the Code to own 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates;

•	A participant cannot be granted options to purchase more than $25,000 worth of Class A Stock (valued at the time each option is granted) in any calendar year;

•	A participant cannot be granted options to purchase more than 750 shares of Class A Stock under the Purchase Plan in any Purchase Period, pro-rated for longer or shorter periods; and

•	A participant’s accumulated payroll deductions cannot exceed $7,500 in any Purchase Period, pro-rated for longer or shorter periods, or $15,000 per a calendar year, less any rollover amounts.
Special Provisions Applicable to International Employees. The Purchase Plan is generally intended to provide eligible employees of VMware’s eligible foreign subsidiaries with the opportunity to participate in the Purchase Plan in a manner that is intended to qualify under Code Section 423. However, the Purchase Plan also authorizes the establishment of alternative terms and conditions to facilitate participation in the Purchase Plan by eligible employees residing outside the United States in a manner that does not comply with Code Section 423 if necessary or desirable to achieve tax, securities law or other objectives or as necessary to comply with local laws, regulations or rules.
Transferability. Awards granted under the Purchase Plan are not transferable except by will or the laws of descent and distribution.
Changes in Capitalization. In the event of any change to our outstanding Class A Stock, such as a recapitalization, stock split, merger in which we are the surviving corporation or similar event, the aggregate number of shares of Class A Stock available under the Purchase Plan and other relevant provisions of the Purchase Plan will be appropriately adjusted. If we sell substantially all of our assets or merge with another corporation and are not the surviving corporation, the Board may designate a date for the open Option Periods to terminate and allow each participant to purchase shares of Class A Stock with accumulated payroll deductions or, if there is a surviving corporation, the Board may arrange for equivalent option to be substituted by the successor corporation. Otherwise, prior to the effective date of the merger or sale, the participant’s accumulated payroll deductions will be returned and all outstanding options will terminate.
Administration, Amendment and Termination. The Board or a committee of the Board (currently the CCG Committee) administers the Purchase Plan, makes determinations regarding all questions arising thereunder, and adopts, administers and interprets such rules and regulations relating to the Purchase Plan as it deems necessary or advisable. The Board may generally amend or terminate the Purchase Plan at any time. However, the Board must obtain stockholder approval for any amendment to the Purchase Plan that increases the number of shares of Class A Stock issuable under the Purchase Plan, reduces the option price of outstanding options or the price at which options can be granted, or modifies the requirements for eligibility to participate in the Purchase Plan.
U.S. Federal Income Tax Information. The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to VMware. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as foreign, state and local tax laws. VMware encourages all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
Tax Treatment of U.S. Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares of Class A Stock. All tax consequences are deferred until the participant disposes of the shares of Class A Stock. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares of Class A Stock are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant disposes of the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.
Tax Treatment of VMware. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, we will generally be entitled to a tax deduction in the amount of the ordinary income.

New Plan Benefits
Participation in the Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.
The Board unanimously recommends that you vote “FOR” the approval of the amendment to the Amended and Restated 2007 Employee Stock Purchase Plan.
 PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
We are asking our stockholders to ratify the selection by the Audit Committee of PwC as our independent auditor for the fiscal year ending January 31, 2020.
PwC, an independent registered public accounting firm, has served as our independent auditor since 2007. We expect that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. PwC is also the independent auditor of Dell, our ultimate parent and controlling stockholder. We are required by the Master Transaction Agreement between VMware and Dell to use our reasonable best efforts to use the same independent registered public accountant selected by Dell. For further information, see “Transactions with Related Persons.”
Although ratification by the stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC. Even though your vote is advisory and therefore will not be binding on the Company, the Audit Committee and the Board value the opinions of our stockholders.
The Board unanimously recommends that you vote “FOR” the ratification of the selection of PwC as our independent auditor for the fiscal year ending January 31, 2020.
Pre-Approval of Audit and Non-Audit Services
During FY19, the Audit Committee approved all audit, review and attest services performed by PwC. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves permissible non-audit services and audit, review or attest engagements. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service that was not previously pre-approved by the Audit Committee. Any decisions of the Chair to pre-approve non-audit services are then presented to the Audit Committee at its next scheduled meeting. During FY19, the Audit Committee pre-approved all non-audit services in accordance with this policy.

For the fiscal years ended February 1, 2019 and February 2, 2018, fees for services provided by PwC were as follows:

Fiscal Year	Audit Fees(1) ($)	Audit Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2019(5)	8,029,615	1,509,846	2,358,917	63,728
2018(6)	9,572,910	1,311,453	2,429,477	62,132
____________________
(1) Includes fees in connection with the audit of our financial statements and internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2) Includes fees in connection with other technical, financial reporting and compliance services.
(3) Includes fees in connection with tax compliance and tax consulting services.
(4) Includes fees principally in connection with sustainability reporting services and for subscriptions to PwC’s web-based research program, training courses and conferences.
(5) Includes current estimates of fees for unbilled services.
(6) VMware revised its fiscal calendar effective January 1, 2017. VMware’s first fiscal year under its revised fiscal calendar began on February 4, 2017 and ended February 2, 2018. The period from January 1, 2017 through February 3, 2017 was recorded as a transition period (“Transition Period” or “Transition”). FY18 fees include fees relating to the Transition Period.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans, including the Incentive Plan and Purchase Plan, as of February 1, 2019. Only shares of Class A Stock may be issued under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	21,700,927	(1)(2)	$36.50	(3)	18,627,325	(4)
Equity compensation plans not approved by security holders	—		—		—
Total:	21,700,927		$36.50		18,627,325
____________________
(1) Includes 1,968,693 shares subject to outstanding options, 17,109,843 shares of Class A Stock subject to outstanding RSUs and 2,622,391 shares subject to outstanding PSUs (assuming achievement of the maximum performance).
(2) Includes 2,078,310 shares issuable pursuant to equity awards outstanding under the Incentive Plan that were granted in substitution for outstanding grants of companies that we have acquired (“Substitution Grants”). The Incentive Plan provides that the number of shares reserved for issuance under the Incentive Plan will be increased by the corresponding number of outstanding equity grants assumed or substituted for in connection with mergers and similar transactions. Substitution Grants typically remain subject to the terms that governed the grants when initially awarded by the acquired companies. When VMware makes Substitution Grants, VMware does not assume the stock plans of such acquired companies and does not make additional grants under such plans.
(3) Represents the weighted-average exercise price of outstanding options under the Incentive Plan and is calculated without taking into account the 19,732,234 shares of Class A Stock subject to outstanding RSUs and PSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4) Represents the number of securities remaining available for issuance under the Incentive Plan and the Purchase Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information, as of May 3, 2019, about the beneficial ownership of Class A Stock and Class B Stock by (i) Dell, (ii) each person who is known by us to own beneficially more than 5% of either class of our common stock, (iii) each of our directors and nominees for director, (iv) each of our NEOs and (v) all directors and executive officers of VMware as a group.
Applicable percentage ownership is based on 110,266,640 shares of Class A Stock and 300,000,000 shares of Class B Stock outstanding as of May 3, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options, warrants, rights or conversion privileges related to securities beneficially owned by that person that are currently exercisable or exercisable within 60 days of May 3, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

Name of Beneficial Owner	Class A Shares Beneficially Owned(1) (#)	Outstanding Class A Shares (%)	Class B Shares Beneficially Owned (#)	Outstanding Class B Shares (%)	Total Vote(2) (%)
Principal Stockholders:
Dell Technologies Inc.(3)	30,678,605	27.8	300,000,000	100	97.4
Michael Dell(4)	30,678,605	27.8	300,000,000	100	97.4
Other 5% Beneficial Owners:
T. Rowe Price(5)	13,296,580	12.1	—	**	**
Other Directors and Executive Officers:
Anthony Bates(6)	11,200	**	—	**	**
Michael Brown(6)	17,202	**	—	**	**
Maurizio Carli(7)	20,598	**	—	**	**
Donald Carty*(6)(8)	11,605	**	—	**	**
Egon Durban	—	**	—	**	**
Karen Dykstra(6)	8,360	**	—	**	**
Patrick Gelsinger(9)	497,919	**	—	**	**
Sanjay Poonen(10)	239,567	**	—	**	**
Rangarajan (Raghu) Raghuram(11)	171,391	**	—	**	**
Rajiv Ramaswami(12)	108,743	**	—	**	**
Zane Rowe	67,975	**	—	**	**
Paul Sagan*(6)	15,075	**	—	**	**
All directors and executive officers as a group (14 persons)(13)	31,849,702	28.8	300,000,000	100	97.5
____________________
* Nominee for director
** Represents less than 1%
(1) All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of May 3, 2019 and shares underlying RSUs vesting within 60 days of May 3, 2019. In addition to the amounts shown, each share of Class B Stock may be converted to one share of Class A Stock upon election of the holder. To our knowledge, except as noted above, no other person or entity is the beneficial owner of more than 5% of either the Class A Stock or the Class B Stock.

(2) Percentage of total voting power represents voting power with respect to all shares of Class A Stock and Class B Stock, as a single class, calculated on the basis of 10 votes per share of Class B Stock and one vote per share of Class A Stock. Each holder of Class B Stock is entitled to 10 votes per share of Class B Stock, and each holder of Class A Stock is entitled to one vote per share of Class A Stock on all matters submitted to our stockholders for a vote on which they vote as a single class, with the exception of the election of Group II directors, in which Class A Stock and Class B Stock are each entitled to one vote per share. Class B stockholders have sole voting authority over the election of Group I directors and certain other matters specified in our Certificate of Incorporation. Additionally, following a Distribution, (i) Class B stockholders are entitled to only one vote per share on any proposal to require the conversion of all then-outstanding shares of Class B Stock to Class A Stock; and (ii) Class B stockholders may not vote in elections for the Board without obtaining the prior consent of the Board if they have acquired 10% or more of the then-outstanding shares of Class B Stock other than through the Distribution and do not also hold an equivalent percentage of shares of the then-outstanding Class A Stock, in each case as further set forth in our certificate of incorporation.
(3) As of May 3, 2019, EMC is the holder of record of 240,000,000 shares of Class B Stock and 10,678,605 shares of Class A Stock reported as beneficially owned by Dell, and VMW Holdco LLC, a direct wholly owned subsidiary of EMC, is the holder of record of 20,000,000 of the shares of Class A Stock and 60,000,000 of the shares of Class B Stock reported as beneficially owned by Dell. EMC is indirectly wholly owned by Dell through its directly and indirectly held wholly owned subsidiaries, consisting of Denali Intermediate Inc., a Delaware corporation, and Dell Inc., a Delaware corporation. Dell, and each such subsidiary in the chain of subsidiaries through which Dell owns EMC (collectively, “Dell Entities”), by reason of its ownership of the voting securities of the subsidiary below it in the chain, has the right to elect or appoint the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. As a result, each Dell Entity shares, or has the right to acquire, voting and investment power over the Class A Stock and Class B Stock held of record by EMC and VMW Holdco LLC. As reported in a Schedule 13G filed on April 13, 2017 and Schedule 13D filed on December 26, 2018, VMW Holdco LLC has pledged 20,000,000 shares of Class A Stock and 60,000,000 shares of Class B Stock owned by it to certain financial institution lenders to secure margin loan agreement and security agreements, each dated as of April 12, 2017 and December 20, 2018. The address for each of EMC, Dell and VMW Holdco LLC is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.
(4) As described in this proxy statement, Mr. Dell is the Chairman and CEO of Dell. Mr. Dell beneficially owns voting securities of Dell representing a majority of the total voting power of the outstanding shares of all outstanding classes of common stock of Dell and has the power to elect directors who control a majority of the total votes entitled to be cast on the Dell board of directors. As a result, Mr. Dell may be deemed to be the beneficial owner of all of the shares of Class A Stock and Class B Stock beneficially owned by Dell. Mr. Dell’s address is c/o Dell Inc., One Dell Way, Round Rock, Texas 78682.
(5) Based solely upon a Schedule 13G filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(6) Includes 549 shares of Class A Stock issuable under RSUs that will vest within 60 days of May 3, 2019.
(7) Includes 16,283 shares of Class A Stock subject to options exercisable within 60 days of May 3, 2019.
(8) Includes 1,350 shares of Class A Stock held in the name of Director Carty’s spouse.
(9) Includes 85,766 shares of Class A Stock subject to options exercisable within 60 days of May 3, 2019 and 151,869 shares of Class A Stock held in a grantor retained annuity trust (GRAT).
(10) Includes 157,365 shares of Class A Stock subject to options exercisable within 60 days of May 3, 2019.
(11) Includes 32,474 shares of Class A Stock subject to options exercisable within 60 days of May 3, 2019.
(12) Includes 76,981 shares of Class A Stock issuable under RSUs that will vest within 60 days of May 3, 2019.
(13) Includes 291,888 shares of Class A Stock subject to options exercisable within 60 days of March 3, 2019 that are held by all executive officers and directors as a group and 79,726 shares of Class A Stock issuable to all executive officers and directors as a group under RSUs that will vest within 60 days of May 3, 2019.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section (“CD&A”) discusses the compensation programs and policies for our NEOs. The CD&A also provides an overview of the CCG Committee and its role in the design and administration of these programs and policies and its role in making specific compensation decisions for our NEOs. The CD&A is organized as follows:

•	Section 1: Executive Summary

•	Section 2: CEO Pay for Performance Alignment

•	Section 3: Compensation Components

•	Section 4: Base Salary

•	Section 5: Annual Performance-Based Bonus

•	Section 6: Long-Term Incentives

•	Section 7: Overview of Compensation-Setting Process

•	Section 8: Benefits, Perquisites and Other Compensation Policies
Section 1: Executive Summary
Objectives of our Executive Compensation Program
The objectives of our executive compensation program are to:

•	motivate our executives to achieve our strategic, operational and financial goals;

•	reward superior performance;

•	attract and retain exceptional executives; and

•	reward behaviors that result in long-term increased stockholder value.
To achieve these objectives, we have implemented and maintain compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return (“TSR”). As detailed below, our pay mix is balanced among base salary, short-term performance cash bonus awards and long-term equity compensation. We may adopt other arrangements from time to time to best meet our compensation objectives.
FY19 Summary
We revised our fiscal calendar effective January 1, 2017. References in this CD&A to our prior fiscal years cover the following periods:

Fiscal Year(1)	Dates Covered in Fiscal Year
Fiscal Year 2016 (“FY16”)	January 1, 2016 through December 31, 2016
Fiscal Year 2018 (“FY18”)	February 4, 2017 through February 2, 2018
Fiscal Year 2019 (“FY19”)	February 3, 2018 through February 1, 2019
____________________
(1) The period from January 1, 2017 through February 3, 2017 was recorded as a transition period (“Transition Period”) in place of a full fiscal year.

In FY19, our executive compensation program emphasized achievement of Company financial, strategic and operational performance designed for alignment with stockholder interests. As described in the graphic below, our CEO’s total compensation opportunity was primarily in the form of equity and performance-based compensation.

Overview of FY19 Executive Compensation Program: Pay Mix and Incentive Plan Design

Salary
6%
Annual Bonus Plan
10%
FY19 RSU
42%
42%
FY19 PSU

Annual Bonus Plan

100% Funded Per Financial Results

Formulaic Company Financials (50% of Target Payout Opportunity) + Individual Achievement of MBOs (50% of Target Payout Opportunity)

- Formulaic Company Financials: Revenue & Non-GAAP Operating Margin (30% weight) + License + Hybrid Cloud & SaaS Revenue (20% weight)
- Individual Achievement of MBOs: Strategic, Operational and Leadership Objectives

FY19 PSU

Plan	FY16	FY18	FY19	FY20	FY21	FY22	Metrics in FY19 Tranches
FY16 Operating PSU Plan	Tranche 1	Tranche 2	Tranche 3	Cliff Vest March 31, 2019			• Revenue + Deferred Hybrid Cloud & SaaS Revenue (70%) • Non-GAAP Operating Margin (30%)
	3-Year Non-GAAP Operating Income Growth						
FY18 Operating PSU Plan		Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2020		• Revenue + Deferred Hybrid Cloud & SaaS Revenue (70%) • Non-GAAP Operating Margin (30%)
		3-Year Non-GAAP Operating Income Growth					
FY18 HC PSU Plan		Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2020		• Hybrid Cloud & SaaS Revenue Growth Over Prior Year
		3-Year Relative TSR					
FY19 Operating PSU Plan			Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2021	• Revenue + Deferred Hybrid Cloud & SaaS Revenue (70%) • Non-GAAP Operating Margin (30%)
			3-Year Non-GAAP Operating Income Growth				

PSU plans have 3-year performance periods. Each plan has three successive fiscal year tranches as well as a 3-year multi-year performance modifier. This design enables new annual goals to be established for each fiscal year based on up-to-date market conditions while holding participants accountable for the entire 3-year performance period via the multi-year performance modifier. PSUs cliff vest following the 3-year performance period subject to performance and continued employment.

In FY19, our executive compensation program incentivized achievement of revenue, non-GAAP operating margin and license and hybrid cloud and Software-as-a-Service (“SaaS”) revenue growth objectives, which, in turn, contributed to a one-year TSR of 44%.

•
Pay-for-performance yielded above-target annual incentive bonus plan and performance stock unit (“PSU”) payouts in alignment with corporate financial results and stockholder returns. Our incentive plans focused on revenue, non-GAAP operating margin and license and hybrid cloud and SaaS revenue metrics, which we believe are important indicators of our current performance and future growth opportunities. In FY19, we exceeded targets for each of these metrics, and TSR increased by 44% from the end of FY18 as shown below:

Closing Stock Price at end of FY18 (Feb. 2, 2018)	$122.72
Closing Stock Price at end of FY19 (Feb. 1, 2019)	$150.51
Value of Special Cash Dividend Paid Dec. 28, 2018	$26.81
One-Year TSR	44% = (($150.51 + $26.81) / $122.72) - 1

•
Utilized a single PSU plan design for the PSU portion of our FY19 long-term incentive award grants, while ongoing prior-year PSU plans continue to incentivize positive company performance over a multi-year period. In FY19, we granted NEO equity awards that were split equally between restricted stock units (“RSUs”) and PSUs. For the PSU component, we continued the same plan design for our FY19 Operating PSU Plan that we used for our FY18 Operating PSU Plan, with its focus on sustained, multi-year growth in revenue, non-GAAP operating margin and non-GAAP operating income. In addition, FY19 was the second year of the three-year Hybrid Cloud PSU Plan (“FY18 HC PSU Plan”), which is designed to incentivize continuing progress in growing the

Company’s cloud and SaaS-based business. Accordingly, in FY19, NEOs were incentivized to balance investment to grow the Company’s cloud- and SaaS-based solutions business with the ongoing imperative of continuing to deliver on total revenue growth and profitability metrics. For more information on both FY18 PSU plans, see “Section 6: Long-Term Incentives” of this CD&A.

Financial Performance Metric in FY19	FY16, FY18 and FY19 Operating PSU Plans	FY18 HC PSU Plan
Revenue Growth	✓ (metric in FY19 tranche)
Non-GAAP Operating Margin	✓ (metric in FY19 tranche)
Non-GAAP Operating Income	✓ (3-year goal)
Hybrid Cloud and SaaS Revenue Growth		✓ (metric in FY19 tranche)
Total Stockholder Return		✓ (3-year goal covering FY18-FY20, relative TSR compared to companies in S&P 500 IT Index)

•
Implemented executive stock ownership guidelines for C-level NEOs. In FY19, our C-level NEOs became subject to stock ownership guidelines in order to further promote the alignment of executive officer interests with those of our stockholders. The stock ownership guidelines took effect on April 1, 2018 and cover the Company’s CEO, COOs and CFO, setting ownership levels as a multiple of base salary (6x for our CEO, 3x for COOs and 2x for our CFO). For more information, see the “—Section 8: Benefits, Perquisites and Other Compensation Policies—Executive Stock Ownership Guidelines” of this proxy statement.

•
Established severance plan. During FY19, the CCG Committee approved a severance plan (“Severance Plan”) covering VMware executives, including each NEO. The Severance Plan is intended to provide a consistent framework to administer terminations in the event of an involuntarily termination without “cause” or for “good reason” (each such term as defined in the Severance Plan). The components of the Severance Plan reflect similar practices that are common among a number of companies in our peer group. Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive (1) a lump sum payment equal to annual base salary, target annual bonus, as well as the value of 12-months’ coverage in health insurance premiums; (2) full accelerated vesting of outstanding RSU and stock option awards that were otherwise scheduled to vest within and including the 12 months following termination; and (3) accelerated vesting of outstanding PSU awards to the extent that performance periods have been completed, as further detailed in the Severance Plan.

Corporate Performance During FY19
Our executive compensation programs are designed to reward strong corporate performance and align the executive compensation opportunity with stockholder interests. Accordingly, our compensation decisions reflect both our performance and outlook.
During FY19, the Company achieved financial and operational results that contributed to our stock price increasing from $122.72 on February 2, 2018, the last day of FY18, to $150.51 on February 1, 2019, the last day of FY19, while the Company also paid a special cash dividend of $26.81 per share during the same period. Highlights from FY19 include:

•
Delivered positive financial results. VMware’s executive team remained focused on driving financial and operational results for VMware’s stockholders, as revenue, non-GAAP operating margin, non-GAAP operating income, license revenue and unearned revenue balance each increased year over year.

Financials	FY19	FY18	Year-Over-Year Change
Revenue ($M)	$8,974	$7,862	14%
Non-GAAP operating margin(1)	33.9%	33.8%	0.1%
Non-GAAP operating income(1) ($M)	$3,041	$2,657	14%
License revenue ($M)	$3,788	$3,200	18%
Unearned revenue balance(2) ($M)	$6,978	$5,839	20%
____________________
(1) For a reconciliation of our non-GAAP operating margin and operating income to GAAP operating margin and operating income, respectively, see “Appendix A.”
(2) Balance as of fiscal year end.

•
Advanced our cloud and SaaS strategy to address our customers’ evolving IT requirements. In FY19, we continued to expand and increase the capabilities of our cloud and SaaS-based offerings that are designed to further our long-term strategy to broaden offerings that allow organizations to manage IT resources across private clouds and complex multi-cloud, multi-device environments. We announced the expansion of VMware Cloud Services on AWS, a product of our strategic alliance with Amazon Web Services, across multiple regions globally, including the U.S., Europe and Asia-Pacific. We also announced a major partnership expansion with IBM, including a new IBM Services offering to help migrate and extend mission-critical VMware workloads to the IBM Cloud. We continued to grow our VMware Cloud Provider Program business. Overall, revenue from our Hybrid Cloud Computing and SaaS-based offerings experienced healthy growth and accounted for approximately 10% of our overall revenues in FY19.

•
Experienced growth across our portfolio, including in our strategic growth areas. Overall, we experienced growth across our portfolio, including in strategic growth areas such as VMware NSX, our network virtualization solution (including VMware NSX SD-WAN by VeloCloud); VMware vSAN, our enterprise-grade virtual storage offering, which is also built into our hyper-converged infrastructure solutions, such as VxRAIL; and our end user computing solutions led by VMware Workspace ONE, our virtual workspace platform. Customers continued to demonstrate interest and invest in VMware products as the foundation for their digital platforms, as demonstrated by our 18% year-over-year growth in license revenue.

•
Completed two significant acquisitions that expand our capabilities in multi-cloud management. In FY19, VMware acquired CloudHealth Technologies, which provides a cloud operations platform across AWS, Microsoft Azure, Google Cloud and VMware environments that enables the delivery of a consistent and actionable view into cost and resource management, security and performance for applications across multiple clouds. In addition, VMware acquired Heptio, a leader in the open Kubernetes ecosystem, to accelerate enterprise adoption of Kubernetes on-premises and across multi-cloud environments.

•
Returned earnings and capital to investors. During FY19, we declared and paid a special cash dividend of $26.81 per share that returned $11 billion to our stockholders. Of that amount, 62.04% was treated as a taxable dividend and 37.96% was treated as a return on capital to stockholders to the extent of their basis in VMware common stock, and then as capital gain.

Alignment of Corporate Performance and Incentive Compensation During FY19
During FY19, our NEOs were eligible to participate in an annual cash-based incentive bonus plan and in PSU plans. In the case of the PSU plans, FY19 was an annual performance period in four overlapping, multi-year PSU plans:

•	our FY16 Operating PSU Plan, under which shares may be earned based on performance during FY16, FY18 and FY19;

•	our FY18 Operating PSU Plan, under which shares may be earned based on performance during FY18, FY19 and FY20;

•	our FY18 HC PSU Plan, under which shares may be earned based on performance during FY18, FY19 and FY20; and

•	our FY19 Operating PSU Plan, under which shares may be earned based on performance during FY19, FY20 and FY21.
Each of the above PSU plans includes performance tranches for individual fiscal years and a multi-year performance goal measured over the duration of the plan. For more information, see “—Section 6: Long-Term Incentives.”
Taking into consideration our financial, strategic, operational and stock price performance, we believe we demonstrated alignment in pay-for-performance during FY19 as described below.

Plan	Achievement	Impact on Payout Funding
Executive Annual Incentive Bonus Plan	• 102.5% of target revenue • Exceeded non-GAAP operating margin target by 0.8% • 106% of target license and hybrid cloud and SaaS revenue
•
NEO payout from financial component of bonus plan was 130.0% of target, resulting from over-achievement in each component
•
NEO payouts from the Individual performance objectives (“MBO”) component of bonus plan ranged from 115% to 150% of target based on achievements in expanding the Company’s portfolio of products, solutions and services and enhancing strategic partnerships

FY16, FY18 and FY19 Operating PSU Plans
•
FY19 tranche applicable to FY16, FY18 and FY19 Operating PSU Plans achieved 102.0% of target adjusted revenue and 0.8% improvement in non-GAAP operating margin
•
Multi-year non-GAAP operating income growth modifier applicable to FY16 PSU Plan: 10.7% average annual growth compared to 5.0% target

•
FY19 tranche: 142.8% of target due to overachievement in adjusted revenue and non-GAAP operating margin
•
Multi-year revenue growth modifier applicable to FY16 PSU Plan: 1.25x multiplier (maximum) on PSUs otherwise subject to vest based on performance in FY16, FY18 and FY19 tranches (157.2%, 187.1% and 142.8% of target, respectively); shares paid out represented 200% of target PSUs (maximum) issued at beginning of performance period, reflecting above-target performance in all three tranches and in multi-year goal

FY18 HC PSU Plan	• FY19 tranche applicable to FY19 HC PSU Plan: Achieved 37.0% growth compared to 26.0% target in year-over-year growth in hybrid cloud and SaaS revenue	• FY19 tranche: 100% of target; payout capped at target, no increase for above-target performance
In addition to the above-referenced PSU plans, FY19 was included in the performance period covered by the special PSU plan designed for Mr. Carli during FY18 (“FY18 Sales PSU Plan”). The FY18 Sales PSU Plan is based on sales performance over two-and-a-half years, commencing with the second half of FY18 and running through the end of FY20. The FY18 Sales PSU Plan does not have separate annual performance tranches and is described further in “—Performance Stock Units—FY18 Sales PSU Plan” below.

NEOs
Our NEOs for FY19 set forth in this proxy statement are:

Patrick Gelsinger	CEO
Zane Rowe	CFO and Executive Vice President
Maurizio Carli	Executive Vice President, Worldwide Sales and Services
Sanjay Poonen	COO, Customer Operations
Rangarajan (Raghu) Raghuram	COO, Products and Cloud Services
Executive Compensation Governance

	What We Do		What We Do Not Do
✓	94% of CEO’s target compensation is in the form of incentive-based compensation, with 84% tied to stock price performance	✓	No guaranteed bonuses
✓	At least half of NEO target cash compensation opportunity is in the form of cash incentive bonuses that are funded on the basis of quantitative financial results	✓	No excessive perquisites or tax gross-ups
✓
Performance stock units (“PSUs”) constitute at least 50% of total target value of long-term incentive compensation equity mix for the CEO and CFO. In FY19, PSUs constituted 50% of total target value of long-term incentive compensation equity mix for all NEOs
		✓	No employment agreements with executives other than customary expatriot and localization arrangements
✓	PSU Plans typically include a three-year performance period	✓	No single-trigger change-in-control provisions
✓	Below-target performance in incentive plans results in disproportionately lower payouts	✓	No hedging transactions allowed
✓	Stock ownership guidelines for our C-level NEOs in order to further promote the alignment of executive officer interests with those of our stockholders
✓	Independent compensation consultant is engaged by our CCG Committee to advise on executive compensation
✓	Severance plan establishes consistent framework for benefits in case of separation from service of NEOs
✓	Clawback provisions enable recovery of performance bonuses and gains on equity awards
Advisory Vote on NEO Compensation
We conducted our annual non-binding advisory Say-on-Pay vote at our 2018 Annual Meeting held on July 19, 2018. Our stockholders demonstrated strong support for our executive compensation program, with over 99% of the total votes cast in support of our executive compensation program. In light of this strong support of our executive compensation practices and plans, we have maintained our existing compensation philosophy, which is focused on delivering compensation that rewards performance and helps to achieve the objectives of our executive compensation program described above, including attracting and retaining exceptional executives.

Section 2: CEO Pay-for-Performance Alignment
CEO Pay-for-Performance Alignment—“Granted” vs. “Realizable” Pay
The CCG Committee takes seriously its responsibility to maintain appropriate pay-for-performance alignment with emphasis on long-term shareholder value. Our compensation program is designed to base CEO pay on the Company’s operational and financial performance while maintaining relative alignment between the CEO’s realizable pay and stockholder returns. During the period from the end of FY15 through FY19, our stock price increased in value by 213%, when taking into account the value of our special cash dividend paid in FY19, while the current realizable value of the compensation awarded to our CEO over the same period increased by 148% from its value when granted, due to year-over-year stock price increases during the period from FY16 through FY19 (as measured on the last day of each fiscal year), and above-target performance achievement in the FY16, FY18 and FY19 executive bonus plans and the FY16, FY18 and FY19 PSU performance periods in the PSU plans.
Summary of Relationship Between CEO Pay and Company Stock Price(1)

Granted Pay
Realizable Pay
Stock Price
$140
$120
$100
$80
$60
$40
$20
-
CEO Pay ($M)
$180
$135
$90
$45
$0
VMware Stock Price
Feb 1, 2019
Actual Price Close Plus
Special Cash Dividend
Value of Special Dividend
Dec 28, 2018
Last Trading Day
Prior to Special
Cash Dividend
Feb 1, 2019
Actual Price Close
Dec 28, 2018
As Adjusted for
Special Cash
Dividend Amount
Feb 2, 2018
Dec 31, 2016
Dec 31, 2015
FY16
FY18
FY19
Total
Through
FY19

Note: Stock prices reflect last trading day in applicable fiscal year.

Value of Granted Pay(2) vs. Value of Realizable Pay (FY16-FY19)(3)(4)
Value of CEO Realizable Pay from FY16 through FY19 increased 148% from value when granted due to stock price increase in FY16 through FY19 and above-target performance on the FY16, FY18 and FY19 performance periods in the PSU plans.

At the same time, the Company’s TSR has been 213% from the end of FY15 through FY19.

Granted Pay ($000)	$48,645
Realizable Pay ($000)	$120,653
Delta in Pay - Realizable vs. Granted	148%

Three-Year Stock Price (Through FY19-end)
December 31, 2015 Closing Price of VMware Class A Stock	$56.57
February 1, 2019 Closing Price of VMware Class A Stock	$150.51
Amount of Special Cash Dividend in December 2018	$26.81
Delta in Stock Price	213%
____________________
(1) Value of “Granted Pay” reflects compensation awarded and granted to our CEO during FY16, FY18 and FY19.
(2) The value of Granted Pay is calculated as the sum of Salary, Bonus and Stock Awards reported in the “Summary Compensation Table” of this proxy statement for each applicable year (excluding PSU awards that were awarded prior to FY16), as well as the target opportunity for Non-Equity Incentive Plan Compensation reported for each year in the “Grants of Plan-Based Awards” table of the applicable year’s proxy statement. No stock options were granted during the period.
(3) The value of “Realizable Pay” reflects the value of Salary and Bonus amounts delivered during FY16, FY18 and FY19, the earned value of non-equity incentive awards during FY16, FY18 and FY19 and the value of equity awards made during the period based on their value at the end of FY19.
(4) The Realizable Pay is calculated as the sum of Salary, Bonus and Non-Equity Incentive Compensation reported for each year in the “Summary Compensation Table” of this proxy statement and the amounts of stock options, RSUs and PSUs granted in FY16, FY18 and FY19 (excluding PSU awards that were awarded prior to FY16) valued as of the closing stock price of VMware’s Class A Stock as of February 1, 2019. No stock options were granted during the periods presented. The value of PSUs is further adjusted to reflect the effect of the performance multiplier on shares subject to vest for completed tranches as follows:

PSU Plan	FY16 Tranche	FY18 Tranche	FY19 Tranche	3-Year Performance Modifier
FY16 Operating PSU Plan	157.2% of target	187.1% of target	142.8% of target	1.25x
FY18 Operating PSU Plan	-	187.1% of target	142.8% of target	Modeled at 1.00x (Not determined until after FY20)
FY18 HC PSU Plan	-	100% of Target	100% of Target	Modeled at 1.00x (Not determined until after FY20)
FY19 Operating PSU Plan	-	-	142.8% of target	Modeled at 1.00x (Not determined until after FY21)
Future tranches of the FY18 and FY19 Operating PSU Plans and FY18 HC PSU Plan are not included in this calculation, because those future tranches will not be assigned an accounting grant date fair value until FY20 in the case of the FY18 Operating and FY18 HC PSU Plans, and each of FY20 and FY21 in the case of the FY19 Operating PSU Plan when, in each case, performance goals for each tranche are approved by the CCG Committee. The value of the FY18 and FY19 tranches of the FY18 Operating PSU Plan, the FY18 HC PSU Plan and the FY19 Operating PSU Plan included in the realizable pay calculations assume achievement at target in the three-year performance modifiers for each plan. The actual values will be determined upon completion of each respective three-year performance period, as described below in “—Long-Term Incentives.”
The CCG Committee takes seriously its responsibility to align the MBO payout under the Cash Bonus Program with the Company’s overall financial results. As illustrated in the table below, the CCG has utilized its negative discretion over the individual performance component of the bonus to calibrate payouts to its assessment of CEO performance.

FY19 CEO MBO Bonus Payout as a Percentage of Target and Calculated Payout

	Calculated Funding Result Per Corporate Financial Metrics	Calculated Funding Result For MBO Component @ 1.25x	Actual MBO Payout Reflecting Negative Discretion from Calculated Funding Result
FY19	130.0%	162.5%	150.0%
FY18	130.1%	162.6%	130.0%
FY16	110.5% in H1; 120% in H2	138.1% in H1; 154.6% in H2	120% in H1; 125% in H2
Section 3: Compensation Components
The compensation packages of our NEOs include a mix of cash and equity-based compensation. The major compensation components are as follows:

Base salary	Primary element of fixed compensation
Annual cash bonus	Based on annual financial, strategic and operational performance measured against specific pre-established goals
Long-term performance-based equity incentive compensation	PSUs that are tied to stock price appreciation and long-term performance objectives important to our company
Long-term equity incentive compensation	RSUs that are tied to stock price appreciation and enhance retention and long-term focus
Pay Mix
When designing the executive compensation program, the CCG Committee gives significant weight to cash bonuses and equity incentives, which reflects the CCG Committee’s belief that a large portion of executive compensation should be performance-based. This compensation is performance-based because payment and vesting are tied to achievement of individual or corporate performance metrics. In addition, with respect to the equity awards, the value ultimately realized by the recipient fluctuates with the price of our Class A Stock, thereby explicitly linking executive compensation opportunity with shareholder value. The CCG Committee believes that equity incentives are particularly significant because they drive the achievement of VMware’s long-term operational and strategic goals and align the executives’ interests with those of our stockholders, while the cash bonuses drive achievement of shorter-term performance goals.
The CCG Committee reviews NEO compensation packages on an annual cycle, taking into account peer group data, Company and individual performance, unvested equity holdings and internal pay equity. In its review, the CCG Committee may adjust the pay mix and typically considers apportioning annual equity awards between PSUs and RSUs.

The charts above reflect the pay mix applicable to our CEO and to the other NEOs on average. For purposes of determining the percentages shown above for NEO annual compensation opportunities: (1) annual base salary rate reflects the pro-rated amount, where applicable, during FY19; (2) cash bonus target opportunity reflects amounts indicated in “—Section 5: Annual Performance-Based Bonus” of this CD&A; and (3) the equity component reflects the “Selected Equity Value” indicated in “—Section 6: Long-Term Incentives” of this CD&A.
Section 4: Base Salary
Base salary serves as the primary form of fixed compensation for our NEOs. Base salary can also impact other compensation and benefit opportunities, including annual bonuses, as such opportunities are expressed as a percentage of base salary.
In the first quarter of FY19, the CCG Committee conducted its annual review of executive compensation. During the annual review, the CCG Committee determined to make no adjustments to the base salaries of any NEO except for Mr. Carli, who changed the location of his employment to the U.S. From the start of FY19 until May 1, 2018, Mr. Carli was based in the Company’s headquarters in Palo Alto, California on an expatriate assignment from his home location in the United Kingdom. Effective with the change of Mr. Carli’s home location to the U.S. on May 1, 2018, the CCG Committee established Mr. Carli’s annual salary rate at $800,000 in consideration of Mr. Carli’s prior salary rate and market data for Mr. Carli’s role.

	Annual Salary Rate in Effect at Start of FY19	Annual Salary Rate in Effect at End of FY19	% Change
Patrick Gelsinger	$1,000,000	$1,000,000	-
Zane Rowe	$750,000	$750,000	-
Maurizio Carli	£560,000	$800,000	n/a(1)
Sanjay Poonen	$700,000	$700,000	-
Rangarajan (Raghu) Raghuram	$700,000	$700,000	-
____________________
(1) Mr. Carli’s salary rate change reflects market data for his role and the rounded value in U.S. dollars based on the applicable exchange rate from English pounds to U.S. dollars when his employment was localized to the U.S.

Section 5: Annual Performance-Based Bonus
Each of our NEOs is eligible to earn cash bonuses tied to our financial results and individual performance under our annual executive bonus program (“Executive Bonus Program”). We believe it is important to provide rewards for specific results and behaviors that support our overall long-term business strategy.
Incentive Plan Design
In FY19, the CCG Committee maintained the plan design of the FY18 Executive Bonus Program. As illustrated below, the plan design involved the following parameters:

Plan funding

•
Entirely funded on the basis of quantitative, algorithmic measurement of financial performance which yields a plan funding percentage (“plan funding level”)
•
The payout algorithm provides for proportionately greater funding as performance achievement exceeds target goals, as well as disproportionate reductions in funding as performance achievement drops below target goals, with zero funding below threshold performance levels

Plan funding metrics
•
60% of the plan funding level is determined based upon achievement of GAAP revenue and non-GAAP operating margin. The CCG Committee placed primary focus on achievement of widely-recognized metrics that are tracked by our shareholders and analysts and that we believe are indicators of the performance and health of our company from growth and profitability perspectives
•
40% of the plan funding level is determined based upon achievement of license and hybrid cloud and SaaS revenue. License revenue is considered an indicator of customer willingness to adopt and expand their use of our products, while hybrid cloud and SaaS revenue is considered a measure of progress in our plans to provide more cloud and SaaS-based offerings

Thresholds must be achieved for any funding
•
For any bonus amount to be paid out, a threshold level of achievement of each of the pre-established corporate financial objectives was required
•
No funding unless 90% of revenue and adjusted license revenue targets and ~95% of non-GAAP operating margin targets were achieved
•
At threshold performance, the plan funding level would equal only 26% of target

Cap on funding	• Irrespective of actual performance, funding is capped at 240% of target, reflecting the maximum funding applicable to each component of our incentive plan
CCG Committee can exercise negative discretion on funding and payouts	• The CCG Committee has the authority to exercise negative discretion on actual plan funding, irrespective of funding calculated on the basis of our formulaic approach
Payouts
•
50% of the bonus opportunity is payable to the executive formulaically at the plan funding level in order to reinforce the connection between objective financial results and bonus payouts
•
50% of the bonus opportunity is funded at 1.25 times the plan funding level and actual payouts to executives are subject to negative discretion based on assessment of individual performance relative to strategic and operational goals

The following is an illustration of the FY19 Annual Cash Bonus Incentive Compensation Plan:
 Target Opportunity
In FY19, the CCG Committee determined that bonuses would be paid based on achievement against corporate financial performance metrics and individual goals for a performance period that spanned the full fiscal year. The CCG Committee retained negative discretion to reduce actual payouts below the amounts calculated under the plan formulas. The target opportunity for Mr. Gelsinger was increased from 150% to 175% effective May 1, 2018 based on the CCG Committee’s review of market data from our peer group and Mr. Gelsinger’s performance.

	Annual Salary Rate During FY19	Target Bonus (as percentage of base salary)	Bonus Target During FY19
Patrick Gelsinger(1)	$1,000,000	175%	$1,690,247
Zane Rowe	$750,000	100%	$750,000
Maurizio Carli(2)	$795,316	100%	$795,316
Sanjay Poonen	$700,000	100%	$700,000
Rangarajan (Raghu) Raghuram	$700,000	100%	$700,000
____________________
(1) Mr. Gelsinger’s target bonus opportunity reflects the weighted average annual salary rate of $1,000,000 and bonus target of 150% in effect from the start of FY19 through April 30, 2018 and annual salary rate of $1,000,000 and bonus target of 175% in effect from May 1, 2018 through the end of FY19.
(2) Mr. Carli’s target bonus opportunity reflects the weighted average annual salary rate of £560,000 in effect from the start of FY19 through April 30, 2018 and $800,000 effective from May 1, 2018 through the end of FY19.
Corporate Financial Metrics
The following table shows the revenue, non-GAAP operating margin and license and hybrid cloud and SaaS revenue targets for FY19. The non-GAAP operating margin target utilizes the non-GAAP operating margin reported in our quarterly earnings releases, which is calculated by excluding stock-based compensation, employer payroll taxes on employee stock transactions, amortization of intangible assets, items related to acquisitions, divestitures and other corporate transactions, restructuring charges, certain litigation and other contingencies and unusual non-recurring charges, from our operating margin calculated in accordance with GAAP. For purposes of measuring performance under the Executive Bonus Program, we adjust our reported revenue and non-GAAP operating margin results to remove the impact of large acquisitions. Accordingly, the actual performance metrics calculated for purposes of the Executive Bonus Program listed in the table below differ from VMware’s reported financial results for the periods shown.

	FY19 Bonus Plan (Revenue in $M)
Metric	Threshold	Target	Max	Actual(1)
Revenue (0%-200% funding)	$7,852.5	$8,725.0	$9,597.5	$8,938.9
Non-GAAP Operating Margin (0%-200% funding)	31.7%	33.3%	38.9%	34.1%
License and Hybrid Cloud and SaaS Revenue (0%-240% funding)	$3,351.0	$3,723.3	$4,281.8	$3,950.6
____________________
(1) Reported results as adjusted to remove the impact of large acquisitions.
The performance targets and thresholds for the Executive Bonus Program were established based upon the Company’s operating plan and the priority we placed on investing in our strategic initiatives in order to achieve revenue, license and hybrid cloud and SaaS revenue growth. Additionally, the CCG Committee determined that, regardless of non-GAAP operating margin performance, payouts in excess of 100% of the target bonus amounts would be paid only if revenue exceeded 98% of the performance target, and payouts for license and hybrid cloud and SaaS revenue achievement could exceed 100% only if the target non-GAAP operating margin goal was achieved.
Performance in the corporate financial metrics for FY19 yielded funding equal to 130.0% of target.

	FY19 Executive Annual Incentive Bonus Payout of Financial Component
	Financial Component Target Amount (50% of Total)	Bonus Calculated Per Formula @ 130.0%	Approved Bonus @ 130.0%
Patrick Gelsinger	$845,124	$1,098,661	$1,098,661
Zane Rowe	$375,000	$487,500	$487,500
Maurizio Carli	$397,658	$516,955	$516,955
Sanjay Poonen	$350,000	$455,000	$455,000
Rangarajan (Raghu) Raghuram	$350,000	$455,000	$455,000

Individual Performance Assessments
Individual performance goals for the NEOs were set for FY19.

Patrick Gelsinger
Achievement of objectives related to:
- FY19 operating plan including plans for products and cloud services
- Product and customer satisfaction
- The Company’s networking business, including NSX and SD-WAN
- Expanding the Company’s cloud and as-a-service technologies
- The Company’s private cloud products and solutions
- Growing the Company’s end-user computing business into a leading digital workspace platform
- Establishing new bets as future growth accelerators
- Driving product and go-to-market objectives with Dell Technologies
- Executing on capital allocation objectives
- Executing on go-to-market objectives and people- and workforce-related objectives

Zane Rowe	Achievement of objectives related to: - FY19 operating plan, guidance and forecasts - As-a-service financial and business model - Capital allocation objectives - People- and workforce-related objectives
Maurizio Carli
Achievement of objectives related to:
- FY19 operating plan including plans for products and cloud services
- Product and customer satisfaction
- Accelerating cloud and as-a-service go-to-market
- Driving go-to-market objectives with Dell Technologies
- Executing on go-to-market objectives and people-related objectives

Sanjay Poonen
Achievement of objectives related to:
- FY19 operating plan including plans for products and cloud services
- Product and customer satisfaction
- The Company’s networking business, including deployments
- Expanding the Company’s cloud and as-a-service technologies
- Establishing new bets as future growth accelerators
- Driving go-to-market objectives with Dell Technologies
 - Executing on go-to-market objectives and people-related objectives

Rangarajan (Raghu) Raghuram
Achievement of objectives related to:
- FY19 operating plan including plans for products and cloud services
- Product and customer satisfaction
- The Company’s networking business, including NSX and SD-WAN
- Expanding the Company’s cloud and as-a-service technologies
- The Company’s private cloud products and solutions
- Growing the Company’s end-user computing business into a leading digital workspace platform
- Establishing new bets as future growth accelerators
- Driving product objectives with Dell Technologies
- Executing on people-related objectives

As discussed above, our Executive Bonus Program provided that payouts for individual performance would be funded, subject to the CCG Committee’s potential use of negative discretion, at 1.25 times the same ratio as payouts based on the corporate financial metrics, if threshold achievement of corporate financial goals sufficient to trigger a minimum payout was reached. There were no formulas or weightings assigned to individual performance objectives and achievement was assessed overall on a holistic basis that also took into account overall individual and company performance. As discussed above, during FY19, corporate financial goals above the threshold levels were achieved. With respect to payouts for individual goals, the CCG Committee exercised its negative discretion, in consultation with management, in determining payouts for FY19.

	FY19 Executive Annual Incentive Bonus Payout of Individual Component
	Target Amount (50% of Total Target)	Bonus Calculated Per Formula @ 162.5%	Approved Bonus % of MBO Target	Approved Bonus Value
Patrick Gelsinger	$845,124	$1,373,326	150%	$1,267,685
Zane Rowe	$375,000	$609,375	125%	$468,750
Maurizio Carli	$397,658	$646,194	130%	$516,955
Sanjay Poonen	$350,000	$568,750	120%	$420,000
Rangarajan (Raghu) Raghuram	$350,000	$568,750	115%	$402,500
Total Bonus Payouts (Financial Component + Individual Component) for FY19: Target vs. Actual
The table below details the total bonus payouts including both Financial and Individual components to each of our NEOs for FY19.

	FY19 Executive Annual Incentive Bonus Total Payout
	Total Target (Financial + Individual)	Total Actual (Financial + Individual)	Total Actual as a % of Target
Patrick Gelsinger	$1,690,247	$2,366,346	140.0%
Zane Rowe	$750,000	$956,250	127.5%
Maurizio Carli	$795,316	$1,033,911	130.0%
Sanjay Poonen	$700,000	$875,000	125.0%
Rangarajan (Raghu) Raghuram	$700,000	$857,500	122.5%
Discretionary Bonus
The CCG Committee has the authority to approve discretionary bonuses outside of the Executive Annual Performance-Based Bonus Plan to address circumstances and achievements that were not contemplated at the beginning of the year when the annual bonus plan structure was approved. In March 2018, the CCG Committee approved a one-time discretionary bonus paid to Mr. Raghuram in the amount of $75,000. The bonus was intended to recognize Mr. Raghuram for his significant and innovative contributions to align VMware’s business and product objectives to evolving market conditions and emerging technological developments.
Section 6: Long-Term Incentives
We strongly believe that equity awards further align the interests of our NEOs with those of our stockholders. Equity awards are also an important part of the compensation packages that we use to recruit new executive hires. Additionally, we annually review the composition, value and vesting timeline of long-term equity-based incentive awards held by our NEOs, and our CCG Committee periodically approves refresh awards, which are designed to promote long-term retention of our executive team and meet the objectives of our executive compensation program.
Target Vehicle Mix
During FY19, our CCG Committee continued to make performance-based equity awards a substantial portion of the overall value of equity awards granted to our NEOs. Accordingly, the CCG Committee continued the foundational equity vehicle mix with 50% of annual target value tied to FY19 Operating PSUs utilizing revenue, operating margin and profitability metrics similar to the FY16 and FY18 Operating PSU plans and 50% of annual target value tied to RSUs. In addition, FY19 was the second year of the three-year performance period for the FY18 HC PSUs, intended as a one-time, performance-based equity award designed to incentivize continuing progress in the Company’s plans to broaden our portfolio of cloud and SaaS-based offerings over a multi-year period, while maintaining alignment with stockholder returns.

FY19 Operating PSUs (50% of annual target value)	FY19 RSUs (50% of annual target value)
– Three-year performance period – Vest in the first quarter of FY22 subject to continued employment and achievement of objective, quantitative performance criteria related to core business results	– Vest over four-year period subject to continued employment – Value subject to fluctuation in alignment with VMware’s stock price
We believe that the FY19 mix of PSUs and RSUs for our NEOs met the primary objectives of our annual NEO equity award grant program by aligning executive compensation with total stockholder return, focusing executive performance on overall financial metrics that are key to our success while promoting long-term retention. Additionally, we believe that the one-time award of FY18 HC PSUs continues to incentivize NEOs to focus on increasing the level of hybrid cloud and SaaS-based offerings in our product mix, objectives that are critical to our long-term success in the multi-cloud, multi-device world while continuing to align executive payouts with stockholder returns.
Equity Awards in FY19
The table below details equity awards approved by the CCG Committee for our NEOs during FY19. As noted above, awards for the NEOs’ annual target values were weighted 50% to FY19 Operating PSUs and 50% to FY19 RSUs. In granting equity awards to our NEOs, the CCG Committee selects a nominal dollar value for each award (“Selected Equity Value”). The Selected Equity Value utilized for FY19 equity awards is set forth in the table below.

	FY19 Operating PSU Plan Selected Value	FY19 RSU Selected Value	Total Selected Value
Patrick Gelsinger	$7,500,000 (73,125 Target PSUs)	$7,500,000 (73,125 RSUs)	$15,000,000 (146,250 shares)
Zane Rowe	$3,500,000 (34,125 Target PSUs)	$3,500,000 (34,125 RSUs)	$7,000,000 (68,250 shares)
Maurizio Carli	$2,750,000 (26,813 Target PSUs)	$2,750,000 (26,813 RSUs)	$5,500,000 (53,626 shares)
Sanjay Poonen	$2,500,000 (24,375 Target PSUs)	$2,500,000 (24,375 RSUs)	$5,000,000 (48,750 shares)
Rangarajan (Raghu) Raghuram	$3,500,000 (34,125 Target PSUs)	$3,500,000 (34,125 RSUs)	$7,000,000 (68,250 shares)
____________________
Note: The number of PSUs and RSUs covered by each award was determined by dividing the Selected Equity Value by the 45-day trailing average price of VMware Class A Stock as of the last day of the month preceding the month during which the award was granted to derive a quotient. The number of PSUs and RSUs was equal to 1x the quotient. The number of PSUs and RSUs shown in the table above reflects the subsequent value-neutral equitable adjustment applied to outstanding equity awards in connection with the special cash dividend paid by VMware on December 28, 2018. According to the terms of the equitable adjustment, shares underlying all unvested equity awards held by VMware employees, including the NEO awards listed above, were adjusted to reflect a conversion factor of 1.2038.
The FY19 RSU grants to NEOs vest over a four-year period, subject to continued employment, with 25% of the shares vesting on the one-year anniversary of the vest base date and the remaining shares vesting ratably thereafter on a semi-annual basis. In the case of PSU awards, shares vest subject to continued employment and achievement of performance goals after the completion of a multi-year performance period detailed further below. For more information on the vesting schedules of equity awards granted to NEOs, see “Compensation of Executive Officers—Outstanding Equity Awards at Fiscal-Year End.”
The CCG Committee approved the annual equity awards in April 2018 in order to time the grant of PSUs with a performance tranche applicable to FY19. The performance metrics for one-third of the FY19 Operating PSU awards are applicable to annual performance periods that commenced in FY19. The performance metrics for the FY19 tranches were established in April 2018. Performance metrics for the second and third tranches of the FY19 Operating PSU awards will be applicable to performance periods commencing in FY20 and FY21, respectively, and will be established early in each of those fiscal years.

Approved Award Value vs. Accounting Grant Date Fair Value for PSU Awards
Grant date fair values for PSUs are not determined until performance metrics are established. Accordingly, the grant date fair values for the second and third tranches of the FY19 Operating PSU grants discussed below are not reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement. Instead, one-third of the FY19 Operating PSU grant date fair values is reflected in this proxy statement, one-third of the FY19 Operating PSU grant date fair value will be reflected in our 2020 proxy statement and one-third of the FY19 Operating PSU grant date fair value will be reflected in our 2021 proxy statement.
During FY19, the CCG Committee also established performance metrics for the second tranches of FY18 Operating PSUs and FY18 HC PSUs that it had awarded to our NEOs in FY18 under the FY18 Operating PSU and HC PSU Plans, and for the third tranche of FY16 Operating PSUs that it had awarded to our NEOs in FY16 under the FY16 Operating PSU Plan. Accordingly, the grant date fair values for the second tranche of the FY18 Operating and HC PSUs and the third tranche of the FY16 Operating PSUs are reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement.
The FY20 performance metrics applicable to the second of the three tranches of the FY19 Operating PSU Plan and the third of three tranches in the FY18 Operating and FY18 HC PSU Plans will be established in early FY20. Accordingly, grant date fair values for those tranches will be reflected in the 2020 proxy statement.
The FY21 performance metrics applicable to the third of the three tranches of the FY19 Operating PSU Plan will be established in early FY21. Accordingly, grant date fair values for the third tranche of FY19 Operating PSU Plan will be determined in FY21 and will be reflected in the 2021 proxy statement.

PSU Award	Year Approved	Grant Date Fair Value in 2017 Proxy	Grant Date Fair Value in 2018 Proxy	Grant Date Fair Value in 2019 Proxy	Grant Date Fair Value in 2020 Proxy	Grant Date Fair Value in 2021 Proxy
FY16 Operating PSU	FY16	FY16 Tranche	FY18 Tranche	FY19 Tranche	-	-
FY16 RSU	FY16	Full Award	-	-	-	-
FY18 Operating PSU	FY18	-	FY18 Tranche	FY19 Tranche	FY20 Tranche	-
FY18 HC PSU	FY18	-	FY18 Tranche	FY19 Tranche	FY20 Tranche	-
FY18 RSU	FY18	-	Full Award	-	-	-
FY19 Operating PSU	FY19	-	-	FY19 Tranche	FY20 Tranche	FY21 Tranche
FY19 RSU	FY19	-	-	Full Award	-	-
The difference of as much as two years between the date when the CCG Committee approves PSU grants and the date when individual annual tranches are assigned a grant date fair value can result in significant deviations between the grant value that the CCG Committee approved and the grant value that appears in the Summary Compensation Table for the year in which the grant date fair value is assigned because the respective values are based on VMware’s stock price on the applicable dates. The impact of fluctuations in our stock price on the values of equity grants to our CEO from FY16 through FY19 is illustrated in the chart below.

RSU
PSU
Average Grant Date Fair Value
Equity Award Value ($M)
$25
$20
$15
$10
$5
$0
$13.00
$13.50
$15.00
$8.93
$11.83
$20.20
FY16
FY18
FY19
FY16
FY18
FY19
Approved Value
Accounting Value
Average Grant Date Fair Value
$135
$90
$45
$0

____________________
(1) The CCG Committee approved an annual selected equity value of PSUs to issue to our CEO in each of FY16, FY18 and FY19 as well as the number of shares underlying PSU awards using a 45-day trailing stock price as the quotient to calculate number of shares issued.
As illustrated in the chart, the CCG Committee has approved equity awards to our CEO with 50% or more of total approved award value tied to PSUs in each of FY16, FY18 and FY19. However, as a result of our PSU design, which features both successive annual performance tranches, as well as a multi-year performance goal, the grant date accounting fair value of the PSU awards reflects the number of PSU awards issued per each applicable fiscal year tranche multiplied by the closing trading price of our stock on the date that each annual performance metric is determined. As a result, the values in the Summary Compensation Table will often not reflect the CCG Committee determinations on the division between PSU and RSU value in any particular year. Additionally, the above chart demonstrates that the value of equity awards to our CEO when approved by our CCG Committee in each of FY16, FY18 and FY19 (“Approved Value”) ranged from $13.0 million to $15.0 million, an increase of 15.4% over the time period, while the grant date “Accounting Value” of those equity awards ranged from $8.93 million to $20.2 million, an increase of 126.2%. Accordingly, the “Approved Values” discussed in this CD&A and shown in the chart reflect the compensation determinations made by the CCG Committee, whereas the increases in the value of equity awards shown in the Summary Compensation Table in the respective proxy statements largely reflects VMware’s positive operations results during the period as reflected by the increases in stock price.
Performance Stock Units—FY16, FY18 and FY19 Operating PSU Plans
The design of the FY19 Operating PSU Plan is substantially consistent with the FY16 and FY18 Operating PSU Plans, and includes the following design features.

Focus on long-term performance
•
Three successive annual performance tranches covering FY19, FY20 and FY21 to drive achievement of sustained results. Annual tranches enable more precise and meaningful goal-setting during a highly dynamic period
•
If an annual tranche is completed at below-target performance, a catch-up is not available in subsequent tranches
•
Multi-year goal to hold NEOs accountable for long-term performance

Focus on value creation
•
Focus on revenue adjusted for the change in deferred hybrid cloud and SaaS revenue, as an indicator of future top-line growth prospects and non-GAAP operating margin, as an indicator of NEOs’ stewardship of Company profitability in each tranche
•
Focus on non-GAAP operating income as metric of profit available for investment in Company growth or return of earnings and capital to stockholders through stock repurchases, as well as the one-time special cash dividend of $11 billion in FY19
•
Substantially penalizes NEOs for under-performing relative to three-year non-GAAP operating income goal
•
Three-year non-GAAP operating income goal adds diversity to portfolio of performance metrics while maintaining cohesion with annual incentive plan and PSU tranches

We designed the metrics for our FY19 Operating PSU awards to NEOs to focus on indicators that will measure the degree to which we successfully deliver on VMware’s core business opportunities in the software-defined data center delivered on-premises or in the cloud, as well as end-user and mobile computing. We selected the achievement of revenue targets, as adjusted for the change in unearned hybrid cloud and SaaS revenue, and non-GAAP operating margin as metrics that are tracked by our shareholders and analysts and that we believe are indicators of the performance and health of our company from growth and profitability perspectives. We selected non-GAAP operating income as the three-year performance modifier in order to hold NEOs accountable for total dollar value of profit generated by both top-line growth and bottom-line management over a long-term performance period. The CCG Committee continues to evaluate alternative structures with the goal of best aligning our PSU Plan with the long-term performance of the Company. The three-year performance modifier is critical to the plan design, because it modifies the shares otherwise subject to vesting based on performance in each annual tranche. Performance achievement is adjusted for the impact of significant merger-, acquisition- and divestiture-related transactions during the period. Taken together, the CCG Committee believes the balanced focus on sustained performance over individual annual tranches enables goals to be adjusted each year to reflect changing business conditions while a multi-year performance goal focused on total profitability incentivizes our NEOs to deliver results that drive longer-term shareholder value.
Performance in FY19 applied to the three PSU plans as follows: (1) the first of three tranches of the FY19 Operating PSU Plan, (2) the second of three tranches of the FY18 Operating PSU Plan and (3) the third of three tranches of the FY16 Operating PSU Plan. Under each Plan, metrics for the FY19 performance tranche were total revenue plus change in unearned hybrid cloud and SaaS revenue (weighted 70%) and non-GAAP operating margin (weighted 30%).
An illustration of the staggered design of our operational PSU plans that were ongoing during FY19 is below.

Plan	FY16	FY18	FY19	FY20	FY21	FY22
FY16 Operating PSU Plan	33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests March 31, 2019 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year non-GAAP operating income growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares

	FY16 Adj. Rev (70% weight)	FY18 Adj. Rev (70% weight)	FY19 Adj. Rev (70% weight)
	+	+	+
	FY16 non-GAAP operating margin (30% weight)	FY18 non-GAAP operating margin (30% weight)	FY19 non-GAAP operating margin (30% weight)
	=	=	=
	FY16 tranche opportunity (0%-200% of target)	FY18 tranche opportunity (0%-200% of target)	FY19 tranche opportunity (0%-200% of target)
Ú
3-year non-GAAP operating income average growth multiplier on FY16, FY18 and FY19 tranches

Plan	FY16	FY18	FY19	FY20	FY21	FY22
FY18 Operating PSU Plan		33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests April 1, 2020 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year non-GAAP operating income growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares

		FY18 Adj. Rev (70% weight)	FY19 Adj. Rev (70% weight)	FY20 metric to be determined [(“TBD”) (70% weight)
		+	+	+
		FY18 non-GAAP operating margin (30% weight)	FY19 non-GAAP operating margin (30% weight)	FY20 metric TBD (30% weight)]
		=	=	=
		FY18 tranche opportunity (0%-200% of target)	FY19 tranche opportunity (0%-200% of target)	FY20 tranche opportunity (0%-200% of target)
Ú
3-year non-GAAP operating income average growth multiplier on FY18, FY19 and FY20 tranches

Plan	FY16	FY18	FY19	FY20	FY21	FY22
FY19 Operating PSU Plan			33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests April 1, 2021 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year non-GAAP operating income growth multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares

			FY19 Adj. Rev (70% weight)	[FY20 metric TBD (70% weight)	[FY21 metric TBD (70% weight)
			+	+	+
			FY19 non-GAAP operating margin (30% weight)	FY20 metric TBD (30% weight)]	FY21 metric TBD (30% weight)]
			=	=	=
			FY19 tranche opportunity (0%-200% of target)	FY20 tranche opportunity (0%-200% of target)	FY21 tranche opportunity (0%-200% of target)
Ú
3-year non-GAAP operating income average growth multiplier on FY19, FY20 and FY21 tranches
Performance levels are subject to adjustment to exclude the impact of merger-, acquisition- and divestiture-related transactions above pre-determined threshold levels during each performance period. Achievement is measured following the end of each annual performance tranche, and achievement relative to the multi-year performance goal is measured following the end of FY19 in the case of the FY16 Operating PSU Plan, following the end of FY20 in the case of the FY18 Operating PSU Plan and following the end of FY21 in the case of the FY19 Operating PSU Plan. Depending upon the level of achievement, the PSUs can convert into shares of common stock at ratios ranging from 0.375 shares to two shares for each PSU. (PSUs are capped at 2x target irrespective of actual performance.) If the minimum performance threshold is not met, then no shares will be issued. We believe that coupling annual performance tranches with performance metrics over a three-year period in the case of the FY16, FY18 and FY19 Operating PSU Plans allows us to align our performance metrics to our strategic plan, while also promoting longer-term executive retention.

In March 2019, the CCG Committee reviewed Company performance against metrics contained in the FY16, FY18 and FY19 Operating PSU plans in connection with the FY19 performance tranche. Performance goals, actual results and earned shares under the FY16, FY18 Operating PSU and FY19 Operating PSU Plans are described in the following tables.
Performance Achievement vs. Goal

FY19 Performance Tranche Achievement
	Threshold (50%)	Target (100%)	Max (200%)	Actual Result	Result	Funding Weight	Funding
Adjusted Revenue	$8,606	$9,011	>=$9,416	$9,190	144.1%	70%	100.9%
Non-GAAP Operating Margin	31.7%	33.3%	>=35.3%	34.1%	139.6%	30%	41.9%

Total FY19 Performance Tranche Funding							142.8%

FY16 PSU Plan Multi-Year Modifier
	Min 0.75x	Target 1.0x	Max 1.25x	Actual Result	Result
Non-GAAP Operating Income Average Growth Over Three Fiscal Years	<=4.0%	5.0%	>=6.0%	10.7%	1.25x (maximum)
PSU Conversion Based on Performance

FY19 Performance Tranche Achievement(1)
	FY19 Tranche of PSU Plan: Target PSUs			FY19	PSU Achievement in FY19 Tranche(2)
Name	FY16 Operating PSU Plan	FY18 Operating PSU Plan	FY19 Operating PSU Plan	Tranche Modifier	FY16 Operating PSU Plan	FY18 Operating PSU Plan	FY19 Operating PSU Plan
Patrick Gelsinger	52,146	19,756	24,375	142.8%	74,464	28,211	34,807
Zane Rowe	30,085	13,171	11,375	142.8%	42,961	18,808	16,243
Maurizio Carli	8,023	10,976	8,937	142.8%	11,456	15,673	12,762
Sanjay Poonen	16,046	13,171	8,125	142.8%	22,913	18,808	11,602
Rangarajan (Raghu) Raghuram	14,039	13,171	11,375	142.8%	20,047	18,808	16,243
____________________
(1) Number of PSUs reflects the equitable adjustment ratio of 1.2038 in connection with the Company’s special cash dividend.
(2) Achieved PSUs convert into shares depending upon annual revenue growth performance over the three-year period FY16 through FY19 (for the FY16 Operating PSU Plan), the three-year period FY18 through FY20 (for the FY18 Operating PSU Plan) and over the three-year period FY19 through FY21 (for the FY19 Operating PSU Plan). See discussion above.

FY16 PSU Plan Calculation of Shares Subject to Vest Based on Performance(1)

	Total Shares in FY16 Operating PSU Plan(1)	FY16 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			FY16 Operating PSU Plan Awards Banked Per Annual Tranche Modifiers			3-Year Perfor-mance Modifier	Total Shares Earned in FY16 Operating PSU Plan(2)
Name		FY16 Tranche Target	FY18 Tranche Target	FY19 Tranche Target	FY16 Tranche Target	FY18 Tranche Target	FY19 Tranche Target		# of Shares	% of Total Target Issued
Patrick Gelsinger	156,436	52,145	52,145	52,146	157.2%	187.1%	142.8%	1.25x	312,872	200%
Zane Rowe	90,251	30,083	30,083	30,085	157.2%	187.1%	142.8%	1.25x	180,502	200%
Maurizio Carli	24,067	8,022	8,022	8,023	157.2%	187.1%	142.8%	1.25x	48,134	200%
Sanjay Poonen	48,134	16,044	16,044	16,046	157.2%	187.1%	142.8%	1.25x	96,268	200%
Rangarajan (Raghu) Raghuram	42,117	14,039	14,039	14,039	157.2%	187.1%	142.8%	1.25x	84,234	200%
____________________
(1) Number of PSUs reflects the equitable adjustment ratio of 1.2038 in connection with the Company’s special cash dividend.
(2) Number of shares earned capped at 200% of target.
As noted above, the maximum number of PSUs to vest under the FY16 Operating PSU Plan was capped at 200% of target. As a result, even though the algorithmic calculation of shares to vest under the FY16 Operating PSU Plan was calculated to be 203% of target (resulting from annual tranche performance ratios of 157.2%, 187.1% and 142.8% of target for FY16, FY18 and FY19, respectively, and a multi-year performance multiplier of 1.25 applied to each annual tranche performance ratio), the actual number of shares vested from the FY16 Operating PSU Plan was capped at 200% of target pursuant to Plan terms and conditions.
Performance Stock Units—FY18 HC PSU Plan
In FY19, NEOs were subject to the second of three fiscal year performance periods in the FY18 HC PSU Plan. The FY18 HC PSU Plan includes three annual performance periods based on hybrid cloud and SaaS financial objectives established annually for each period and a three-year multiplier determined by the Company’s percentile rank in three-year TSR relative to constituent companies in the S&P 500 IT Index at the time the CCG Committee approved the FY18 HC PSU Plan in April 2017.
An illustration of the staggered design of the FY18 HC PSU Plan is below.

Plan	FY18	FY19	FY20	FY21
FY18 HC PSU Plan	33% of target PSU award:	33% of target PSU award:	33% of target PSU award:
Vests April 1, 2020 subject to continued employment. Actual number of shares subject to vest equals PSUs achieved from each tranche multiplied by 3-year relative TSR multiplier (0.5x-1.0x) ; maximum number of shares capped at 100% of target shares

	FY18 hybrid cloud and SaaS revenue growth	FY19 hybrid cloud and SaaS revenue growth	[FY20 hybrid cloud and SaaS metric TBD]
	=	=	=
	FY18 tranche opportunity (0%-100% of target)	FY19 tranche opportunity (0%-100% of target)	FY20 tranche opportunity (0%-100% of target)
Ú
3-year relative TSR multiplier on FY18, FY19 and FY20 tranches
Achievement is measured following the end of each tranche in FY18, FY19 and FY20, as applicable, and achievement relative to the multi-year performance goal will be measured following the end of FY20. Depending upon the level of achievement, the PSUs can convert into shares of common stock at ratios ranging from 0.25 shares to one share for each PSU. If the minimum performance threshold is not met, then no shares will be issued.
In March 2019, the CCG Committee reviewed Company performance against the FY19 metric in connection with the FY19 performance tranche. Performance goals, actual results and achieved PSUs under the FY18 HC PSU Plan are described below. Results were adjusted to eliminate impact of acquisitions and divestitures.
Performance Achievement vs. Goal

FY18 HC PSU Plan Performance in FY19 Tranche
	Threshold 50%	Target 100%	Max 100%	Actual Result	Result
Hybrid Cloud and SaaS Revenue Growth	19.7%	26.0%	>26.0%	37%	100%
PSU Conversion Based on Performance

Name	FY19 Tranche of HC PSU Plan: Target PSUs(1)	FY19 Tranche Modifier	HC PSU Achievement in FY19 Tranche(2)
Patrick Gelsinger	19,756	100%	19,756
Zane Rowe	8,780	100%	8,780
Maurizio Carli	8,780	100%	8,780
Sanjay Poonen	13,171	100%	13,171
Rangarajan (Raghu) Raghuram	13,171	100%	13,171
____________________
(1) Number of PSUs reflects the equitable adjustment ratio of 1.2038 in connection with the Company’s special cash dividend.
(2) Achieved PSUs convert into shares depending upon annual revenue growth performance over the three-year period FY18 through FY20. See discussion above.

Performance Stock Units—FY18 Sales PSU Plan
FY19 was covered as a portion of the multi-year performance period of the FY18 Sales PSU Plan, which was awarded to Mr. Carli. The FY18 Sales PSU Plan includes a single two-and-a-half-year performance period with two quantitative financial goals related to sales performance, each measured over the full performance period. Achievement will be measured following FY20.
Special Stockholder Return PSU Plan
In April 2019, the CCG Committee approved a special PSU award to our CEO with achievement based on total stockholder return (TSR) levels achieved over a four-year performance period commencing May 1, 2019. The special award is designed so that our CEO will realize payouts to the extent that our stock price appreciation yields significant sustained returns for our stockholders at levels comparable to or greater than other S&P technology companies over the same period. The CCG Committee selected a PSU value of $25 million. Each PSU will convert to one share of VMware stock at target, with a potential payout of 2x if the Company achieves stretch stock price goals that exceed the performance of selected S&P peer companies. The award is for 135,851 PSUs, with the number determined utilizing our 45-day trailing average stock price for the period ending April 30, 2019 per our standard practice for PSU and RSU awards. The PSU award funds based on the degree to which our stock price appreciates from $204.13, the closing stock price on April 30, 2019, as set forth in the following table:

Stock Price Appreciation Threshold	Stock Price Appreciation from Grant	PSU Conversion Ratio	Shares issuable
$306.20	+50%	0.4x of target PSUs	54,340
$357.23	+75%	1.0x of target PSUs	135,851
$408.26	+100%	2.0x of target PSUs	271,702
A stock price appreciation threshold is considered to have been achieved if the 90-day volume weighted average price (“VWAP”) of VMware’s stock price reaches the threshold during the performance period. If the minimum stock price appreciation threshold is not achieved on or before April 30, 2023, then no PSUs under the Plan will vest.
The extent to which the award vests depends upon a comparison of VMware’s TSR to the TSR of companies in the S&P Software and Services Select Industry Index over the four-year performance period. VMware’s TSR and the TSR of the indexed companies will be compared utilizing the 90-day trailing VWAPs for VMware and the indexed companies on the last day of the performance period compared to the respective 90-day trailing VWAPs at the start of the period. Payouts will be scaled for TSR achievement between the 25th and 75th percentiles shown below.

VMware %ile Rank vs. Companies in S&P Software & Services Select Industry Index	% of Funded Shares that will be Released Based on Relative TSR Performance
<25%ile	0%
25%ile	25%
50%ile	62.5%
>=75%ile	100%
50% of the award will vest on June 1, 2023 and the remaining 50% of the award will vest on June 1, 2024, so long as Mr. Gelsinger remains employed and the 90-trailing trading day trailing VWAP for VMware’s stock measured on the second trading day preceding each vesting date equals or exceeds our stock price on the first day of the performance period. If the trailing VWAP does not achieve the threshold on each vesting date, then the shares eligible to vest on that vesting date will not vest. If no shares vest on the first vesting date, then all of the shares will still be eligible to vest on the second vesting date provided if the vesting conditions are met.
For the purposes of calculating stock price and relative TSR achievements, stock prices of VMware and the companies in the comparison group will be adjusted for the value of any dividends paid during the respective measurement periods.

The special PSU award is not eligible for acceleration under the Company’s Executive Severance Plan adopted in FY19 (“Severance Plan”). The award is eligible for acceleration under VMware’s Change-in-Control Retention Plan for executives adopted in 2015 (“CIC Plan”) in the event of a qualifying termination following a change-in-control. In the event of a change-in-control, the performance period would end and VMware’s stock price and TSR achievement would be based on the consideration per share paid for VMware’s Class A Stock. In the event of termination due to death or disability, VMware’s stock price and TSR performance will be measured as of the last day of Mr. Gelsinger’s service.
Section 7: Overview of Compensation-Setting Process
Our CCG Committee determines NEO compensation. The members of our CCG Committee possess significant experience in the review and oversight of executive compensation at global technology companies and at VMware. The CCG Committee makes its determinations of executive compensation based on this experience and in consultation with management.
The CCG Committee has engaged FW Cook as its independent consultant to advise it on an as-needed basis with respect to executive compensation decisions. FW Cook reports directly to the CCG Committee and does not provide services to VMware management. The CCG Committee has assessed the independence of FW Cook pursuant to SEC and NYSE Rules and concluded that the firm’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the CCG Committee.
FW Cook provides the CCG Committee analyses of our executive compensation program from time to time. FW Cook assists the CCG Committee’s review of our program’s effectiveness in supporting our business objectives and strategy, its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value and the changing business and regulatory environment.
FW Cook recommends a peer group, which is reviewed and approved annually by the CCG Committee, for executive compensation comparisons. FW Cook compares our executive compensation structure and levels using data from proxy and other SEC filings by peer group companies, as well as additional data from Radford Consulting (“Radford”) on the peer group companies. The weightings between the peer group and the Radford survey data are based on FW Cook’s subjective assessment of the applicability and quality of each data source.
VMware’s peer group for FY19 consisted of the following companies:

VMware peer companies

Adobe Systems, Amazon.com, Autodesk, CA, Cisco Systems, Citrix Systems, Cognizant Technology Solutions, eBay, Electronic Arts, Intuit, Microsoft, NetApp, Oracle, Red Hat, Salesforce.com, ServiceNow and Symantec

The CCG Committee determined that the group of peer companies was representative of our executive talent pool and our product and market profile and appropriate from a size perspective. Our peer group for FY19 was unchanged from FY18 except for the removal of Yahoo, which was acquired in June 2017.
In FY19, our CCG Committee also monitored a group of reference peer companies, primarily to assist the CCG Committee in evaluating competitive long-term incentive program design elements. The reference companies included Facebook, Google and Twitter. We did not utilize data from the VMware reference companies to determine compensation levels, but we believe practices from these companies continue to be relevant to review and, from time to time, we compete with these companies for executive talent due to the relative proximity of our headquarters on the West coast and overlaps in certain of our technologies.
The CCG Committee made NEO compensation decisions in light of the FW Cook analysis, and with the objective of awarding compensation that is generally competitive with our peer group and the Radford survey data and sufficient to recruit and retain qualified executives. The CCG Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers the market data as one factor in making its compensation decisions. Other factors include our performance, an individual’s contribution, experience, potential, compensation history, internal pay equity and retention needs. After taking these factors into account, the CCG Committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon all of the relevant facts and circumstances.

Section 8: Benefits, Perquisites and Other Compensation Policies
Benefits and Perquisites
We provide only minimal and select executive-level benefits or perquisites to our NEOs targeted to assist in the recruitment of new executives, and to meet market practices.
During FY19, our NEOs were eligible to participate in a program for VMware to reimburse employees at the senior vice president level or above, including each NEO, for annual comprehensive physical examinations and medical screenings. We determined that offering such a benefit was in the best interests of VMware and our stockholders, given the critical role of our senior staff to the ongoing performance of our business.
Our NEOs employed in the U.S. were also eligible to participate in a non-qualified deferred compensation plan (“NQDC Program”) that was open to VMware employees at the level of senior director and above. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of his or her base salary, between 5% and 100% of his or her commissions (if any) and between 5% and 100% of his or her eligible bonus (if any), in each case on a pre-tax basis. VMware may, but does not currently intend to, make matching contributions.
VMware’s facilities are utilized from time to time by local community organizations. During FY19, the allocated operating and rental costs for VMware facilities utilized for community events hosted by Mr. Gelsinger were less than $500.
From time-to-time we provide relocation benefits in connection with the recruitment or appointment of new executive officers. During the first quarter of FY19, Mr. Carli was employed on an expatriate assignment from the United Kingdom to the United States, pursuant to a long-term assignment entered into in May 2015 and amended in June 2016 in connection with Mr. Carli’s appointment as an executive officer of the Company. Pursuant to his expatriate assignment, we provided Mr. Carli with relocation and tax equalization benefits consistent with VMware’s Relocation Policy available to all employees, including officers. These perquisites are included in the “All Other Compensation” column in the “Summary Compensation Table.” Effective May 1, 2018, upon the expiration of Mr. Carli’s expatriate assignment agreement, we entered into a localization agreement with Mr. Carli that established him as a U.S. employee while terminating his employment in the United Kingdom. Accordingly, we will no longer be responsible for tax equalization payments for Mr. Carli commencing with the start of his service as a U.S. employee except with respect to performance stock unit awards granted to Mr. Carli while he was on expatriate assignment. As those awards continue to vest, we will continue to be responsible for tax equalization payments for the portion of the performance periods that elapsed while Mr. Carli was a United Kingdom employee on expatriate assignment. The localization agreement provides Mr. Carli with post-employment relocation assistance and tax services in connection with the preparation of multi-country tax returns for an initial period of approximately three years and in resolving tax-related disputes that may arise in connection with such initial period and the period of Mr. Carli’s expatriate assignment.
We do not generally provide NEOs with tax gross-ups or reimbursements.
Change-in-Control and Post-Termination Compensation
CIC Plan
Each NEO is eligible for change-in-control benefits pursuant to the CIC Plan, which is intended to encourage the retention of NEOs and reduce uncertainty regarding the personal consequences of a potential change in control. The CIC Plan provides severance benefits for NEOs who are involuntarily terminated without “cause,” or who terminate employment for “good reason,” within 12 months following a “change in control” of VMware (each such term as defined in the CIC Plan), with benefits designed to be competitive with similar plans at VMware’s peer companies.
Upon a qualifying termination under the CIC Plan following a change in control, each NEO is eligible to receive: (1) a lump sum payment equal to a multiple of annual base salary, target annual bonus and monthly health insurance premiums; and
(2) full accelerated vesting of outstanding equity awards. VMware’s CEO, Mr. Gelsinger, is eligible to receive two times his annual base salary and target bonus and the value of 24 months of the health insurance premiums. Other NEOs are eligible to receive 1.5 times their annual base salary and target bonus and the value of 18 months of the health insurance premiums.
The monthly health insurance premium amount equals 150% of the monthly cost required to obtain continuation coverage for the NEO and his or her covered dependents. NEOs would be required to execute a release in favor of VMware in exchange for CIC Plan benefits. Performance-based equity awards will generally convert into shares at target amounts if a change in control occurs during a performance period, unless otherwise specified in the performance award agreement.
The CIC Plan does not provide for any tax gross-ups. In the event the NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes.
In addition to the double-trigger acceleration provided under the CIC Plan, the PSU awards granted to NEOs provide that if a change in control occurs during a performance period, that performance period will terminate immediately prior to consummation of the change in control and the PSUs will convert into time-based vesting awards that convert into Class A Stock at the target level of achievement.
Severance Plan
During FY19, the CCG Committee approved the Severance Plan covering VMware executives, including each NEO. The Severance Plan provides severance benefits to NEOs in the event of an involuntary termination without “cause” or for “good reason.” The CCG Committee adopted the Severance Plan following a survey of the practices of the Company’s peers, a number of which provide similar benefits to some or all of their executive officers. The Severance Plan benefits are comparable to those offered by such peers.The Severance Plan is intended to provide a consistent framework to administer terminations in the event of an involuntarily termination without “cause” or for “good reason” (each such term as defined in the Severance Plan).
Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive: (1) a lump sum payment equal to annual base salary, target annual bonus, as well as the value of 12 months of the health insurance premiums; (2) accelerated vesting of outstanding RSU and stock option awards that were otherwise scheduled to vest within and including the 12 months following termination; and (3) accelerated vesting of outstanding PSU awards, to the extent that performance periods have been completed, as further detailed in the Severance Plan.
Compensation Risk Assessment
We believe that the mix and design of the elements of our executive compensation are well balanced and do not encourage management to assume excessive risk. As detailed above, our pay mix is balanced among base salary, short-term performance cash bonus awards and equity compensation. NEO compensation is heavily weighted towards long-term, equity-based incentive compensation, which we believe discourages excessive short-term risk taking and strongly aligns NEO interests with the creation of long-term increased stockholder value. In addition, we maintain policies against the purchase of hedging instruments in order to help maintain the alignment of NEO interests with long-term changes in stockholder value by prohibiting NEOs from purchasing financial instruments that trade off the potential for upside gain in order to lock in the current market value of our securities. Additionally, as discussed below, our executive compensation plans also include compensation recovery provisions that enable us to recover performance bonuses, as well as gains on equity awards, that were earned due to activity detrimental to the Company.
Tax Deductibility
Prior to its amendment pursuant to 2017 Tax Cuts and Jobs Act (“Tax Act”), Section 162(m) of the Code, as amended, generally disallowed a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s CEO and certain other executive officers. However, performance-based compensation was not subject to the $1 million deduction limit if certain requirements were met. Among other changes to Section 162(m), the Tax Act eliminated the exemption for performance-based compensation. The amendment to Section 162(m) is effective with respect to VMware for compensation paid in FY19 and in future years. The Tax Act includes a transition rule that allows the performance-based compensation exemption to continue for executive officers with a right to participate in a plan that is part of a written binding contract in effect on November 2, 2017 that is not modified in any material respect before the compensation is paid (“Transition Rule”).

During FY19, to extent that our NEOs participate in performance-based compensation plans that are likely to qualify for treatment as performance-based compensation under the Transition Rule, the CCG Committee avoided actions that would be considered a material modification to such plan or agreement in order to preserve their deductibility.
Hedging Policy
We have adopted a policy prohibiting any of our directors or employees, including our NEOs, from “hedging” their ownership in shares of our Class A Stock or other equity-based interests in us, including by engaging in short sales or trading in derivative securities relating to our common stock and the shares of Class V common stock issued by Dell.
Compensation Recovery Policies
Our Executive Bonus Program for our executive officers, including our NEOs and the performance-based, long-term equity award program were both adopted under the Incentive Plan. The Incentive Plan includes a “clawback” provision to tie our ability to claw back outstanding equity awards to any restatements of VMware’s financial results and in case of termination for “cause,” as defined in the Incentive Plan. The Incentive Plan also includes provisions that the CCG Committee will review outstanding incentive awards held by executive officers or the value of such awards realized during or in the year following the restatement and, in its sole discretion, determine to cancel or claw back the value of such awards if the CCG Committee deems it appropriate. Additionally, if an employee, including a NEO, is terminated for “cause,” (as defined in the Incentive Plan), all unvested or unexercised awards will be forfeited and the CCG Committee may determine to require reimbursement of amounts realized after the event constituting cause has occurred.
Executive Stock Ownership Guidelines
In FY19, we implemented executive stock ownership guidelines that had been approved by the CCG Committee the previous year in order to further align the interests of our senior executive officers with the interests of our stockholders and to underscore our commitment to strong corporate governance practices. Under the guidelines, our C-level executive officers are required to own shares of our common stock valued at a multiple of their annual base salary (six times in the case of our CEO, three times with respect to our COOs and two times in the case of our CFO). The guidelines include a holding requirement for executives until they achieve their respective ownership level. Any executive who holds less than the requisite level of ownership must hold at least 50% of the shares net of tax withholdings that are acquired upon vesting in their equity awards and, with respect to stock options, 50% of the shares net of exercise and tax withholdings. Requisite ownership levels for each senior executive will be reset annually. The executive stock ownership guidelines took effect on April 1, 2018.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
VMware revised its fiscal calendar effective January 1, 2017. VMware’s first fiscal year under its revised fiscal calendar began on February 4, 2017 and ended February 2, 2018. The period from January 1, 2017 through February 3, 2017 was recorded as a transition period (“Transition Period” or “Transition”).
The table below summarizes the compensation information for the fiscal years ended February 1, 2019 and February 2, 2018, the Transition Period and the fiscal year ended December 31, 2016 for our NEOs—our CEO, our CFO and the three other most highly compensated individuals who were serving as executive officers of VMware at the end of FY19 for each year that they served as an NEO. The amounts shown in the Stock Awards column do not reflect compensation actually received by the NEOs, but instead include the aggregate grant date fair value of awards computed in accordance with GAAP.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Patrick Gelsinger	2019	1,000,000	—	20,196,095	2,366,346	6,750	23,569,191
CEO	2018	1,000,000	—	14,367,490	1,945,861	19,260	17,332,611
	Transition	83,333	—	—	181,258	1,500	266,092
	2016	1,000,000	—	12,052,249	1,783,125	6,000	14,841,374
Zane Rowe	2019	750,000	—	10,414,622	956,250	6,750	12,127,622
CFO and Executive Vice President	2018	750,000	—	7,261,621	954,227	6,000	8,971,848
	Transition	62,500	—	—	88,887	1,500	152,887
	2016	630,770	—	5,150,990	761,466	7,642	6,550,868
Maurizio Carli(4)	2019	823,213	—	6,762,559	1,033,911	2,974,326	11,594,009
Executive Vice President, Worldwide Sales and Services	2018	714,798	—	16,469,509	991,902	553,782	18,729,991
	Transition	57,540	—	—	92,396	—	149,936
Sanjay Poonen	2019	700,000	—	7,885,473	875,000	6,750	9,467,223
COO, Customer Operations	2018	700,000	—	7,119,374	855,700	1,500	8,676,574
	Transition	58,333	—	—	79,709	—	138,042
	2016	621,250	—	10,840,103	637,826	3,142	12,102,321
Rangarajan (Raghu) Raghuram	2019	700,000	75,000	9,109,305	857,500	—	10,741,805
COO, Products and Cloud Services	2018	700,000	—	7,812,216	855,700	—	9,367,916
	Transition	58,333	—	—	79,709	—	138,042
	2016	621,250	—	10,592,707	731,294	—	11,945,251
____________________
(1) Amounts shown represent the grant date fair values of stock awards granted in the fiscal year indicated, which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (“ASC Topic 718”), without taking into account estimated forfeitures. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note titled “Stockholders’ Equity” to our audited financial statements included in our Annual Report on Form 10-K for the applicable year.
Amounts include the value of the FY19 performance tranches of the FY16 PSUs, FY18 Operating PSUs and FY18 HC PSUs, for which performance goals were set on the grant dates in the table below, and the FY19 Operating PSUs, which were deemed awarded on the grant date set forth below. For more details on the FY16 PSUs, FY18 Operating PSUs, FY18 HC PSUs and FY19 Operating PSUs see “Compensation Discussion and Analysis—Section 6: Long-Term Incentives” and “—Grants of Plan-Based Awards.”
With respect to each of the FY16 PSUs, FY18 Operating PSUs, FY18 HC PSUs and FY19 Operating PSUs, vesting is subject to the Company’s financial performance. Accordingly, the “Stock Awards” column above includes the grant date fair value based on the probable outcome of the performance-based conditions as of the grant date in accordance with ASC Topic 718. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the portion of the FY16 PSUs, FY18 Operating PSUs, FY18 HC PSUs and FY19 Operating PSUs awards deemed granted in FY19 set forth in the table above would be as set forth in the table below.

Name	Grant	Date of Grant	Maximum Conversion Ratio	Assuming Highest Level of Performance Conditions Achieved ($)
Patrick Gelsinger	FY16 PSU	4/16/2018	2.00	11,068,360
	FY18 Operating PSU	4/16/2018	2.00	4,193,339
	FY18 HC PSU	4/16/2018	1.00	1,789,127
	FY19 Operating PSU	4/27/2018	2.00	5,387,993
Zane Rowe	FY16 PSU	4/16/2018	2.00	6,385,700
	FY18 Operating PSU	4/16/2018	2.00	2,795,644
	FY18 HC PSU	4/16/2018	1.00	795,192
	FY19 Operating PSU	4/27/2018	2.00	2,514,379
Maurizio Carli	FY16 PSU	4/16/2018	2.00	1,702,785
	FY18 Operating PSU	4/16/2018	2.00	2,329,576
	FY18 HC PSU	4/16/2018	1.00	795,192
	FY19 Operating PSU	4/27/2018	2.00	1,975,526
Sanjay Poonen	FY16 PSU	4/16/2018	2.00	3,405,826
	FY18 Operating PSU	4/16/2018	2.00	2,795,644
	FY18 HC PSU	4/16/2018	1.00	1,192,788
	FY19 Operating PSU	4/27/2018	2.00	1,795,909
Rangarajan (Raghu) Raghuram	FY16 PSU	4/16/2018	2.00	2,979,874
	FY18 Operating PSU	4/16/2018	2.00	2,795,644
	FY18 HC PSU	4/16/2018	1.00	1,192,788
	FY19 Operating PSU	4/27/2018	2.00	2,514,379
____________________
(2) Amounts shown represent cash incentive compensation earned for services rendered in the respective fiscal years under our annual cash incentive bonus plan. For more details on the annual cash incentive bonus plan, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus” and “—Grants of Plan-Based Awards.”
(3) Amounts shown in the “All Other Compensation” column for FY19 represent: (i) matching contributions made under the VMware 401(k) plan of $6,750 for each of Messrs. Gelsinger, Rowe and Poonen and $5,250 for Mr. Carli; (ii) spousal travel to and attendance at a Company sales organization event of $22,356 for Mr. Carli and a gift valued at $188 given to Mr. Carli at the event; (iii) the cost of an annual executive physical, available to all senior executives of VMware, of $1,232 for Mr. Carli; and (iv) expenses related to Mr. Carli’s expatriate assignment, including (a) tax preparation and financial planning expenses of $12,371; (b) U.K. TAA benefit (cash sum paid in lieu of pension plan contributions) of $11,271; and (c) tax equalization payments pursuant to the Company’s tax equalization policy for employees on expatriate assignment. The amount shown includes the net total of tax equalization payments for Mr. Carli made and received by the Company, or that became fixed and determinable, during the FY19 of approximately $2,921,658. This net amount is attributable to aggregated U.S. tax payments made by the Company of $5,441,921, offset by aggregated tax payments from Mr. Carli of $1,819,626, and tax refunds for Mr. Carli remitted to VMware of $700,637 (consisting of a $215,718 tax refund for U.K. tax year 2017/18, and a $484,919 tax refund for U.S. tax year 2017). Due to time lags in tax determinations, differences in taxable periods between jurisdictions, the availability of foreign tax credits or refunds and the potential receipt by the Company of credits or refunds in subsequent years, there may be significant differences in tax equalization payments from year to year. Mr. Carli was localized as a U.S. employee effective May 1, 2018. For further information on Mr. Carli’s localization arrangement, see “Compensation Discussion and Analysis—Section 8: Benefits, Perquisites and Other Compensation Policies.”
(4) From the start of FY19 until May 1, 2018, Mr. Carli was based in the Company’s headquarters in Palo Alto, California on an expatriate assignment from his home location in the United Kingdom. Mr. Carli’s salary in the “Salary” column and portions of the payments appearing in the “All Other Compensation” column were received in British Pounds for the period of FY19 through April 30, 2018, and the balance was received in U.S. dollars for the remaining portion of FY19. Amounts paid in GBP reflect a conversion from GBP to USD converted using the respective foreign exchange rate for the date on which payments were made. Additionally, upon conclusion of his expatriate assignment, Mr. Carli ceased accruing paid-time-off (“PTO”) in the U.K. and was paid out for his existing PTO accruals in the amount of approximately $28,158, which amount has been included in the “Salary” column of this table.

Grants of Plan-Based Awards
The following table sets forth information concerning non-equity incentive plan grants to our NEOs under our Executive Bonus Program during FY19 and stock awards granted to our NEOs during FY19 under the Incentive Plan. For further information on our non-equity incentive plan grants, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus.” The actual amounts realized in respect of the non-equity plan incentive awards during FY19 are reported in the “—Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Name	Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick Gelsinger	Bonus(4)	04/16/18	431,013	1,690,247	4,056,593	—	—	—	—	—
	RSU Grant	04/27/18	—	—	—	—	—	—	73,125	8,082,122
	FY16 PSU(5)	04/16/18	—	—	—	19,555	52,146	104,292	—	5,534,180
	FY18 Op. PSU(6)	04/16/18	—	—	—	7,409	19,756	39,512	—	2,096,669
	FY18 HC PSU(7)	04/16/18	—	—	—	4,939	19,756	19,756	—	1,789,127
	FY19 Op. PSU(8)	04/27/18	—	—	—	9,141	24,375	48,750	—	2,693,996
Zane Rowe	Bonus(4)	04/16/18	191,250	750,000	1,800,000	—	—	—	—	—
	RSU Grant	04/27/18	—	—	—	—	—	—	34,125	3,771,568
	FY16 PSU(5)	04/16/18	—	—	—	11,282	30,085	60,170	—	3,192,850
	FY18 Op. PSU(6)	04/16/18	—	—	—	4,939	13,171	26,342	—	1,397,822
	FY18 HC PSU(7)	04/16/18	—	—	—	2,195	8,780	8,780	—	795,192
	FY19 Op. PSU(8)	04/27/18	—	—	—	4,266	11,375	22,750	—	1,257,189
Maurizio Carli	Bonus(4)(9)	04/16/18	202,806	795,316	1,908,758	—	—	—	—	—
	RSU Grant	04/27/18	—	—	—	—	—	—	26,813	2,963,423
	FY16 PSU(5)	04/16/18	—	—	—	3,009	8,023	16,046	—	851,393
	FY18 Op. PSU(6)	04/16/18	—	—	—	4,116	10,976	21,952	—	1,164,788
	FY18 HC PSU(7)	04/16/18	—	—	—	2,195	8,780	8,780	—	795,192
	FY19 Op. PSU(8)	04/27/18	—	—	—	3,351	8,937	17,874	—	987,763
Sanjay Poonen	Bonus(4)	04/16/18	178,500	700,000	1,680,000	—	—	—	—	—
	RSU Grant	04/27/18	—	—	—	—	—	—	24,375	2,693,996
	FY16 PSU(5)	04/16/18	—	—	—	6,017	16,046	32,092	—	1,702,913
	FY18 Op. PSU(6)	04/16/18	—	—	—	4,939	13,171	26,342	—	1,397,822
	FY18 HC PSU(7)	04/16/18	—	—	—	3,293	13,171	13,171	—	1,192,788
	FY19 Op. PSU(8)	04/27/18	—	—	—	3,047	8,125	16,250	—	897,954
Rangarajan (Raghu) Raghuram	Bonus(4)	04/16/18	178,500	700,000	1,680,000	—	—	—	—	—
	RSU Grant	04/27/18	—	—	—	—	—	—	34,125	3,771,568
	FY16 PSU(5)	04/16/18	—	—	—	5,265	14,039	28,078	—	1,489,937
	FY18 Op. PSU(6)	04/16/18	—	—	—	4,939	13,171	26,342	—	1,397,822
	FY18 HC PSU(7)	04/16/18	—	—	—	3,293	13,171	13,171	—	1,192,788
	FY19 Op. PSU(8)	04/27/18	—	—	—	4,266	11,375	22,750	—	1,257,189
____________________
(1) Amounts shown are possible payouts under the Executive Bonus Program. These amounts were based on the individual’s FY19 base salary and position. The program included corporate and individual performance goals with 51% of each NEO’s target amount determined solely by corporate financial goals. Accordingly, threshold bonus amounts were 26% of the target amounts for our NEOs. Maximum payments were capped at 240% of the target amounts. For more information on the Executive Bonus Program, see “Compensation Discussion and Analysis—Section 5: Annual Performance-Based Bonus.”
(2) The number of PSUs and RSUs shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” and “All Other Stock Awards: Number of Shares of Stock or Units” columns reflect the subsequent value-neutral equitable adjustment applied to outstanding equity awards in connection with the special cash dividend paid by VMware on December 28, 2018. According to the terms of the equitable adjustment, shares underlying all unvested equity awards held by VMware employees, including the NEO awards listed in these columns, were adjusted to reflect 1.2038 times the number of units initially awarded.
(3) Amounts shown represent the grant date fair values of each equity award computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended February 1, 2019 included in our Annual Report on Form

10-K filed with the SEC on March 29, 2019. With respect to the PSU awards, the estimate of the grant date fair value in accordance with ACS Topic 718 assumes vesting at target.
(4) “Bonus” in the above table refers to grants under the Executive Bonus Program for performance during FY19.
(5) The FY16 PSUs were granted and the performance targets for the FY16 performance period and the three-year multiplier for the three fiscal years beginning with FY16 were approved in March 2016 (“First FY16 PSU Tranche”). Performance targets for the separate FY18 performance period (“Second FY16 PSU Tranche”) were approved in April 2017. Performance targets for the separate FY19 performance period (“Third FY16 PSU Tranche”) were approved in April 2018. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Third FY16 PSU Tranche that vested on March 31, 2019. Shares subject to the First FY16 PSU Tranches were considered granted in FY16 and shares subject to the Second FY16 PSU Tranche were considered granted in FY18 and therefore those shares are not represented in the table. For more information regarding the PSU awards and the change in the Company’s fiscal year, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(6) The FY18 Operating PSUs were granted and the performance targets for the FY18 performance period were approved in April 2017 (“First FY18 Operating PSU Tranche”). Performance targets for the three-year multiplier for the three fiscal years beginning with FY18 were approved on November 15, 2017. Accordingly, the Grant Date for the First FY18 Operating PSU Tranche is deemed to be November 15, 2017, as shown in the table above. Performance targets for the separate FY19 performance period (“Second FY18 Operating PSU Tranche”) were approved in April 2018. Performance targets for the separate FY20 performance period (“Third FY18 Operating PSU Tranche”) were not established in FY19. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Second FY18 Operating PSU Tranche that will become eligible to vest on April 1, 2020 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Shares subject to the Third FY18 Operating Tranche were not considered granted in FY19 and are therefore not represented in the table. The FY18 Operating PSUs will convert into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the FY18 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards and the change in the Company’s fiscal year, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(7) Performance targets for the FY18 HC PSUs and the three-year multiplier for the three fiscal years beginning with FY18 were approved in April 2017 (“First FY18 HC PSU Tranche”) and the number of PSUs in each award was determined on May 15, 2017. Performance targets for the separate FY19 performance period (“Second FY18 HC PSU Tranche”) were approved in April 2018. Performance targets for the separate FY20 performance period (“Third FY18 HC PSU Tranche”) were not established in FY19. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the Second FY18 HC PSU Tranche that will become eligible to vest on April 1, 2020, if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Shares subject to the Third FY18 HC Tranche were not considered granted in FY19 and are therefore not represented in the table. The FY18 HC PSUs will convert into Class A Stock at a ratio ranging from 0.25 to 1.0 shares per PSU, depending upon the degree of performance. Vesting in the FY18 HC PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards and the change in the Company’s fiscal year, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(8) The FY19 Operating PSUs were granted and the performance targets for the FY19 performance period and the three-year multiplier for the three fiscal years beginning with FY19 were approved in April 2018 (“First FY19 Operating PSU Tranche”). Performance targets for the separate FY20 performance period (“Second FY19 Operating PSU Tranche”) and the separate FY20 performance period (“Third FY19 Operating PSU Tranche”) were not established in FY19. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Class A Stock subject to the First FY19 Operating PSU Tranche that will become eligible to vest on April 1, 2021 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Shares subject to the Second FY19 Operating PSU Tranche and the Third FY19 Operating PSU Tranche were not considered granted in FY19 and are therefore not represented in the table. The FY19 Operating PSUs will convert into Class A Stock at a ratio ranging from 0.375 to 2.0 shares per PSU, depending upon the degree of performance. Vesting in the FY19 Operating PSUs is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. For more information regarding the PSU awards and the change in the Company’s fiscal year, see “Compensation Discussion and Analysis—Section 6: Long-term Incentives.”
(9) From the start of FY19 until May 1, 2018, Mr. Carli was based in the Company’s headquarters in Palo Alto, California on an expatriate assignment from his home location in the United Kingdom. Mr. Carli’s non-equity incentive compensation was established in British Pounds from the start of FY19 through April 30, 2018 and in U.S. dollars for the remaining portion of FY19, which amounts are shown in the “Compensation Discussion and Analysis” section of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock options and stock awards held by our NEOs as of February 1, 2019. The market values for unvested stock awards are calculated based on a market value of $150.51 per share (the closing market price of VMware’s Class A Stock on February 1, 2019) multiplied by the number of shares subject to the award. For awards which are subject to performance-based conditions as described in the footnotes to the table, the number of share reflects performance assuming achievement at target unless otherwise noted.

	Outstanding Option Awards(1)						Outstanding Stock Awards(2)
									Time-Based Vesting Awards		Performance-Based Vesting Awards(3
Name	Type	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Type	Grant Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick Gelsinger	Option(4)	07/25/13	21,086	—	69.81	07/25/20	RSU(5)	03/23/15	12,494	1,880,472	—	—
	Option(6)	07/24/14	105,766	—	80.25	07/24/21	PSU(7)	03/17/16	—	—	104,290	15,696,688
							RSU(8)	03/17/16	58,664	8,829,519	—	—
							PSU(9)	04/03/17	—	—	104,290	15,696,688
							PSU(10)	05/15/17	—	—	19,756	2,973,476
							RSU(11)	05/15/17	37,045	5,575,643	—	—
							PSU(12)	11/15/17	—	—	39,512	5,946,951
							PSU(13)	04/16/18	—	—	104,292	15,696,989
							PSU(14)	04/16/18	—	—	19,756	2,973,476
							PSU(15)	04/16/18	—	—	39,512	5,946,951
							PSU(16)	04/27/18	—	—	48,750	7,337,363
							RSU(17)	04/27/18	73,125	11,006,044	—	—
Zane Rowe		—	—	—	—	—	PSU(7)	03/17/16	—	—	60,166	9,055,585
							RSU(8)	03/17/16	33,845	5,094,011	—	—
							PSU(9)	04/03/17	—	—	60,166	9,055,585
							PSU(10)	05/15/17	—	—	8,780	1,321,478
							RSU(11)	05/15/17	24,696	3,716,995	—	—
							PSU(12)	11/15/17	—	—	26,342	3,964,734
							PSU(13)	04/16/18	—	—	60,170	9,056,187
							PSU(14)	04/16/18	—	—	8,780	1,321,478
							PSU(15)	04/16/18	—	—	26,342	3,964,734
							PSU(16)	04/27/18	—	—	22,750	3,424,103
							RSU(17)	04/27/18	34,125	5,136,154	—	—
Maurizio Carli	Option(18)	06/13/14	16,283	—	78.96	06/13/21	RSU(19)	05/13/15	4,463	671,726	—	—
							PSU(7)	03/17/16	—	—	16,044	2,414,782
							RSU(8)	03/17/16	27,076	4,075,209	—	—

							PSU(9)	04/03/17	—	—	16,044	2,414,782
							PSU(10)	05/15/17	—	—	8,780	1,321,478
							RSU(11)	05/15/17	20,581	3,097,646	—	—
							PSU(20)	09/07/17	—	—	128,347	19,317,507
							PSU(12)	11/15/17	—	—	21,952	3,303,996
							PSU(13)	04/16/18	—	—	16,046	2,415,083
							PSU(14)	04/16/18	—	—	8,780	1,321,478
							PSU(15)	04/16/18	—	—	21,952	3,303,996
							PSU(16)	04/27/18	—	—	17,874	2,690,216
							RSU(17)	04/27/18	26,813	4,035,625	—	—
Sanjay Poonen	Option(21)	09/13/13	186,981	—	72.79	09/13/20	RSU(5)	03/23/15	3,240	487,652	—	—
	Option(6)	07/24/14	25,384	—	80.25	07/24/21	PSU(7)	03/17/16	—	—	32,088	4,829,565
							RSU(8)	03/17/16	54,152	8,150,418	—	—
							RSU(22)	11/16/16	49,013	7,376,947	—	—
							PSU(9)	04/03/17	—	—	32,088	4,829,565
							PSU(10)	05/15/17	—	—	13,171	1,982,367
							RSU(11)	05/15/17	24,696	3,716,995	—	—
							PSU(12)	11/15/17	—	—	26,342	3,964,734
							PSU(13)	04/16/18	—	—	32,092	4,830,167
							PSU(14)	04/16/18	—	—	13,171	1,982,367
							PSU(15)	04/16/18	—	—	26,342	3,964,734
							PSU(16)	04/27/18	—	—	16,250	2,445,788
							RSU(17)	04/27/18	24,375	3,668,681	—	—
Rangarajan (Raghu) Raghuram	Option(4)	07/25/13	33,411	—	69.81	07/25/20	RSU(5)	03/23/15	7,404	1,114,376	—	—
	Option(6)	07/24/14	33,845	—	80.25	07/24/21	PSU(7)	03/17/16	—	—	28,078	4,226,020
							RSU(8)	03/17/16	47,382	7,131,465	—	—
							RSU(22)	11/16/16	49,013	7,376,947	—	—
							PSU(9)	04/03/17	—	—	28,078	4,226,020
							PSU(10)	05/15/17	—	—	13,171	1,982,367
							RSU(11)	05/15/17	24,696	3,716,995	—	—
							PSU(12)	11/15/17	—	—	26,342	3,964,734
							PSU(13)	04/16/18	—	—	28,078	4,226,020
							PSU(14)	04/16/18	—	—	13,171	1,982,367
							PSU(15)	04/16/18	—	—	26,342	3,964,734
							PSU(16)	04/27/18	—	—	22,750	3,424,103
							RSU(17)	04/27/18	34,125	5,136,154	—	—
____________________
(1) The number of securities underlying stock options and the option exercise prices shown in the table above reflect the value-neutral equitable adjustment applied to outstanding equity awards in connection with the special cash dividend paid by VMware on December 28, 2018. According to the terms of the equitable adjustment, the number of shares underlying all unvested equity awards and unexercised stock options held by VMware employees, including the NEO awards listed above, were multiplied by a conversion factor of 1.2038, and the option exercise prices were multiplied by a conversion factor of 0.837.

(2) The number of PSUs and RSUs shown in the table above reflect the value-neutral equitable adjustment applied to outstanding equity awards in connection with the special cash dividend paid by VMware on December 28, 2018. According to the terms of the equitable adjustment, the number of shares underlying all unvested equity awards held by VMware employees, including the NEO awards listed above, were multiplied by a conversion factor of 1.2038.
(3) Five sets of PSU awards to NEOs remained outstanding as of February 1, 2019. The FY16 PSUs were awarded in March 2016, the FY18 HC PSUs were awarded in May 2017, the FY18 Operating PSUs were awarded in May 2017, the FY18 Sales PSUs were awarded in September 2017 and the FY19 Operating PSUs were awarded in April 2018. Performance targets for the FY16 performance period of the FY16 PSUs (“First FY16 PSU Tranche”) and the FY16-FY19 three-year multiplier applicable to the FY16 PSUs were approved in March 2016. In February 2017, achievement for the First FY16 PSU Tranche was certified at a level of 157.2%. Performance targets for the FY18 performance periods of the FY16 PSUs (“Second FY16 PSU Tranche”), the FY18 HC PSUs (“First FY18 HC PSU Tranche”), the FY18-FY20 three-year multiplier applicable to the FY18 HC PSUs and the FY18 Operating PSUs (“First FY18 Operating PSU Tranche”) were approved in April 2017. The FY18 Sales PSUs were awarded and the 3-year performance target was approved in September 2017. In November 2017, the performance target for the 3-year multiplier for the FY18 Operating PSUs was approved. In March 2018, achievement for the Second FY16 PSU Tranche and the First FY18 Operating PSU Tranche was certified at a level of 187.1%, and achievement for the First FY18 HC PSU Tranche was certified at a level of 100%. Performance targets for the FY19 performance periods of the FY16 PSUs (“Third FY16 PSU Tranche”), the FY18 HC PSUs (“Second FY18 HC PSU Tranche”), the FY18 Operating PSUs (“Second FY18 Operating PSU Tranche”), the FY19 Operating PSUs (“First FY19 Operating PSU Tranche”) and the FY19-FY21 three-year multiplier applicable to the FY19 Operating PSUs were approved in April 2018. In March 2019, achievement for the Third FY16 PSU Tranche, the Second FY18 Operating PSU Tranche and the First FY19 Operating PSU Tranche was certified at a level of 142.8%, achievement for the Second FY18 HC PSU Tranche was certified at a level of 100%, achievement of the FY16-FY19 3-year multiplier applicable to the FY16 PSUs was certified at a level of 125% and the final conversion ratio for the FY16 PSUs was calculated as 200%. The final percentage calculation of the First FY18 HC PSU Tranche and First FY18 Operating PSU Tranche remain subject to the determination of the FY18-FY20 3-year multipliers following the completion of FY20 and the final percentage calculation of the First FY19 Operating PSU Tranche remains subject to the determination of the FY19-FY21 3-year multiplier following the completion of FY21. Based on guidance provided by the SEC, the maximum number of shares issuable under the First FY16 PSU Tranche, Second FY16 PSU Tranche, Third FY16 PSU Tranche, the First FY18 Operating PSU Tranche, the Second FY18 Operating PSU Tranche and the First FY19 Operating PSU Tranche is represented in the table. The target number of shares issuable under the First FY18 HC PSU Tranche, the Second FY18 HC PSU Tranche and the FY18 Sales PSUs is identical to the maximum number of shares issuable, which number of shares is represented in the table. The FY16 PSUs vested on March 31, 2019. Subject to achievement of threshold performance objectives and continued employment, the FY18 HC PSUs and the FY18 Operating PSUs will vest on April 1, 2020, the FY18 Sales PSUs will vest on May 1, 2020 and the FY19 Operating PSUs will vest on April 1, 2021. For more information regarding the PSU awards, see “Compensation Discussion and Analysis—Section 6: Long-Term Incentives.”
(4) Options vested over four years, with 25% vested on June 1, 2014 and the remaining shares vested ratably each month thereafter.
(5) RSUs vest over four years, with 25% vesting on March 1, 2016 and the remaining vesting ratably every six months thereafter, subject to continued employment.
(6) Options vested over four years, with 25% vested on May 1, 2015 and the remaining shares vesting ratably every month thereafter.
(7) Represents the maximum number of shares that may be issued under the First FY16 PSU Tranche.
(8) RSUs vest over four years, with 25% vesting on March 1, 2017 and the remaining vesting ratably every six months thereafter, subject to continued employment.
(9) Represents the maximum number of shares that may be issued under the Second FY16 PSU Tranche.
(10) Represents the maximum number of shares that may be issued under the First FY18 HC PSU Tranche.
(11) RSUs vest over four years, with 25% vesting on May 1, 2018 and the remaining vesting ratably every six months thereafter, subject to continued employment.
(12) Represents the maximum number of shares that may be issued under the First FY18 Operating PSU Tranche.
(13) Represents the maximum number of shares that may be issued under the Third FY16 PSU Tranche.
(14) Represents the target number of shares that may be issued under the Second FY18 HC PSU Tranche, which is identical to the maximum.
(15) Represents the maximum number of shares that may be issued under the Second FY18 Operating PSU Tranche.
(16) Represents the maximum number of shares that may be issued under the First FY19 Operating PSU Tranche.
(17) RSUs vest over four years, with 25% vested on April 1, 2019 and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(18) Options vest over four years, with 25% vested on May 1, 2015 and the remaining shares vesting ratably every month thereafter, subject to continued employment.
(19) RSUs vest over four years, with 25% vested on May 1, 2016 and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(20) Represents the target number of shares that may be issued under the FY18 Sales PSU, which is identical to the maximum.
(21) Options vested over four years, with 25% vested on the first anniversary of the first day of the month the option was granted and the remaining shares vested ratably each month thereafter.
(22) RSUs vest in full on November 1, 2019, subject to continued employment.

Option Exercises and Stock Vested
The following table sets forth information regarding stock options exercised and stock awards vested for our NEOs during the fiscal year ended February 1, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Patrick Gelsinger	80,095	5,667,659	195,335	26,197,324
Zane Rowe	—	—	31,051	4,281,669
Maurizio Carli	—	—	64,304	8,895,177
Sanjay Poonen	5,000	362,600	79,634	10,795,775
Rangarajan (Raghu) Raghuram	—	—	122,760	16,499,486
____________________
(1) Amounts represent the difference between the exercise price and the fair market value of Class A Stock on the date of exercise for each option multiplied by the number of options exercised on each such date. Fair market value has been determined based on the closing price of Class A Stock on the NYSE on the exercise date.
(2) Amounts represent the fair market value of the Class A Stock, on the applicable vesting date, multiplied by the number of shares of PSUs and RSUs vested on each such date. Fair market value is determined based on the closing price of Class A Stock on the NYSE on the vesting date. For vesting dates that do not fall on a trading day, fair market value is determined based on the closing price on the trading day immediately preceding the vesting date. Amounts shown do not represent proceeds from sales of shares acquired on vesting of stock awards and do not indicate that shares were actually sold.
Nonqualified Deferred Compensation
In 2013, we adopted the NQDC Program, which became effective January 1, 2014. The NQDC Program is open to our employees at the level of senior director and above, including our NEOs. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of his or her base salary, between 5% and 100% of his or her commissions (if any), and between 5% and 100% of his or her eligible bonus (if any), in each case on a pre-tax basis. We may, but do not currently intend to, make matching contributions. A participant can elect for his or her deferrals to be treated as if invested in one or more mutual funds, which approximate those of our 401(k) plan. Amounts deferred by each participant under the program are added to their ongoing balance and adjusted based on the performance of the participant’s investment elections. We do not provide a guaranteed rate of return on these funds. The NQDC Program is “unfunded,” and all deferrals are general assets of VMware.
Participants are generally eligible to receive payment of his or her contributions and related earnings at the end of an elected deferral period or six months after a separation of service from VMware on the first business day of the next quarter. A participant can elect to receive his or her payments in a lump sum or annual installments. Individual contributions and related earnings vest completely upon a participant’s disability or death. Participants may make hardship withdrawals under specific circumstances.

The following table shows the executive contributions, earnings and account balances for the NEOs in the NQDC Program as of February 1, 2019.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(2) ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Patrick Gelsinger	984,904	(37,100)	3,561,463
Zane Rowe	—	—	—
Maurizio Carli	—	—	—
Sanjay Poonen	5,833	129	5,963
Rangarajan (Raghu) Raghuram	471,333	(3,661)	1,041,331
____________________
(1) Represents executive contribution amounts that are also reported as compensation in the “Summary Compensation Table” during FY19.
(2) Earnings (Losses) shown are not included in the “Summary Compensation Table” because they are not preferential or above market.
(3) Includes the following amounts reported in the summary compensation table for prior years (FY14-18): $2,207,669 for Mr. Gelsinger and $397,592 for Mr. Raghuram.
Potential Payments upon Termination or Change in Control
Potential Payments Table
The following table shows the potential payments and benefits that would have been provided upon termination under each of the scenarios discussed above if such termination had occurred on February 1, 2019. The actual amounts to be paid can only be determined at the time of the termination of employment. Excluded are benefits of equal value provided to all employees, such as payments upon an employee’s death.

	Termination Due to Death or Disability ($)	Without Cause/Resignation for Good Reason ($)			Change in Control: Qualifying Termination(1) ($)
	Acceleration of RSUs & PSUs(2)	Acceleration of RSUs & PSUs(3)	Cash Severance Payment(4)	Total	Acceleration of RSUs & PSUs(5)	Cash Severance Payment(6)	Total
Patrick Gelsinger	79,684,359	19,687,310	2,761,984	22,449,294	93,599,159	5,535,952	99,135,111
Zane Rowe	42,578,828	10,517,337	1,516,977	12,034,315	50,838,815	2,288,199	53,127,014
Maurizio Carli	47,776,389	9,231,380	1,616,977	10,848,358	50,957,420	2,438,199	53,395,619
Sanjay Poonen	46,208,226	19,869,427	1,417,499	21,286,926	51,419,182	2,139,372	53,558,554
Rangarajan (Raghu) Raghuram	47,845,323	20,367,013	1,416,977	21,783,991	45,065,652	—	45,065,652
____________________
(1) The CIC Plan does not provide for any tax gross-ups. In the event a NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax, unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that, with the exception of Mr. Raghuram, each NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise and other taxes. With respect to Mr. Raghruam, the total payout amount shown reflects that his cash payment would be reduced by an estimated amount of $9,693,249 and his payment with respect to the acceleration of RSUs and PSUs would be reduced by $7,555,017, in accordance with the parachute payment provision of the CIC Plan. Estimated amounts may materially differ from any actual amounts ultimately paid.

(2) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Class A Stock ($150.51) on the NYSE on February 1, 2019. In the event of death or disability prior to any change of control, amounts attributable to PSUs assume target performance.
(3) Under the Severance Plan, amounts attributable to the aggregate value of the acceleration of vesting on the executive’s RSUs that would vest within one year are based on the closing price of the Class A Stock ($150.51) on the NYSE on February 1, 2019. Under the Severance Plan, amounts attributable to PSUs are based on the closing price of the Class A Stock ($150.51) and assume vesting acceleration of (i) individual performance tranches for which final performance had been certified which would be paid based on actual performance and (ii) PSUs that would vest within a year of termination, for which performance would be paid at target with respect to tranches that had not been certified. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement. PSUs that are eligible for tax deductibility under the transition rules of Section 162(m) of the Code are not subject to acceleration.
(4) Amounts shown represent a lump severance payment equaling the sum of annual cash compensation (of annual base salary and target bonus) and estimated monthly health insurance premiums (of 100% the monthly cost for 12 months) assuming a termination occurred on February 1, 2019.
(5) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Class A Stock ($150.51) on the NYSE on February 1, 2019. Under the CIC Plan, amounts attributable to PSUs assume either target or actual performance, subject to more specific treatment as may be required by the specific PSU award agreement.
(6) Amounts shown represent a lump severance payment equaling the sum of a multiplier of annual cash compensation (of two times annual base salary and target bonus for the CEO and 1.5 times annual base salary and target bonus for the other NEOs) and estimated monthly health insurance premiums (of 150% the monthly cost for 24 months for the CEO and for 18 months for the other NEOs) assuming termination following a change in control occurred on February 1, 2019.
Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd Frank Act, we determined the ratio of: (1) the annual total compensation of our CEO, to (2) the median of the annual total compensation of all of our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Ratio
For FY19,

•	the median of the annual total compensation of all of our employees, other than our CEO, was $131,144;

•	our CEO’s annual total compensation, as reported in the “Summary Compensation Table” of this proxy statement, was $23,569,191; and

•	based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 180 to 1.
Identification of Median Employee
We selected December 31, 2018 as the date on which to determine our median employee. As permitted by SEC rules, in order to identify our median employee, we elected to use total target direct compensation, which we calculated as salary and target bonus as of December 31, 2018 and the target value of equity awards issued during the previous twelve months. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using average monthly foreign exchange rates for FY19.
To identify our median compensated employee, we then calculated the target total direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, due to our emphasis on pay-for-performance and the structure of our performance-based compensation for our CEO, his total direct compensation can be highly variable. Accordingly, in years such as FY19 during which we exceeded target objectives for our performance-based compensation programs and experienced an increased stock price, the ratio of our CEO’s pay to our median employee is likely to be higher than in other periods.

Indemnification Agreements and Director and Officer Insurance
Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our executive officers and directors are insured under a liability insurance policy for our officers and directors.
COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The CCG Committee of VMware has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CCG Committee recommended to the Board that the CD&A be included in this proxy statement.
Compensation and Corporate Governance Committee
Paul Sagan, Chair
Anthony Bates
Michael Brown
DIRECTOR COMPENSATION
The CCG Committee evaluates the appropriate level and form of compensation for outside directors at least annually and recommends changes to the Board when appropriate. In June 2018, the CCG Committee reviewed a market analysis by FW Cook regarding outside director compensation. Following that review, the CCG Committee recommended to the Board that certain increases be made in order to align director compensation with market practice. In July 2018, the Board approved increases in compensation for service on and as Chair of the Audit and CCG Committees. During FY19, outside directors were eligible for the following compensation:

•	an annual retainer fee of $60,000;

•
additional annual compensation for service as chair of a standing committee as follows: $50,000 for the RPT Committee; $25,000 for the Audit and CCG Committees (each of which was increased in July 2018 to $40,000); and $25,000 for the M&A Committee;

•
additional annual compensation for services as a member of a standing committee as follows: $30,000 for the RPT Committee; $15,000 for the Audit and CCG Committees (each of which was increased in July 2018 to $25,000); and $15,000 for the M&A Committee; and

•	additional annual compensation of $100,000 for our Lead Director.
Outside directors may also receive compensation for service on ad hoc committees to the extent determined by the Board. For example, in FY19 the Board established an ad hoc special committee, consisting of Director Dykstra as Chair and Director Sagan as a member, and provided additional monthly compensation of $25,000 and $20,000, respectively, pro rated to reflect the portion of the months in which the committee served. We also reimburse our directors for reasonable expenses in connection with performing their duties as directors, such as attendance at Board and committee meetings.
In addition, during FY19, outside directors were eligible to receive an annual RSU grant equal to a grant value of $260,000, calculated using a 45-day trailing average, vesting in quarterly installments over one year. Subject to the discretion of the Board, outside directors who are elected to the Board during the year are eligible to receive RSU grants that may be pro-rated to reflect the portion of the year that they serve on the Board.
The CCG Committee has adopted stock ownership guidelines for our outside directors. Under the guidelines, each outside director who receives equity grants from us is required to hold 5,000 shares of Class A Stock. If a director does not yet meet the holding requirement, the director must hold an amount of shares equal to 50% of the net shares acquired from us as compensation for service as a director. As of the date of this proxy statement, the holdings of each outside director subject to the stock ownership policy are sufficient to comply with this policy.
We do not provide compensation to Messrs. Dell and Durban for their service on the Board because Mr. Dell is an officer of Dell and Mr. Durban can be deemed to have an ownership interest in Dell. Accordingly, Messrs. Dell and Durban are not subject to the stock ownership guidelines established for our outside directors.
Outside directors may elect to defer the receipt of shares that have vested pursuant to RSU awards to a future tax year. An outside director may elect to defer settlement of his or her vested RSUs for up to ten years from the date of grant. Deferrals are subject to early settlement upon termination of board service.
The table below summarizes the compensation earned by our outside directors for the fiscal year ended February 1, 2019:

Name	Fees Earned(1) ($)	Restricted Stock Unit Awards(2)(3) ($)	All Other Compensation ($)	Total ($)
Anthony Bates	135,440	277,248	—	412,688
Michael Brown	123,159	277,248	—	400,407
Donald Carty	80,440	277,248	—	357,688
Michael Dell	—	—	—	—
Egon Durban	—	—	—	—
Karen Dykstra(4)	328,020	277,248	36,671	641,939
Paul Sagan	371,663	277,248	—	648,911
____________________
(1) Includes annual retainer for service on the Board and additional amounts, as applicable, for service as a standing committee member or chair, special committee member or chair and Lead Director for FY19.
(2) Amounts shown represent the grant date fair values computed in accordance with ASC Topic 718 of the RSU grants in this table, rather than an amount paid to or realized by the director. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for the fiscal year ended February 1, 2019, included in our Annual Report on Form 10-K filed with the SEC on March 29, 2019.
(3) On July 19, 2018, each of Directors Bates, Brown, Dykstra, Carty and Sagan was granted an award of 1,824 RSUs, with a grant date fair value of $277,248 in each case, computed in accordance with ASC Topic 718, as described in footnote 2 to this table. On December 28, 2018, in connection with the special cash dividend paid by VMware, the unvested equity awards held by VMware’s outside directors were equitably adjusted to equal 1.2038 times the number of units initially awarded.
(4) Amount shown in “All Other Compensation” represents reimbursement of tax advisory fees, tax penalties and taxes on the amount reimbursed owed by Ms. Dykstra arising from an administrative error by the Company in processing a deferral election for the receipt of shares issuable in 2017 upon the vesting of her annual outside director RSU grant.
The table below shows the aggregate numbers of unvested VMware stock awards outstanding for each outside director as of February 1, 2019.

Name	Unvested Restricted Stock Unit Awards(1)
Anthony Bates	1,098
Michael Brown	1,098
Donald Carty	1,098
Michael Dell(2)	—
Egon Durban(2)	—
Karen Dykstra	1,098
Paul Sagan	1,098

____________________
(1) Reflects equitable adjustment in connection with VMware’s special dividend paid on December 28, 2018. Pursuant to the adjustment, the number of unvested RSUs was multiplied by 1.2038.
(2) Directors Dell and Durban do not receive any cash or equity compensation for their respective service on the Board.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than five percent of either class of our common stock, including our controlling stockholder, Dell, through shares owned by EMC, an indirect, wholly owned subsidiary of Dell. We enter into these transactions in the ordinary course of business in connection with the design, development, marketing, sales and distribution of our products and in the administration and oversight of our business operations. From time to time, we have engaged in transactions with our controlling stockholder to effect the sale or transfer of business assets, and we have also invested alongside our controlling stockholder in certain private company equity financing and joint ventures. Additionally, from time to time, we repurchase a portion of the shares of Class A Stock held by Dell directly from Dell.
We have adopted a written policy and procedures for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, these transactions must be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Transactions with related persons are reviewed by the RPT Committee. From time to time, the Board may also appoint a special committee of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions with Dell.
The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which we or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to: VMware, Inc., Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Additionally, ownership interests of our directors or officers in the common stock of Dell, or service as both a director of Dell and VMware, or as a director of VMware and an officer or employee of Dell, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Dell. Since VMware’s IPO, in order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation has contained provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the provisions set forth in our certificate of incorporation. These provisions are applicable to Mr. Dell, who serves as CEO of EMC. Additionally, pursuant to resolutions adopted by our RPT Committee, we have renounced any expectancy or interest on the part of the Company being offered an opportunity to participate in certain corporate opportunities presented to Directors Dell, Durban and Sagan outside of their roles as directors of VMware. For more information, see the “Board of Directors, Independence and Committees—Board Independence” section of this proxy.
TRANSACTIONS WITH RELATED PERSONS
Our Relationship with Dell Technologies Inc. and EMC Corporation
Prior to our IPO in August 2007, we operated as a wholly owned subsidiary of EMC. In September 2016, Dell completed the Dell Acquisition, and EMC became a wholly owned indirect subsidiary of Dell. EMC continues to be our majority stockholder, and we are considered a “controlled company” under the NYSE Rules. Dell, through its ownership of EMC, has the power, acting alone, to approve any action requiring a vote of the majority of our voting shares and to elect all our directors.

In addition, until the first date on which EMC or its successor-in-interest ceases to beneficially own 20% or more of the aggregate number of outstanding shares of our Class A Stock and Class B Stock, the prior affirmative vote or written consent of EMC as the holder of our Class B Stock or its successor-in-interest will be required in order to authorize a number of significant actions.
As of the close of business on the Record Date, EMC directly or indirectly owned approximately 80.6% of our common stock (approximately 27.8% of the Class A Stock and 100% of the Class B Stock). Accordingly, Dell controlled approximately 97.4% of the combined voting power of our common stock. For as long as EMC or its successor-in-interest continues to control more than 50% of the combined voting power of our common stock, EMC or its successor-in-interest will be able to direct the election of all the members of the Board and exercise control over our business and affairs, including any determinations with respect to mergers or other business combinations involving us, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, and the payment of dividends with respect to our common stock.
As described in “Our Board of Directors and Nominees,” the Chairman of our Board, Michael Dell, is the Chairman and CEO of Dell and the CEO of EMC. Unless otherwise indicated, all references to Dell in this “—Transactions with Related Persons” section are to Dell and its consolidated subsidiaries (including EMC and Pivotal).
Our results of operations and financial position are consolidated with Dell’s financial statements. We continue to receive various administrative services from Dell, we have entered into agreements regarding Dell’s and our respective intellectual property and real estate, we and Dell sell goods and services as vendors to one another and Dell resells our products and services to third-party customers. Our current relationship with Dell includes the aspects listed below.

•	Dell, through its ownership of EMC, is our controlling stockholder and, as such, has certain rights under our charter documents.

•	A master transaction agreement, together with ancillary agreements, that governs many aspects of our business relationship with Dell.

•
Our obligations as a member of the U.S. federal consolidated tax group of which Dell is the parent and EMC and VMware are members, and in certain consolidated, combined or unitary groups that include Dell or certain of its subsidiaries, or both, for state and local income tax purposes, are governed by a tax sharing agreement that we amended in connection with the Dell Acquisition to include Dell. In FY19, we paid $243 million in income taxes to Dell for our portion of Dell’s consolidated federal income taxes, pursuant to our tax sharing agreement with Dell.

•
Dell continues to hold one note payable by us that we amended most recently with EMC in 2014. The note has a principal amount of $270 million and is due December 1, 2022. The note bears interest, payable quarterly in arrears, at the annual rate of 1.75%. VMware may repay the note, without penalty or premium, at any time.

•	We contract for certain services from Dell subsidiaries in geographic regions where we do not have legal entities established.

•
Pursuant to ongoing original equipment manufacturer and reseller arrangements with Dell, Dell integrates or bundles our products and services with Dell’s products and sells them to end users. Dell also acts as a distributor, purchasing our standalone products and services for resale to end-user customers through VMware-authorized resellers. In addition, we provide professional services to end users based upon contractual agreements with Dell. During FY19, we recognized $2,180 million in revenue and had an unearned revenue balance of $2,375 million as of February 1, 2019 from transactions through these reseller arrangements.

•	Dell Financial Services, an affiliate of Dell, provides financing to certain of our end customers based on the customer’s discretion.

•
From time to time, we enter into various licensing, technology and marketing agreements with Dell relating primarily to furthering the interoperability of our respective technologies and coordinating certain sales, marketing and branding efforts. These arrangements provide for deployment of internal resources of both companies.

•	We transact ongoing business with Dell to collaborate on technology projects.

•
From time to time, we engage in transactions with Dell to effect the sale or transfer of business assets, and we have also invested alongside Dell in certain private company equity financing and joint ventures.

•
We have entered into arrangements to share certain information technology infrastructure and costs in order to realize cost-saving synergies. From January 2017 through August 2018, we utilized a single chief information officer for both Dell and VMware. Costs under these arrangements are allocated between us and Dell based on the level of services and resources each company utilizes.
Additionally, during 2018, Dell announced that it was reviewing its strategic opportunities including a possible business combination with us, a review that led to Dell’s exchange of its Class V common stock designed to track our financial performance for its Class C common stock (“Dell Share Exchange”). In connection with Dell’s review, our Board appointed a special committee of independent and disinterested directors consisting of Mr. Sagan and Ms. Dykstra to review potential transactions by Dell that could involve us (“Special Committee”). On July 1, 2018, the Special Committee recommended, and our Board declared, a conditional special dividend of $11 billion payable pro-rata to our stockholders as of the record date. During December 2018, the conditions of the special dividend, including Dell’s satisfaction of the conditions necessary to consummate the Dell Share Exchange, were met. The special dividend was paid on December 28, 2018 to stockholders of record as of the close of business on December 27, 2018 in the amount of $26.81 per outstanding share of our common stock. Dell was paid approximately $9 billion in cash as a result of its financial interest in our common stock as of the record date which it utilized as part of the consideration it paid in the Dell Share Exchange.
In connection with the declaration of the special dividend, the Special Committee recommended that the Company enter into a letter agreement with Dell that provided for a continuation of strong independent governance for us and our stockholders. In addition to provisions relating to the payment of the special dividend, the agreement included the following:

•
A provision requiring that any future request from Dell or any of its affiliates (in each case in its capacity as a stockholder) that we issue a special dividend to holders of our common stock shall be subject to review by, and a recommendation in favor thereof from, a special committee of our Board comprised solely of independent directors.

•
A provision providing that Dell and its affiliates shall not directly or indirectly purchase or otherwise acquire any shares of our common stock if such transaction would result in our common stock no longer being publicly traded on a U.S. securities exchange or we no longer being required to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, unless (i) such transaction has been approved in advance by a special committee of our Board comprised solely of independent and disinterested directors or (ii) such acquisition of our common stock is by Dell or its subsidiaries and is required in order for us to be a member of the affiliated group of corporations filing a consolidated tax return with Dell.

Information on the impact of our transactions with Dell on our financial condition and our results of operations is provided in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Relationship with Dell” section of our FY19 Annual Report on Form 10-K filed with the SEC on March 29, 2019. The material agreements that govern our relationship with Dell are included as exhibits to our Form 10-K.
Other Transactions with Related Persons
A brother of Sanjay Poonen, VMware’s COO, Customer Operations, is employed by VMware in its cloud service business. During FY19, Mr. Poonen’s brother received a base salary of $233,906 and an annual bonus of $67,474. Mr. Poonen’s brother also received an equity award for RSUs with a value of $136,467. The award vests ratably over four years in accordance with VMware’s standard equity grant vesting schedule.
AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee has reviewed and discussed with VMware’s management and PwC the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for fiscal year 2019. The Audit Committee has also discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from VMware.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its fiscal year 2019 for filing with the SEC.
Submitted by the Audit Committee
Michael Brown, Chair
Donald Carty
Karen Dykstra
Paul Sagan

INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
Our stockholders are invited to participate in our 2019 Annual Meeting and are requested to vote on the proposals described in this proxy statement. We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting,
The Annual Meeting will take place on Tuesday, June 25, 2019 at 8:30 a.m. Pacific time via live audio webcast at www.virtualshareholdermeeting.com/VMW2019. You will need the 16-digit control number provided on the Proxy Notice or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at http://ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate. We are making this proxy statement available on the Internet and mailing the Proxy Notice to our stockholders on or about May 13, 2019.
What is included in these materials?
These materials include:

•	our proxy statement for the Annual Meeting; and

•	our Annual Report on Form 10-K for the fiscal year ended February 1, 2019, which includes our audited consolidated financial statements.
If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.
How can I participate in the Annual Meeting?
This year’s Annual Meeting will be a completely virtual meeting of stockholders conducted via live, audio webcast. You are entitled to participate in the Annual Meeting only if you were a VMware stockholder as of the close of business on May 3, 2019, the Record Date, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting, submit your questions and vote electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW2019 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online access will be available beginning at 8:15 a.m. Pacific time.

Why is this Annual Meeting only virtual?
We are excited to embrace the latest technology to provide global ease of access for and real-time communication with our stockholders and the Company. You will be able to participate in the Annual Meeting, submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/VMW2019 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call: Toll Free (800) 586-1548; or International Toll (303) 562-9288.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the SEC rules, we are furnishing proxy materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one by following the instructions included in the Proxy Notice. Instead of the printed copy, the Proxy Notice provides instructions as to how you may access the proxy materials and your proxy card to vote via the Internet.
We are making this proxy statement available via the Internet and by mailing the Proxy Notice to our stockholders on or about May 13, 2019.
Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Proxy Notice.
In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Proxy Notice, proxy card or voting instruction card contains instructions on how to:

•	view our proxy materials for the Annual Meeting via the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on the Investor Relations page of our website at http://ir.vmware.com and at www.proxyvote.com where you will also need to enter your 16-digit control number (included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials).
How can I obtain a separate set of voting materials?
If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice explaining that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2019 proxy statement to your address, unless contrary instructions were given by any stockholder at that address. If you received multiple copies of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you follow the related instructions provided when you vote via the Internet.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you (1) go to www.proxyvote.com and request a copy, (2) call us at 650-427-2892, or (3) address your written request to: Investor Relations at VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.
How many votes must be present to hold the Annual Meeting?
In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Except with respect to the election of our Class III, Group I directors, holders of shares representing a majority of the total outstanding shares of our common stock on the Record Date entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. For the election of the Class III, Group I director nominees, holders of a majority of the outstanding shares of Class B Stock, represented in person or by proxy, constitute a quorum. Abstentions are considered present for purposes of determining the presence of a quorum. Broker non-votes, as defined below, are also considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 5) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in and vote during the Annual Meeting, or (2) have voted via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Who may vote at the Annual Meeting?
If you owned VMware’s Class A Stock or Class B Stock at the close of business on the Record Date, then you may participate in and vote at the meeting. We have two classes of authorized common stock: Class A Stock and Class B Stock. As of the close of business on the Record Date, VMware had 410,266,640 shares of common stock outstanding and entitled to vote, of which 110,266,640 shares are Class A Stock and 300,000,000 shares are Class B Stock.
A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3401 Hillview Avenue, Palo Alto, California, 94304.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?
Stockholder of Record. If, as of the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by VMware.
Beneficial Owner of Shares Held in Street Name. If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
What items will be voted on at the Annual Meeting?
There are five items that are scheduled to be voted on at the Annual Meeting:

•
election of two members nominated by us to our Board to serve as Class III, Group I directors, to be elected by our sole Class B common stockholder, each for a three-year term expiring at the 2022 Annual Meeting;

•	an advisory vote to approve named executive officer compensation;

•	approval of an amendment to the Amended and Restated 2007 Equity and Incentive Plan;

•	approval of an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan; and

•	ratification of the selection by the Audit Committee of the Board of PwC as our independent auditor for the fiscal year ending January 31, 2020.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.
What are the Board of Directors’ voting recommendations?
The Board recommends that our stockholders vote:

•
FOR Proposal 1, the election of the Class III, Group I directors to be elected by our sole Class B common stockholder, as listed under “Election of Directors,” to serve until their successors are elected and qualified;

•
FOR Proposal 2, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in “Compensation Discussion and Analysis,” the “Summary Compensation Table” and other related tables and disclosures contained in this proxy statement;

•	FOR Proposal 3, the approval of an amendment to the Amended and Restated 2007 Equity and Incentive Plan;

•	FOR Proposal 4, the approval of an amendment to the Amended and Restated 2007 Employee Stock Purchase Plan; and

•	FOR Proposal 5, the ratification of the selection by the Audit Committee of the Board of PwC as VMware’s independent auditor for the fiscal year ending January 31, 2020.
The Board expects Dell, the sole holder of our Class B Stock, to vote in accordance with the recommendations made by the Board for each of the five proposals. Dell has the voting power to approve all proposals to be voted on at the Annual Meeting. Based on its ownership as of the Record Date, Dell holds approximately 80.6% of the outstanding shares of VMware’s common stock, representing approximately 97.4% of the combined voting power of our common stock.
Is any other business scheduled to be presented for consideration at the Annual Meeting?
As of the date of this proxy statement, VMware has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Proxy Notice. Under our bylaws, no business may be brought before the Annual Meeting except pursuant to our notice of meeting, by or at the direction of the Board, or by a stockholder who was a stockholder of record as of the Record Date and who complies with the applicable notice provisions set forth in our bylaws. The deadline under VMware’s bylaws for Class A common stockholders to notify VMware of any director nominations or proposals to be presented at the Annual Meeting passed on April 20, 2019. However, Dell is entitled to propose business to be considered at any meeting of stockholders without compliance with the notice requirements and procedures of our bylaws. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.
The enclosed form of proxy gives each of Mr. Rowe, our CFO and Executive Vice President, and Amy Fliegelman Olli, our Senior Vice President, General Counsel and Secretary, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed form of proxy is properly authorized by you.
How much voting power does Dell have in VMware, and how does it affect the proposals being voted on at the Annual Meeting?
As of the Record Date, Dell, our parent company and controlling stockholder, controls all of the outstanding Class B Stock and 30,678,605 shares, or approximately 27.8%, of the outstanding Class A Stock, representing approximately 97.4% of the combined voting power of our common stock. As such, Dell is entitled to ten votes per share, except in relation to the election of the Class I, Group II director, in which it is entitled to one vote per share. The election of the Class III, Group I directors nominated for election at the Annual Meeting will be voted on solely by Dell, as the sole stockholder of Class B Stock.
EMC is an indirect, wholly owned subsidiary of Dell. Two members of the Board—Michael Dell and Egon Durban—also serve as members of the board of directors of Dell. Mr. Dell, the Chairman of the Board, is also the Chairman and CEO of Dell and the CEO of EMC.
How can I vote my shares during the Annual Meeting?
This year’s Annual Meeting will be held entirely online to allow greater access. Stockholders may participate in and vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMW2019 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.
How can I vote my shares prior to or without participating in the Annual Meeting?
All Class A common stockholders as of the Record Date have three options for submitting their votes prior to the Annual Meeting:

•	via the Internet prior to the meeting at www.proxyvote.com (please see your proxy card or Proxy Notice for instructions);

•	by phone (please see your proxy card for instructions); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Proxy Notice.
If you submit your vote via the Internet, you may also elect to receive future proxy and other materials electronically by following the relevant instructions when you vote. You may vote using the Internet without participating in the Annual Meeting and telephone voting facilities until 11:59 p.m., Eastern time on June 24, 2019. For a discussion of how to vote using the Internet during the meeting, see “—How can I vote my shares during the Annual Meeting?”
We encourage you to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote via the Internet or telephone, then you do not need to return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by the Board; or

•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine, in their discretion, with respect to any other matters properly presented for a vote at the meeting.
If you are a stockholder of record and you do not (1) vote via the Internet or by telephone, (2) return a proxy card, or (3) vote during the Annual Meeting, then your shares will not be voted and will not be considered present for the purpose of establishing a quorum.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not give the organization that holds your shares specific voting instructions, under the rules of various national and regional securities exchanges, that organization may generally vote your shares on routine proposals but not on non-routine proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will indicate that it does not have the authority to vote your shares on that non-

routine proposal and this is called a “broker non-vote.” For a discussion of broker non-votes, see “—What are broker non-votes, and how will they affect the vote on a proposal?” We encourage you to give voting instructions to the organization that holds your shares by carefully following the instructions provided in the Proxy Notice.
What are broker non-votes, and how will they affect the vote on a proposal? What is the voting requirement to approve each of the proposals? How are abstentions treated?
A “broker non-vote” occurs when (1) a broker or other nominee holds shares for a beneficial owner, (2) the beneficial owner has not given the respective broker specific voting instructions, (3) the matter is non-routine in nature and (4) there is at least one routine proposal presented at the meeting (such as Proposal 5 at this Annual Meeting).
Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. A broker or other nominee cannot vote on non-routine proposals without having received instructions on how to vote from the beneficial owner.
The voting requirements to approve and the effect of abstentions and broker non-votes on each proposal scheduled to be voted on at the Annual Meeting are summarized in the table below:

Proposal		Nature of proposal	Votes required to pass(1)	Effect of abstention on vote	Possibility of broker non-votes on the proposal	Effect of broker non- votes on proposal outcome
1	Election of Class III, Group I Directors	Non-routine	Majority of Class B votes cast are cast “FOR” each nominee	No effect	No(2)	Not Applicable
2	Advisory vote to approve NEO Compensation	Non-routine	Majority of Class A and Class B votes cast are cast “FOR”	No effect	Yes	No effect
3	Approval of the Amended and Restated 2007 Equity Incentive Plan	Non-routine	Majority of Class A and Class B votes cast “FOR”	As a vote “AGAINST”(3)	Yes	No effect
4	Approval of the Amended and Restated 2007 Employee Purchase Plan	Non-routine	Majority of Class A and Class B votes cast “FOR”	As a vote “AGAINST”(3)	Yes	No effect
5	Ratification of selection of Independent Auditor	Routine	Majority of Class A and Class B votes cast are cast “FOR”	No effect	No	Not Applicable
____________________
(1) Except in cases where Class B Stock has a separate vote, the Class A Stock and Class B Stock vote together as a single class.
(2) Election of Class III, Group I directors may only be voted on by EMC, as the holder of all of our outstanding shares of Class B Stock. EMC is the stockholder of record of our Class B Stock, and no shares of our Class B Stock are held in street name. Therefore, broker non-votes are not applicable to the election of Class III, Group I directors.
(3) Under NYSE Rules, for the purposes of stockholder approval of an equity plan, an abstention is considered a vote cast on the proposal.
Can I change or revoke my proxy after I have voted?
You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by:

•	participating in and voting during the Annual Meeting;

•	signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy; or

•
sending a signed, written notice of revocation, which is dated later than the date of the proxy and states that the proxy is revoked, to: Attention: Secretary, VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.

Please note, as mentioned above, shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within VMware or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.
Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by the Board. The inspector of elections will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.
Where can I find the voting results of the Annual Meeting?
The final voting results will be reported in a Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. Once filed, that Form 8-K will be available on the Investor Relations page of our website. We also expect to announce preliminary voting results at the Annual Meeting, which will be webcast on the Investor Relations page of our website.
Who is paying for the cost of this proxy solicitation?
The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board are borne by VMware. In addition to the solicitation of proxies by mail, VMware may use the services of certain of its employees (for no additional compensation) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.
Where are VMware’s principal executive offices located, and what is VMware’s main telephone number?
VMware’s principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California, 94304. VMware’s main telephone number is (650) 427-5000.
How do I contact VMware’s Board of Directors?
The Board provides a process for VMware stockholders and other interested parties to send communications to the Board, including to non-management directors. Any person who desires to contact the non-management directors or the entire Board may do so by sending an e-mail to ContactTheBoard@vmware.com. Under a process approved by the CCG Committee, VMware’s Secretary is responsible for the review of all communications received by VMware and addressed to the Board, including the non-management members, and each quarter prepares for the CCG Committee’s review a summary report of all communications and copies of all communications, other than spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications deemed by the Secretary to be of an urgent nature are reported promptly to the Chair of the CCG Committee. Directors may at any time review a log of all correspondence received by VMware that is addressed to members of the Board and request copies of any correspondence.
Our Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or audit-related matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.

What is the deadline to make a stockholder proposal eligible for inclusion in next year’s proxy statement?
To be eligible for inclusion in VMware’s proxy statement for the 2020 Annual Meeting, stockholder proposals must be received at VMware’s principal executive offices no later than January 14, 2020. Stockholder proposals should be addressed to: VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
What is the deadline to propose actions for consideration at the 2020 Annual Meeting or to nominate individuals to serve as directors?
Under our bylaws, director nominations may be made only by the Board, a nominating committee of the Board, a person appointed by the Board or by a stockholder entitled to vote who has delivered notice to the attention of the Secretary, Legal Department at the principal executive offices of VMware (containing certain information specified in the bylaws) (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting, or (2) if the Annual Meeting is called for a date more than 30 days before or after such anniversary date, not earlier than the close of business on 120 days prior to such Annual Meeting and not later than the close of business on the later of (a) 90 days prior to such Annual Meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware. The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the Annual Meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board, the presiding officer or by a stockholder entitled to vote at such Annual Meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our bylaws.
Any holder of our Class A Stock who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2020 Annual Meeting must provide written notice of the proposal or nomination to the attention of VMware’s Secretary, Legal Department, at our address specified above, on or after February 26, 2020 and no later than March 27, 2020.
Our bylaws also provide that until such time that Dell ceases to hold at least a majority of the voting power of our Class A Stock and Class B Stock voting together as a single class, Dell is entitled to propose business to be considered at any meeting of stockholders and to nominate persons for election to the Board without compliance with the notice procedure described in the two preceding paragraphs.
These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s proxy statement under Rule 14a-8 of the Exchange Act as described above. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investor Relations page of our website at http://ir.vmware.com. Our bylaws are also on file with the SEC and are available through its website at http://www.sec.gov.
10-K REPORT
A copy of VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the Investor Relations page of our website at http://ir.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to Investor Relations, VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

By order of the Board of Directors

AMY FLIEGELMAN OLLI
Senior Vice President, General Counsel and Secretary
Palo Alto, California
May 13, 2019

Appendix A
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended February 1, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Non-GAAP, as adjusted(1)
Operating expenses:
Cost of license revenue	$191	(1)	—	(120)	—	$70
Cost of services revenue	$1,067	(51)	(1)	(3)	(2)	$1,011
Research and development	$1,975	(371)	(1)	—	(3)	$1,600
Sales and marketing	$2,918	(203)	(4)	(33)	(1)	$2,675
General and administrative	$764	(105)	(1)	—	(82)	$577
Realignment and loss on disposition	$9	—	—	—	(9)	$—
Operating income	$2,050	731	7	156	97	$3,041
Operating margin(1)	22.8%	8.1%	0.1%	1.7%	1.1%	33.9%
____________________
(1) Totals may not sum, due to rounding. Operating margin is calculated based upon the respective underlying, non-rounded data.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended February 2, 2018
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP(1)	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items(1)	Non-GAAP, as adjusted(1)(2)
Operating expenses:
Cost of license revenue	$157	(2)	—	(107)	—	$48
Cost of services revenue	$984	(50)	(1)	(2)	—	$930
Research and development	$1,755	(355)	(1)	—	(5)	$1,395
Sales and marketing	$2,506	(197)	(3)	(23)	(2)	$2,281
General and administrative	$654	(79)	(1)	—	(23)	$551
Realignment and loss on disposition	$104	—	—	—	(104)	$—
Operating income	$1,702	683	6	132	134	$2,657
Operating margin(2)	21.6%	8.7%	0.1%	1.7%	1.7%	33.8%
____________________
(1) Adjusted to reflect the adoption of ASC 606.
(2) Totals may not sum, due to rounding. Operating margin is calculated based upon the respective underlying, non-rounded data.
About Non-GAAP Financial Measures
To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this filing the non-GAAP financial measures FY18 and FY19 non-GAAP operating income and non-GAAP operating margin. VMware has provided a reconciliation of each non-GAAP financial measure used in this disclosure to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, and certain litigation and other contingencies, each as discussed below.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•
Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•
Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•
Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Certain costs incurred by VMware in connection with its special dividend paid on December 28, 2018.

•
Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Appendix B
VMWARE, INC.
AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN
1.PURPOSE; TYPES OF AWARDS; CONSTRUCTION.
The purpose of the VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan is to attract, motivate and retain employees and independent contractors of the Company and any Subsidiary and Affiliate and non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted Options (including “incentive stock options” and “non-qualified stock options”), and Other Stock-Based Awards, including but not limited to Restricted Stock, Restricted Stock Units, Stock Appreciation Rights (payable in shares) and Other Cash-Based Awards.
2.DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:
(a)“Adoption Date” means June 5, 2017, the date approved by the Board as the adoption date of the Plan, including the extension of its term as set forth in Section 7(f) below.
(b)“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(c)“Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Other Stock-Based Awards or Other Cash-Based Awards.
(d)“Award Terms” means any written agreement, contract, notice or other instrument or document evidencing an Award.
(e)“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause,” unless otherwise defined in the Award Terms for a particular Award or in any employment or other agreement between the Grantee and the Company, any Subsidiary or any Affiliate, means:
(i)willful neglect, failure or refusal by the Grantee to perform his or her employment duties (except resulting from the Grantee’s incapacity due to illness) as reasonably directed by his or her employer;
(ii)willful misconduct by the Grantee in the performance of his or her employment duties;
(iii)the Grantee’s indictment for a felony (other than a traffic related offense) or a misdemeanor involving moral turpitude; or
(iv)the Grantee’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company, any Affiliate or any Subsidiary, including, but not limited to, an act constituting misappropriation or embezzlement of property.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(i)“Committee” means the Compensation and Corporate Governance Committee of the Board or such other Board committee delegated authority by the Board to administer and oversee this Plan. Unless other determined by the Board, the Committee will be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) who otherwise meet the definition of “independent directors” pursuant to the applicable requirements of any national stock exchange upon which the Stock is listed. Any director appointed to the Committee who does not meet the foregoing requirements should recuse himself or herself from all determinations pertaining to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

(j)“Company” means VMware, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
(k)“Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
(m)“Fair Market Value” means the closing sales price per share of Stock on the principal securities exchange on which the Stock is traded (i) on the date of grant or (ii) on such other date on which the fair market value of Stock is required to be calculated pursuant to the terms of an Award, provided that if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Stock is not listed for trading on a national securities exchange, the fair market value of Stock will be determined in good faith by the Committee.
(n)“Grantee” means a person who, as an employee, independent contractor or non-employee director of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.
(o) “ISO” means any Option designated as and intended to be and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.
(p)“NQSO” means any Option that is designated as a nonqualified stock option or which does not qualify as an ISO.
(q)“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.
(r)“Other Cash-Based Award” means a cash-based Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(s)“Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.
(t)“Parent” means Dell Technologies Inc., a Delaware corporation.
(u)“Performance Goals” means an objective formula or standard determined by the Committee with respect to each performance period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee: (i) (A) earnings including operating income, (B) earnings before or after (1) taxes, (2) interest, (3) depreciation, (4) amortization, or (5) special items or book value per share (which may exclude nonrecurring items), or (C) growth in earnings before interest, tax, depreciation or amortization; (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on invested capital or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow from operations, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions, savings, productivity or efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, goals relating to acquisitions, divestitures, joint ventures or similar transactions, research or development collaborations or budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions and the development of long term business goals; and (xix) any combination of, subset or component of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Objectively verifiable adjustment(s) to Performance Goals can include but are not limited to adjustment(s) to reflect: (1) the impact of specific corporate transactions; (2) accounting or tax law changes; (3) asset write-downs; (4) significant litigation or claim adjustment; (5) foreign exchange gains and losses; (6) disposal of a segment of a business; (7) discontinued operations; (8) refinancing or repurchase of bank loans or debt securities; or (9) unbudgeted capital expenditures. Each of the foregoing Performance Goals will be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee has the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations or related to the disposal of a segment of a business or related to a change in generally accepted accounting principles.
(v) “Plan” means this Amended and Restated VMware, Inc. 2007 Equity and Incentive Plan, as amended from time to time.
(w)“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that is subject to certain restrictions and to a risk of forfeiture.
(x)“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive shares of Stock subject to certain restrictions and to a risk of forfeiture.
(y)“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.
(z)“Stock” means shares of Class A common stock, par value $0.01 per share, of the Company.
(aa)“Stock Appreciation Right” means an Award that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.
(ab)“Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if, at the time of granting of an Award, each of the entities (other than the last entity in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.
3.ADMINISTRATION.
(a)The Plan will be administered by the Committee or, at the discretion of the Board, the Board. In the event the Board is the administrator of the Plan, references herein to the Committee will be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. Subject to applicable law, the Board or the Committee may delegate to a sub-committee or individual the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.
(b)The decision of the Committee as to all questions of interpretation and application of the Plan will be final, binding and conclusive on all persons. The Committee has the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards; determine the persons to whom and the time or times at which Awards will be granted; determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered (including upon a “change in control” or similar transaction); to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; construe and interpret the Plan and any Award; prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it deems expedient to carry the Plan into effect and will be the sole and final judge of such expediency. No Committee member will be liable for any action or determination made with respect to the Plan or any Award.
4.ELIGIBILITY.
(a)Awards may be granted to officers, employees, independent contractors and non-employee directors of the Company or of any of the Subsidiaries and Affiliates; provided, that (i) ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any of its “related corporations” (as defined in the applicable regulations promulgated under the Code) and (ii) Awards may be granted only to eligible persons who are not employed by the Company or a Subsidiary if such persons perform substantial services for the Company or a Subsidiary.
(b)No ISO may be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or Parent or a Subsidiary, unless the purchase price for the stock under such ISO is at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, will not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code will control.
(c)No Award, except for Restricted Stock, may be granted to any employee or independent contractor who is subject to Section 409A of the Code if such person is an employee or independent contractor of an Affiliate that is not a Subsidiary, unless such Award conforms to the requirements of Section 409A.
5.STOCK SUBJECT TO THE PLAN.
(a)The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) is 145,167,881, subject to adjustment as provided herein, not including shares of stock added to the Share Limit pursuant to Section 5(c).
(b)Shares issued pursuant to Awards under the Plan may, in whole or in part, be authorized but unissued shares or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award (other than Awards substituted or assumed pursuant to Section 5(c) herein) are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.
(c)The Company may substitute or assume equity awards of acquired entities in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 5 will be increased by the corresponding number of equity awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to equity awards before and after the substitution.
(d)Subject to the Share Limit and Section 5(g), the aggregate maximum number of shares of Stock that may be issued pursuant to the exercise of ISOs will be 145,167,881 shares of Stock.
(e)Subject to the Share Limit and Section 5(g), the aggregate number of shares of Stock that may be issued pursuant to Awards granted during any fiscal year to any single individual may not exceed 3,611,400 shares of Stock.
(f)The maximum value of Awards granted during a single fiscal year under this Plan or under any other equity plan maintained by the Company, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, except that such limit will be $1,250,000 for any non-employee director serving as the lead director of the Board or chair of the Board. Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.
(g)Except as provided in an Award Term or as otherwise provided in the Plan, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, recapitalization, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards (including, but not limited to changes or adjustments to the limits specified in Sections 5(d) and (e)) or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment will cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.
6.SPECIFIC TERMS OF AWARDS.
(a)General. Subject to the terms of the Plan and any applicable Award Terms, (i) the term of each Award will be for such period as may be determined by the Committee, and (ii) payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee determines at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code on a deferred basis.
(b)Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan. Options and Stock Appreciation Rights (“SARs”) are subject to a minimum one-year vesting period following grant, with the exception that up to 5% of the available shares of Stock reserved for grant may be subject to such Awards without such minimum vesting period. Subject to compliance with the requirements of Section 409A of the Code, an Award may provide the Grantee with the right to receive dividend or dividend equivalent payments with respect to Stock actually or notionally subject to the Award, which payments will be credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such dividend or dividend equivalents will be settled in cash or Stock to the Grantee only if, when and to the extent the related Award vests. The value of dividend or dividend equivalent payments payable with respect to any Award that does not vest will be forfeited.
(i)Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:
(A)The Award Terms evidencing the grant of an Option under the Plan will designate the Option as an ISO or an NQSO.
(B)The exercise price per share of Stock purchasable under an Option will be determined by the Committee, but in no event may the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised must be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made pursuant to a broker-assisted cashless exercise procedure. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements must be paid promptly upon notification of the amount due. The Committee may permit the amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of shares of such Stock and other property, except that the amount of tax withholding to be satisfied by withholding shares of Stock and other property will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the Award being classified as a liability award.
(C)Options will be exercisable over the exercise period (which may not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee has the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(D)Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, will remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination will be as set forth in the applicable Award Terms.
(E)Options may be subject to such other conditions, as the Committee may prescribe in its discretion or as may be required by applicable law.
(ii)Restricted Stock.
(A)The Committee may grant Awards of Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee may determine in its sole discretion and as evidenced by the applicable Award Terms (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company, any Subsidiary or an Affiliate, upon the attainment of specified Performance Goals or upon such other criteria as the Committee may determine in its sole discretion.
(B)The Committee will determine the purchase price, which, to the extent required by law, may not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted Stock or stock units subject to the Award. The Award Terms with respect to such Award will set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.
(C)Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.
(D)Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.
(iii)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:
(A)At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee has the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject compliance with the requirements of Section 409A of the Code.
(B)Unless otherwise provided in the applicable Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there will be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.
(C)Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee will be subject to the terms and conditions specified in the applicable Award Terms.
(iv)Other Stock-Based or Cash-Based Awards.
(A)The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iv) may be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee will determine, subject to any required corporate action.

(B)With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $5,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment may be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.
(C)Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate.
7.GENERAL PROVISIONS.
(a)Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Term or set forth below, but in accordance with the Code and any applicable laws, Awards will not be transferable by a Grantee except by will or the laws of descent and distribution and will be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any attempted assignment or transfer of an Award will be null and void and without effect, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may permit Grantees to elect to defer the issuance of shares of Stock or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder.
(b)Leave of Absence; Reduction in Service Level. The Committee may determine, in its discretion (i) whether, and the extent to which, an Award will vest during a leave of absence, (ii) whether, and the extent to which, a reduction in service level (for example, from full-time to part-time employment), will cause a reduction, or other change, in an Award, and (iii) whether a leave of absence or reduction in service will be deemed a termination of employment or service for the purpose of the Plan and the Award Terms. The Committee will also determine all other matters relating to whether the employment or service of a recipient of an Award is continuous for purposes of the Plan and the Award Terms.
(c)No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto confers upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or the applicable Award Terms or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.
(d)Clawback/Recoupment
(i)All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company determines to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose additional clawback, recovery or recoupment provisions in an Award agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause as determined by the Committee.
(ii)In the event of a restatement of incorrect financial results, the Committee will review all Awards held by executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company that (i) were earned based on performance or were vesting during the course of the financial period subject to such restatement or (ii) were granted during or within one year following such financial period. If any Award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Committee will, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such Award, in whole or in part, whether or not vested, earned or payable or (b) require the Grantee to repay to the Company an amount equal to all or any portion of the value of any gains from the grant, vesting or payment of the Award that would not have been realized had the restatement not occurred.

(iii)If a Grantee’s employment or service is terminated for Cause, all unvested (and, to the extent applicable, unexercised) portions of Awards will terminate and be forfeited immediately without consideration. In addition, the Committee may in its sole discretion and to the extent permitted by applicable law cause the cancellation of all or a portion of any outstanding vested Awards held by such Grantee or payable to such Grantee or require such Grantee to reimburse the Company for all or a portion of the gains from the exercise of, settlement or payment of any of the Grantee’s Awards realized after the event giving rise to Cause first occurred.
(e)Taxes. The Company, any Subsidiary and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority includes authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Stock or other property will be limited to the extent necessary to avoid adverse accounting consequences, including but not limited to the Award being classified as a liability award.
(f)Stockholder Approval; Amendment and Termination. The Board may amend, alter or discontinue the Plan and outstanding Awards thereunder, but no amendment, alteration, or discontinuation may be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except in the case of an adjustment as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval will be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which Stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan will terminate on the tenth anniversary of the Adoption Date. No Awards may be granted under the Plan after such termination date.
(g)No Rights to Awards; No Stockholder Rights. No Grantee haves any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No Grantee has any right to payment or settlement under any Award unless and until the Committee or its designee determines that payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award has no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.
(h)Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award will give any such Grantee any rights that are greater than those of a general creditor of the Company.
(i)No Fractional Shares. No fractional shares of Stock will be issued or delivered pursuant to the Plan or any Award. The Committee will determine whether cash, other Awards, or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.
(j)Regulations and Other Approvals.
(i)The obligation of the Company to sell or deliver Stock or pay cash with respect to any Award granted under the Plan is subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(ii)Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award may be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
(iii)In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock will be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.
(iv)Section 409A. This Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with such intent. To the extent that an Award, issuance or payment is subject to Section 409A of the Code, it will be awarded or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance or payment to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by applicable law). Notwithstanding anything to the contrary in this Plan (and unless the Award Terms specifically provides otherwise), if the shares of Stock are publicly traded and a Grantee is a “specified employee” for purposes of Section 409A of the Code and holds an Award that provides for “deferred compensation” under Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Grantee’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) except that in case of the Grantee’s death, such distribution or payment will be made as soon as practicable following the Grantee’s death or as otherwise set forth in an agreement with the Grantee.
(k)Governing Law. The Plan and all determinations made and actions taken pursuant hereto is governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, has sole discretion to (i) modify the terms and conditions of Awards made to Grantees employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.
(l)Merger or Consolidation. If the Company is the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any Award granted hereunder will pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the Award is entitled to receive. In the event of a (i) dissolution or liquidation of the Company, (ii) sale or transfer of all or substantially all of the Company’s assets or (iii) merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration, the Company must, contingent upon consummation of such transaction, either (a) arrange for any corporation succeeding to the business and assets of the Company to (x) assume each outstanding Award, or (y) issue to the Grantees replacement Awards (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code), for such corporation’s stock that will preserve the value, liquidity and material terms and conditions of the outstanding Awards; or (b) make the outstanding Awards fully exercisable or cause all of the applicable restrictions to which outstanding Stock Awards are subject to lapse, in each case, on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the Award or the issuance of shares of Common Stock, as the case may be, to participate as a stockholder in any such dissolution, liquidation, asset sale or transfer, merger or consolidation, and the Award will terminate immediately following consummation of any such transaction. The existence of the Plan will not prevent any such change or other transaction, and no Participant hereunder has any right except as herein expressly set forth. Notwithstanding the foregoing provisions of this Section 7(m), Awards subject to and intended to satisfy the requirements of Section 409A of the Code will be construed and administered consistent with such intent.

Appendix C
VMWARE, INC.
AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN
Section 1. Purpose of Plan
The VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of VMware, Inc. (“VMware”) and its subsidiaries (collectively, the “Company”) may use voluntary, systematic payroll deductions or other contributions (as described in Section 5 below) to purchase VMware’s class A common stock, $.01 par value, (“stock”) and thereby acquire an interest in the future of VMware. For purposes of the Plan, a subsidiary is any corporation in which VMware owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock unless the Board of Directors of VMware (the “Board of Directors”) or the Committee (as defined below) determines that employees of a particular subsidiary shall not be eligible.
The Plan is intended qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Board of Directors may establish comparable offerings under the Plan that are not intended to qualify under Code Section 423. Such offerings will be designated as being made under the non-423 component of this Plan.
For purposes of this Plan, if the Board of Directors so determines, the employees of VMware and/or of any designated subsidiary will be deemed to participate in a separate offering under the 423 component of the Plan, even if the dates of the applicable offering period of each such offering are identical, provided that the terms of participation are the same within each separate offering as determined under Code Section 423.
Section 2. Options to Purchase Stock
Under the Plan, no more than 32,300,000 shares of stock are available for purchase (subject to adjustment as provided in Section 16) pursuant to the exercise of options (“options”) granted under the Plan to employees of the Company (“employees”). All of the shares of stock are available for purchase under the Plan may be used for offerings under the 423 component of the Plan. The stock to be delivered upon exercise of options under the Plan may be either shares of VMware’s authorized but unissued stock, or shares of reacquired stock, as the Board of Directors shall determine.
Section 3. Eligible Employees
Except as otherwise provided in Section 20, each employee who has completed three months or more of continuous service in the employ of the Company, or any lesser number of months established by the Committee (if required under local law), shall be eligible to participate in the Plan provided such inclusion is consistent with requirements under Code Section 423 or offered under the non-423 component. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary for purposes of VMware’s or the applicable eligible subsidiary’s payroll system are not considered to be eligible employees and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of VMware or an eligible subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of VMware or an eligible subsidiary on the applicable payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by VMware, which specifically renders such individuals eligible to participate herein.
Section 4. Method of Participation
Option periods of any duration up to 27 months in length shall be determined by the Committee. In the event no period is designated by the Committee, the option periods shall have a duration of six months commencing on the first day following termination of the prior period. For example, if an option period ends on July 31, the following option period would be August 1 through January 31 unless the Committee determines otherwise prior to commencement of such following option period. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering, at least one business day prior to such day, a payroll deduction authorization and/or other required enrollment agreement(s)/form(s) in accordance with Section 5. Such employee shall thereby become a participant

(“participant”) on the first day of such option period and shall remain a participant until his or her participation is terminated as provided in the Plan. VMware may permit participants to elect or indicate whether an enrollment election, once made, will apply to subsequent option periods without being required to submit a new enrollment form. If an employee makes an enrollment election that does not apply to subsequent option periods, the employee will be deemed to have terminated his or her participation with respect to subsequent option periods unless and until the employee submits a new enrollment form in accordance with the Plan.
Section 5. Contributions
A participant may elect to make contributions under the Plan at a rate of not less than 2% nor more than 15% from the participant’s compensation (subject to a maximum of $7,500 per six-month option period and pro-rated for longer or shorter periods, at the Committee’s discretion), by means of substantially equal payroll deductions over the option period; provided, however, where applicable local laws prohibit payroll deductions for the purpose of participation in the Plan, the Committee may permit all participants in a specified separate offering under the 423 component or an offering under the non-423 component of the Plan to contribute amounts to the Plan through payment by cash, check or other means set forth in the enrollment form. Any amount remaining in a participant’s contribution account at the end of an option period representing a fractional share that is rolled over to the contribution account for the next option period pursuant to Section 8 below (a “rollover”) may be used to purchase additional stock; provided that the maximum dollar amount per option period shall be reduced by the amount of any rollover. For purposes of the Plan, “compensation” shall mean all cash compensation paid to the participant by the Company unless otherwise specified by the Board.
A participant may only elect to change his or her contribution rate by written notice delivered to VMware (or its designated agent) at least one business day prior to the first day of the option period as to which the change is to be effective. Following delivery to VMware (or its designated agent) of any enrollment form or any election to change the withholding rate of a payroll deduction authorization, appropriate payroll deductions or changes thereto shall commence as soon as reasonably practicable. All amounts withheld in accordance with a participant’s payroll deduction authorization or contributed by other permitted means (if any) shall be credited to a contribution account for such participant.
Section 6. Grant of Options
Each person who is a participant on the first day of an option period shall, as of such day, be granted an option for such period. Such option shall be for the number of shares of stock to be determined by dividing (a) the balance in the participant’s contribution account on the last day of the option period by (b) the purchase price per share of the stock determined under Section 7, and eliminating any fractional share from the quotient. In the event that the number of shares then available under the Plan is otherwise insufficient, VMware shall reduce on a substantially proportionate basis the number of shares of stock receivable by each participant upon exercise of his or her option for an option period and shall return the balance in a participant’s contribution account to such participant without interest (unless otherwise required by local law). In no event shall the number of shares of stock that a participant may purchase during any one six-month option period under the Plan exceed 750 shares of stock (subject to adjustment as provided in Section 16), and pro-rated for longer or shorter periods, at the Committee’s discretion.
Section 7. Purchase Price
The purchase price of stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. “Fair market value” shall mean the closing sales price per share of the stock on the principal securities exchange on which the stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the stock is not listed for trading on a national securities exchange, the fair market value of the stock shall be determined in good faith by the Board of Directors.
Section 8. Exercise of Options
If an employee is a participant in the Plan on the last business day of an option period, he or she shall be deemed to have exercised the option granted to him or her for that period. Upon such exercise, VMware shall apply the balance of the participant’s contribution account to the purchase of the number of whole shares of stock determined under Section 6, and as soon as practicable thereafter shall issue and deliver certificates for said shares to the participant (or have the shares deposited in a brokerage account for the benefit of the participant). No fractional shares shall be issued hereunder. Any balance accumulated in the participant’s contribution account that is not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent option period, subject to early withdrawal by the participant as provided in Section 10.

Any other monies remaining in the participant’s contribution account under the Plan after the date of exercise shall be returned to the participant or his or her beneficiary (as applicable) in cash without interest (unless otherwise required by local law).
Notwithstanding anything herein to the contrary, VMware shall not be obligated to deliver any shares unless and until, in the opinion of VMware’s counsel, all requirements of applicable federal, state and foreign laws and regulations (including any requirements as to legends) have been complied with, nor, if the outstanding stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by VMware’s counsel.
Section 9. Interest
No interest will be payable on contribution accounts, except as may be required by applicable law, as determined by the Committee.
Section 10. Cancellation and Withdrawal
A participant who holds an option under the Plan may cancel all (but not less than all) of his or her option by written notice delivered to the Company, in such form as the Committee may prescribe, provided that VMware (or its designated agent) must receive such notice at least 31 days, or such other number of days determined by the Committee, before the last day of the option period (the “Withdrawal Deadline”). Any participant who delivers such written notice shall be deemed to have canceled his or her option, terminated any applicable payroll deduction authorization with respect to the Plan and terminated his or her participation in the Plan, in each case, as of the date of such written notice. In the event that the date of the Withdrawal Deadline with respect to the applicable option period, shall be a Saturday, Sunday or day on which banks in the State of Delaware are required to close, a participant may cancel his or her option by written notice given on or prior to the last business day immediately preceding such date. Following delivery of any such notice, any balance in the participant’s contribution account will be returned to such participant as soon as reasonably practicable without interest (unless otherwise required by local law). Any participant who has delivered such notice may elect to participate in the Plan in any future option period in accordance with the provisions of Section 4.
Section 11. Termination of Employment
Except as otherwise provided in Section 12, upon the termination of a participant’s employment with the Company for any reason whatsoever, he or she shall cease to be a participant, and any option held by him or her under the Plan shall be deemed canceled, the balance of his or her contribution account shall be returned to him or her without interest (unless otherwise required by local law), and he or she shall have no further rights under the Plan. For purposes of this Section 11, a participant’s employment will not be considered terminated in the case of a transfer to the employment of a subsidiary or to the employment of the Company. However, in the event of a transfer of employment, VMware may transfer participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved for purposes of this Plan by the Company; provided however, that if such period of leave of absence exceeds three months, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three month period.
Section 12. Death of Participant
In the event a participant holds any option hereunder at the time his or her employment with the Company is terminated by his or her death, whenever occurring, then his or her legal representative, may, by a writing delivered to VMware on or before the date such option is exercisable, elect either (a) to cancel any such option and receive in cash the balance in his or her contribution account, or (b) to have the balance in his or her contribution account applied as of the last day of the option period to the exercise of his or her option pursuant to Section 8, and have the balance, if any, in such account in excess of the total purchase price of the whole shares so issued returned in cash without interest (unless otherwise required by local law). In the event his or her legal representative does not file a written election as provided above, any outstanding option shall be treated as if an election had been filed pursuant to subparagraph 12(a) above.

Section 13. Participant’s Rights Not Transferable, etc.
All participants granted options under a specified offering under the 423 component of the Plan shall have the same rights and privileges. Each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his or her lifetime only by him or her, and shall not be sold, pledged, assigned, or otherwise transferred in any manner whatsoever except by will or the laws of descent and distribution. In the event any participant violates the terms of this Section, any options held by him or her may be terminated by VMware and, upon return to the participant of the balance of his or her contribution account, all his or her rights under the Plan shall terminate.
Section 14. Employment Rights
Neither the adoption of the Plan nor any of the provisions of the Plan shall confer upon any participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the participant’s employer to terminate the employment of such participant at any time.
Section 15. Rights as a Shareholder/Use of Funds
A participant shall have the rights of a shareholder only as to stock actually acquired by him or her under the Plan.
All contributions received under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds, but may do so if required under applicable local law.
Section 16. Change in Capitalization
In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which VMware is the surviving corporation or other change in VMware’s capital stock, the number and kind of shares of stock or securities of VMware to be subject to the Plan and to options then outstanding or to be granted hereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons. In the event of a consolidation or merger in which VMware is not the surviving corporation or in the event of the sale or transfer of substantially all VMware’s assets (other than by the grant of a mortgage or security interest), all outstanding options shall thereupon terminate, provided that prior to the effective date of any such merger, consolidation or sale of assets, the Board of Directors shall either (a) return the balance in all contribution accounts and cancel all outstanding options, or (b) accelerate the exercise date provided for in Section 8, or (c) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the participants replacement options having equivalent terms and conditions as determined by the Board of Directors.
In the event of a corporate restructuring, VMware may transfer or terminate participant’s participation to a separate offering or non-423 component offering, if advisable or necessary, considering applicable local law and Code Section 423 requirements.
Section 17. Administration of Plan
The Plan will be administered by the Board of Directors. The Board of Directors will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate hereunder, to interpret its provisions, and to decide all questions which may arise in connection therewith. Except with respect to officers of VMware who are subject to the reporting requirements of Section 16 of the Securities Act of 1934, management of VMware is also authorized to resolve participant disputes under the Plan, consistent with the terms of the Plan and any agreements thereunder and any interpretations or guidance issued under the Plan by the Board of Directors or the Committee.
The Board may, in its discretion, delegate its powers with respect to the Plan to the Compensation and Corporate Governance Committee or any other committee at VMware (the “Committee”), in which event all references to the Board of Directors hereunder, including without limitation the references in Section 17, shall be deemed to refer to the Committee. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.
Determinations of the Board of Directors, the Committee or where appropriate, management of the Company, shall be conclusive and shall bind all parties.

Section 18. Amendment and Termination of Plan
The Board of Directors may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein) no such amendment will, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) change the conditions for eligibility under the Plan, or (d) amend the provisions of this Section 18 of the Plan, and no such amendment will adversely affect the rights of any participant (without his or her consent) under any option theretofore granted.
The Plan may be terminated at any time by the Board of Directors, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options.
Section 19. Approval of Shareholders
The Plan as amended and restated was approved by the stockholders of the Company on June 8, 2017 and subsequent amendments will be approved by the stockholders to the extent required by applicable securities and tax rules and regulations as well as applicable rules of the securities exchange(s) upon which the stock may be listed for trading.
Section 20. Limitations
Notwithstanding any other provision of the Plan:
(a) An employee shall not be eligible to receive an option pursuant to the Plan if, immediately after the grant of such option to him or her, he or she would (in accordance with the provisions of Sections 423 and 424(d) of the Code own or be deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporation, as defined in Section 424 of the Code.
(b) No employee shall be granted an option under this Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans (as defined in Section 423 of the Code) of VMware or any subsidiary or parent corporation to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Section 423 of the Code.
(c) No employee shall be granted an option under this Plan that would permit him or her to withhold more than $7,500 in each six-month option period, and pro-rated for longer or shorter periods, at the Committee’s discretion, or $15,000 per calendar year, less the amount of any rollover.
(d) No employee whose customary employment is 20 hours or less per week shall be eligible to participate in the Plan, unless otherwise required under applicable law. If participation in the Plan is offered to employees whose customary employment is 20 hours or less, the offering will be made under a separate offering under the 423 component or under the non-423 component of the Plan.
(e) No employee whose customary employment is for not more than five months in any calendar year shall be eligible to participate in the Plan.
(f) No independent contractor shall be eligible to participate in the Plan.
Section 21. Jurisdiction and Governing Law.
The Company and each participant in the Plan submit to the exclusive jurisdiction and venue of the U.S. federal or state courts of Delaware to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of Delaware, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
Section 22. Compliance with Foreign Laws and Regulations.
Notwithstanding anything to the contrary herein, the Board, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its subsidiaries operate, shall have sole discretion to (i) adversely modify the terms and conditions of options granted to participants employed outside the United States to the extent consistent with the U.S. Treasury regulations under Code Section 423; (ii) establish comparable offerings that are not intended to qualify under Code Section 423 with the shares to be taken from the allotment available under this Plan and with modified enrollment or exercise procedures and/or establish such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

VMWARE, INC.
3401 HILLVIEW AVE.
PALO ALTO, CA 94304

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VMW2019**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76807-P22176

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VMWARE, INC.

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E76808-P22176

ANNUAL MEETING OF STOCKHOLDERS, JUNE 25, 2019
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Zane Rowe, VMware's Chief Financial Officer and Executive Vice President, and Amy Fliegelman Olli, VMware's Senior Vice President, General Counsel and Secretary, and either of them, as proxies, each with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of VMware, Inc., a Delaware corporation, to be held on June 25, 2019, at 8:30 a.m., Pacific time, via the internet at www.virtualshareholdermeeting.com/VMW2019 and at any adjournments thereof, all the shares of Class A common stock, par value $.01 per share, of VMware that the undersigned would be entitled to vote if present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DESCRIBED IN VMWARE'S PROXY STATEMENT (PROPOSAL 2), "FOR" APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE PLAN (PROPOSAL 3), "FOR" APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 4) AND "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 31, 2020 (PROPOSAL 5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued on reverse side